EXHIBIT 99.9

PUBLIC ACCOUNTS 2009-2010

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2010

Published in accordance with section 86
of the Financial Administration Act (R.S.Q., c. A-6.001)

Public Accounts 2009–2010 Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec

December 2010

ISBN 978-2-550-59907-4 (Print)

ISBN 978-2-550-59908-1 (PDF)

ISSN 0706-2850 (Print)

ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2010

His Honour the Honourable Pierre Duchesne

Lieutenant-Governor of Québec

Parliament Building

Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2010.

Raymond Bachand

Minister of Finance

Québec, December 2010

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Mr. Raymond Bachand

Minister of Finance

Parliament Building

Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2010. These accounts have been prepared under section 86 of the Financial Administration Act (R.S.Q., c. A-6.001), in accordance with the Government’s accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CA

Comptroller of Finance

Québec, December 2010

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PUBLIC ACCOUNTS 2009-2010 — VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS		9
GLOSSARY		11

ANALYSIS OF THE FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2009-2010 FISCAL YEAR	19
2.	OVERVIEW OF THE 2009-2010 BUDGET	21
3.	RISKS AND UNCERTAINTIES	22
4.	BALANCED BUDGET ACT	24
5.	VARIANCE ANALYSIS	28
	5.1 COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	30
	5.2 COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	36
6.	ANALYSIS OF MAIN TRENDS	41
7.	RESULTS OF THE INDICATOR ANALYSIS	51
APPENDIX A - SUMMARY OF ACTUAL RESULTS FOR ANALYSIS PURPOSES		63
APPENDIX B - FINANCIAL STATISTICS		64

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY		71
AUDITOR GENERAL’S REPORT		73
CONSOLIDATED STATEMENT OF OPERATIONS		75
CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT		76
CONSOLIDATED STATEMENT OF FINANCIAL POSITION		77
CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT		78
CONSOLIDATED STATEMENT OF CASH FLOW		79
NOTES TO FINANCIAL STATEMENTS		81

APPENDICES

1.	NATIONAL ASSEMBLY, DESIGNATED PERSONS, GOVERNMENT DEPARTMENTS AND AGENCIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED WITHIN THE CONSOLIDATED REVENUE FUND	133
2.	GOVERNMENT AGENCIES, SPECIAL FUNDS, SINKING FUNDS AND OTHER FUND	135
3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	139
4.	GOVERNMENT ENTERPRISES	149
5.	GOVERNMENT DEPARTMENT, AGENCIES AND FUNDS WHICH CONDUCT FIDUCIARY TRANSACTIONS THAT ARE NOT INCLUDED IN THE GOVERNMENT’S REPORTING ENTITY	150
6.	BREAKDOWN OF REVENUE	151
7.	BREAKDOWN OF EXPENDITURE	152
8.	SHORT-TERM INVESTMENTS	153
9.	ACCOUNTS RECEIVABLE	154
10.	INVESTMENT IN GOVERNMENT ENTERPRISES	155
11.	LONG-TERM INVESTMENTS	165
12.	GENERATIONS FUND	167
13.	CASH (BANK OVERDRAFT)	169
14.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	170
15.	DEFERRED REVENUE	171
16.	OTHER LIABILITIES	172
17.	DEBTS	173
18.	FIXED ASSETS	176
19.	BREAKDOWN OF CONTRACTUAL OBLIGATIONS	178
20.	CONTINGENCIES	182
21.	STABILIZATION RESERVE	186
22.	SEGMENT DISCLOSURES	187
23.	SUMMARY OF FIDUCIARY TRANSACTIONS CONDUCTED BY A GOVERNMENT DEPARTMENT AND GOVERNMENT AGENCIES AND FUNDS	193

Presentation of the Public Accounts

The 2009-2010 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis and a glossary to make them easier to understand and thus increase their usefulness and transparency. The analysis presents the changes in the main trends for the major financial statement items.

The Ministère des Finances is aware that the use of indicators is extremely efficient for observing changes in the state of the Government’s finances. Therefore, eleven representative indicators are presented in the section “Analysis of the financial statements.”

Preparing the Public Accounts requires the participation and collaboration of many employees from Government departments, agencies, funds and enterprises as well as organizations in the health and social services and education networks. We would like to thank all of them for their help in publishing this document.

Prior to the publication of the Public Accounts, the Ministère des Finances regularly informs the public about the state of the Government’s finances and the results of its financial transactions, notably through the Monthly Report on Financial Transactions.

The 2009-2010 Public Accounts present information on the actual results for fiscal 2009-2010.  The initial forecasts were presented in the 2009-2010 Budget of March 19, 2009 and revised in the October 27, 2009 Update on Québec’s Economic and Financial Situation. The preliminary results were presented in the 2010-2011 Budget on March 30, 2010. The comparisons that appear in this publication were made using the results of the initial forecasts in the 2009-2010 Budget, as recommended by the Canadian Institute of Chartered Accountants (CICA).

The Public Accounts for the fiscal year ended March 31, 2010 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (R.S.Q., c. A-6.001). They are published in two volumes.

Volume 1 — Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that allows a better understanding of the transactions carried out in fiscal 2009-2010.

Presentation of the Public Accounts (cond’t)

The consolidated financial statements consist mainly of the following:

•             A consolidated statement of operations, which presents the annual surplus or deficit arising from operations during the fiscal year. It discloses the Government’s revenue, the cost of services and other current expenses.

•             A consolidated statement of accumulated deficit, which presents the change in accumulated deficits taking into consideration the results for the year and various restatements.

•             A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It shows the net debt from which the net value of non-financial assets must be subtracted to determine the accumulated deficit.

•             A consolidated statement of change in net debt, which presents the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to accumulated deficits and restatements.

•             A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used for operating, investment, fixed asset investment, and financing activities.

•             Notes and appendices, which provide additional information on the items making up the various consolidated statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used in preparing the consolidated financial statements, a consolidated statement of operations by reporting sector and a consolidated summary statement of financial position by reporting sector.

The report of the Auditor General of Québec presents his opinion on the consolidated financial statements.

Volume 2 — Revenue, appropriations, expenditure and investments of the Consolidated Revenue Fund and financial information on the special funds of the Gouvernement du Québec

Volume 2 is divided into three sections. The first two sections report on the operations of entities whose revenue are paid into the Consolidated Revenue Fund or the Health Services Fund as well as entities whose operating activities are made possible through appropriations allotted from these two funds by the Parliament of Québec. These entities include Government departments, Government budget-funded bodies, the National Assembly and persons designated by it. The third section presents summary financial information on the special funds and the sinking funds.

Glossary

The following terms are used in the section “Analysis of the financial statements” and throughout the financial statements contained in this volume.

Accrual basis of accounting

Accounting method that involves taking into account, in determining an entity’s net results, revenues earned and expenditures incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the Consolidated Revenue Fund in a fiscal year to meet financial requirements in the next fiscal year.

Budget balance

The budget balance is defined by the Balanced Budget Act.

The budget balance for a given fiscal year is equal to the difference between revenue and expenditure as determined in conformity with the Government’s accounting policies.

•                  As prescribed in section 2 of the Act, the budget balance does not include the revenue and expenditure recorded for the Generations Fund and certain retroactive adjustments to revenue from Government enterprises.

•                  The budget balance is determined by also taking into account entries posted directly to accumulated deficits, except in the case of the following exceptions provided for in section 2.1 of the Act, which result from:

i)            the retroactive effect of any new Canadian Institute of Chartered Accountants standard for the years preceding the changeover year proposed by the Institute;

ii)         accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts.

•                  The budget balance is increased by any amount needed from the stabilization reserve to maintain a balanced budget.

Budget cycle

The budget cycle comprises two main stages:

•                  planning revenue and expenditure through the publication of the Budget Speech and the tabling of the Expenditure Budget;

•                  monitoring changes in revenues and implementing the expenditure budget.

Glossary (cont’d)

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of funds collected or received from various sources and over which the Parliament of Québec has a right of allocation. The fund is constituted by the National Assembly, persons designated by it, Government departments, as well as the Government budget-funded bodies listed in Schedule 1 of the Financial Administration Act (R.S.Q., c. A-6.0001).

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, other than government enterprises, have been consolidated line by line in the financial statements. These accounts have thus been harmonized using the Government’s accounting policies and combined line by line. Inter-entity transactions and balances have been eliminated.

Modified equity method

Investments in government enterprises are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises, with an offsetting entry to revenue, and by its share in the other components of the enterprises’ comprehensive income, with an offsetting entry to accumulated deficits. The value of these investments is reduced by declared dividends and adjusted by eliminating unrealized inter-entity gains and losses related to transactions involving assets still included in the Government’s reporting entity. This method requires no harmonization of the enterprises’ accounting policies with those of the Government.

Debt representing accumulated deficits

The debt representing accumulated deficits1 consists of the accumulated deficits presented in the Government’s financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (R.S.Q., c.E-12.00001).

1  The definition of these concepts has been adjusted in accordance with the Act to implement certain provisions of the Budget Speech of 30 March 2010, reduce the debt and return to a balanced budget in 2013-2014, (S.Q. 2010, c.20).

Glossary (cont’d)

Derivative instruments

Instruments whose value fluctuates depending on an underlying interest, regardless of whether the underlying interest is actually held or issued.

Financial assets

Assets that could be allocated to repaying existing debts or to funding future activities.

Financial instruments

Liquid assets, equity securities in an entity, or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

Generations Fund

The Generations Fund began operations on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund (R.S.Q., c. R-2.2.0.1). Under this Act, the Minister of Finance deposits the amounts constituting the fund with the Caisse de dépôt et placement du Québec. The fund is used exclusively to repay the Government’s debt.

Government accounting policies

The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. These policies are based on Canadian generally accepted accounting principles for the public sector and are enacted by decisions of the Conseil du trésor.

Gross debt

Gross debt1 corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (c. M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (c. A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

1  The definition of these concepts has been adjusted in accordance with the Act to implement certain provisions of the Budget Speech of 30 March 2010, reduce the debt and return to a balanced budget in 2013-2014, (S.Q. 2010, c.20).

Glossary (cont’d)

Gross domestic product (GDP)

The value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

Indicators

Tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

The basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Support for Individuals and Families”, “Economy and Environment”, “Administration and Justice”, and “Debt Service”.

Net debt

Net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net liquid assets required by the Government for operating, investment and fixed asset investment activities.

Non-financial assets

Assets that do not normally generate cash capable of being used to repay existing debts.

Own-source revenue

Total own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous revenue, government enterprises and the Generations Fund.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons designated by the National Assembly, Government departments and all the organizations, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity, such that its activities provide the Government with expected benefits or expose it to a risk of loss.

Glossary (cont’d)

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (R.S.Q., c.A.001), the Minister of Finance may make long-term investments by depositing money from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Transfer

Tranfers are funds transferred by a government to an individual, an organization or another government, from which the government that is making the transfer:

i)  does not receive any goods or services in return, contrary to what occurs in purchase or sale transactions;

ii)  does not expect to obtain a return, as it would in the case of an investment.

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ANALYSIS

OF THE

FINANCIAL STATEMENTS

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ANALYSIS OF FINANCIAL STATEMENTS 2009-2010

1.                  Highlights for the 2009-2010 fiscal year

Since April 1, 2009, organizations in the health and social services and education networks, i.e. over 300 entities, have been consolidated line by line in the financial statements, whereas previously they were accounted for using the modified equity method. This accounting policy change was made without restatement of the financial statements as at March 31, 2009. For variance analysis purposes, the network organization data included in the actual results as at March 31, 2010 have been accounted for on a modified equity basis so that they can be compared with the Budget data and the data for the previous fiscal year. The effect of the accounting change on the results for fiscal 2009-2010 are presented in Appendix A.

Consolidated operations for analysis purposes (1)

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

Source: Summary of consolidated operations for analysis purposes, p.29

(1)               These results take the health and social services and education networks into account using the modified equity method.

(2)               Including $715 million in Generations Fund revenue.

(3)               Forecast investment income of $735 million for Financement-Québec and the Corporation d’hébergement du Québec, received from the networks and applied against “Debt service” in the Budget, has been reclassified in decrease of the expenditures to make the presentation consistent with that of actual results.

(4)               Including $725 million in Generations Fund revenue.

•                      In the 2009-2010 Budget, the Government forecast a deficit for the fiscal year.

•                  The $3 526-million annual deficit was to take into account:

•                  the allocation of $715 million in revenue to the Generations Fund and;

•                  the use of $295 million from the stabilization reserve;

•                  which led to a budget balance in deficit by $3 946 million within the meaning of the Balanced Budget Act1.

1 R.S.Q., c. E-12.00001

PUBLIC ACCOUNTS 2009-2010 – VOLUME 1

1.                  Highlights for the 2009-2010 fiscal year (cont’d)

•                      Actual results show that the deficit for the fiscal year was lower than expected.

•                  Indeed, the annual deficit was $586 million less than forecast, standing at $2 940 million. This takes into account:

•                  a sum of $725 million was allocated to the Generations Fund;

•                  an amount of $433 million was used from the stabilization reserve, or $138 million more than anticipated in the Budget;

•                  this led to a budget balance in deficit by $3 174 million, taking into account the impact of the $58-million in accounting changes made in the accumulated deficit figures in accordance with the Balanced Budget Act.

•                      In addition, the stabilization reserve balance, which stood at $433 million as at March 31, 2009, was used in full as at March 31, 2010, as forecast in the Balanced Budget Act.

•                      Total revenue amounted to $69 920 million, or $1 341 million more than anticipated in the Budget. It was also $1 523 million higher than in fiscal 2008-2009.

•                  These differences between the actual results and the 2009-2010 Budget can be explained primarily by the economic recovery in Québec since the third quarter of 2009.

•                       Real gross domestic product (GDP) for the 2009 calendar year fell by 0.3%, whereas the 2009-2010 Budget forecast a decrease of 1.2%. Also, the nominal GDP grew by 0.3% despite the anticipated 0.1% decrease.

•                       A decrease of 7.1% was recognized for corporate tax revenue, whereas the 2009-2010 Budget forecast a decline of 17.8%. As a result, tax receipts were $612 million higher than expected.

•                      Consolidated expenditure amounted to $72 860 million, or $755 million more than forecast. It was also $3 212 million higher than in the previous fiscal year.

2.                  Overview of the 2009-2010 Budget 1

In the 2009-2010 Budget, the Government forecast an annual deficit of $3.5 billion.

Own-source revenue, excluding that from government enterprises and that of the Generations Fund, was expected to decline by 2.8%. This decrease was attributed essentially to the impact of the economic recession, the cost of the measures implemented under the economic action plan and the additional cost of the fiscal measures announced in previous budgets and in the 2009-2010 Budget.

Revenue from government enterprises was supposed to grow by 0.5% and thus remain fairly stable compared with the results for 2008-2009. It should be noted, however, that Hydro-Québec forecast a $163-million drop in its earnings compared with the previous year.

Federal government transfer revenue was expected to climb by 6.6% in 2009-2010, mainly because of the increase in transfers for health, post-secondary education and other social programs. These increases stemmed from the tax relief announced in the 2009 federal budget and the economic slowdown, which reduced the special Québec abatement that is subtracted in part from these transfers.

The 2009-2010 Budget projected that program spending would grow by 4.5% despite the anticipated 0.1% decrease in nominal GDP. The Government thus demonstrated its will to combat the economic slowdown by taking concrete steps to support the economy and employment.

The Government continued to include health and education among its priorities. The Budget Speech of March 19, 2009 announced an increase of more than $1.5 billion in the health budget and the addition of $490 million to the education budget. For fiscal 2009-2010, the spending forecasts for the Ministère de la Santé et des Services sociaux and the Ministère de l’Éducation, du Loisir et du Sport were $26.9 billion and $14.4 billion respectively.

Debt service was expected to fall by 7.4%. This change was attributed essentially to the decline in interest rates.

The 2009-2010 Budget forecast that the revenue of the Generations Fund would reach $715 million. This revenue, which is recorded in the Government’s financial statements, is not included, however, in calculating the budget balance within the meaning of the Balanced Budget Act.

1              The changes commented on in this section are based solely on the revenue and expenditure of the Consolidated Revenue Fund. The revenue and expenditure of line-by-line consolidated entities are not included in this data since they are presented on a one-line net basis in the Budget Plan 2009-2010.

3.                  Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results:

•                      the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

•                      the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs. Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

•                      the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government. These data and negotiations can both affect federal government transfer revenue;

•                      unexpected situations such as work stoppages, natural catastrophes, etc.;

•                      fluctuations in interest rates and in the value of the Canadian dollar in relation to other currencies that have an impact on the cost of financing;

•                      the risk that a financial intermediary will default on its contractual obligations (credit risk);

•                      certain claims and lawsuits the Government faces, that are presented in Note 12 (p. 122) of the financial statements.

The consolidated financial statements also set forth in Note 2 (p. 91) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government has an influence on its revenue and expenditure (other than debt service) by:

•                      using forecasts that reflect the consensus of forecasters;

•                      monitoring and preparing monthly reports on its budgetary revenue and expenditure;

•                      implementing economic support measures.

3.                  Risks and uncertainties (cont’d)

A government cannot prevent a recession single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 8 (p. 115, 116) of the consolidated financial statements.

4.                  Balanced Budget Act

Budget balance

The Gouvernement du Québec adopted legislation for maintaining a strict budget balance yet allowing some flexibility in order to deal with important events that might affect financial balances.

As announced in the 2009-2010 Budget Speech, the fiscal year ended with a negative budget balance of $3 174 million, taking into account the use of $433 million from the stabilization reserve and the allocation of $725 million to the Generations Fund, as well as the impact of $58 million related to accounting changes. It is important to note that this amount is $772 million lower than that initially forecast.

The Balanced Budget Act, stipulates that the Québec government may not incur a budgetary deficit. However, the sections of the Act prohibiting such a deficit do not apply to the 2009-2010 fiscal year. Indeed, the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform1, suspended temporarily the application of these sections. In accordance with the provisions of the Balanced Budget Act, the Government’s revenue and expenditure for fiscal 2013-2014 must be balanced.

Budget balance

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
	Budget (1)	Actual results as at March 31 (1)	Actual results as at March 31 (2)

Annual surplus (deficit)	(3 526)	(2 940)	(1 258)

Generations fund
Results of the Generations Fund	(715)	(725)	(587)

Stabilization reserve
Use of the reserve to maintain a balanced budget	295	433	1 845

Accounting changes	—	58 (3)	—

Budget balance	(3 946)	(3 174)	—

(1)        The budget balance was established in conformity with the Balanced Budget Act.

(2)        This amount corresponds to that established in the 2008-2009 financial statements and published in October 2009, without taking into account the restatements made in 2009-2010.

(3)        The Balanced Budget Act, stipulates that the budget balance must:

a) exclude the impact of the application of any new accounting standard of the Canadian Institute of Chartered Accountants for a period prior to the changeover date proposed by the Institute.

b) take into account the impact of accounting changes, for a period subsequent to March 31, 2006, made directly in the accumulated deficit figures. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform.

1 S.Q., 2009, c. 38

4.                  Balanced Budget Act (cont’d)

Generations Fund

In the March 19, 2009 Budget, the Government estimated that the revenue of the Generations Fund would be $715 million in 2009-2010.  Ultimately, the fund’s revenue amounted to $725 million, or $10 million more than forecast. The sums accumulated in the fund reached $2 677 million as at March 31, 2010.

Revenue

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
	Budget	Actual results as at March 31	Actual results as at March 31

Revenue
Water-power royalities	647	658	636
Unclaimed property	—	7	1
Investment income
Revenue (losses) from participation deposits	68	60	(50)
Total revenue	715	725	587

Change in fund balance

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010	2009
Opening balance	1 952	1 233
Plus
Payment from the stabilization reserve of the Consolidated Revenue Fund	—	132
Revenue	725	587
Closing balance	2 677	1 952

Source: Consolidated financial statements, p. 167-168

4.      Balanced Budget Act (cont’d)

Stabilization reserve

Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform, adopted in September 2009, the Government created a stabilization reserve to facilitate its multi-year planning and, subsidiarily, to make it possible to pay sums into the Generations Fund. The provisions in the Act pertaining to this reserve have been in effect since April 1, 2006.

This Act repealed the Act to establish a budgetary surplus reserve fund1. Accordingly, the transactions of the budgetary reserve carried out between April 1, 2006 and the adoption of the Act have become those of the stabilization reserve. In addition, the $109-million surplus balance recognized for fiscal 2006-2007 that had not been allocated to the budgetary reserve was allocated to the stabilization reserve pursuant to the Act.

The stabilization reserve is earmarked for maintaining a balanced budget; its balance is reduced by the amount needed to attain this objective.  In addition, the Government may, on the conditions it determines, use the stabilization reserve to pay sums into the Generations Fund. The balance of the reserve is reduced by the amount paid into the fund.

The sums credited annually to the stabilization reserve correspond to the amount of the surplus recognized for each fiscal year, i.e. a budget balance above zero, established in accordance with the provisions of the Balanced Budget Act.

As at March 31, 2010, the stabilization reserve balance was zero given that the balance for the previous year was used in 2009-2010 to reduce the deficit for that fiscal year.

1 R.S.Q., c. R-25.1

4.      Balanced Budget Act (cont’d)

Stabilization reserve (cont’d)

Stabilization reserve

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009
Opening balance	433	2 301
Allocation of the balance of the surplus recognized for 2006-2007	—	109 (1)
Deposit in the Generations Fund	—	(132)
Use of the reserve to maintain a balanced budget	(433)	(1 845)
Closing balance	—	433

Source: Consolidated financial statements, p. 186

(1)  The Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform, adopted in September 2009, stipulates that the $109-million balance of the surplus recognized for fiscal 2006-2007 that was not allocated to the budgetary reserve must be allocated to the stabilization reserve.

5.      Variance analysis

Since April 1, 2009, organizations in the health and social services and education networks, i.e. over 300 entities, have been consolidated line by line in the financial statements, whereas previously they were accounted for using the modified equity method. This accounting policy change was made without restatement of the financial statements as at March 31, 2009. For variance analysis purposes, the network organization data included in the actual results as at March 31, 2010 have been accounted for on a modified equity basis so that they can be compared with the Budget data and the data for the previous fiscal year. The effect of the accounting change on the results for fiscal 2009-2010 are presented in Appendix A.

In addition, for variance analysis purposes and to facilitate the comparability of the financial data, the actual results presented on a sectoral basis do not take into account the extraordinary revenues and expenditures related to the accounting reform. Since the extraordinary expenditures of the Consolidated Revenue Fund are fully offset by the revenues that these expenditures generate in organizations in the health and social services and education networks, there is no impact on the Government’s consolidated results and financial position.

5.      Variance analysis (cont’d)

Summary of consolidated operations for analysis purposes (1)

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	Budget (2)		Actual results for analysis purposes as at March 31, 2010	Change compared with Budget		Actual results as at March 31, 2009 (restated) (3)	Change compared with actual results for the previous fiscal year
				$	%		$	%
Own-source revenue
Income and propety taxes	27 671		27 650	(21)	(0.1)	28 376	(726)	(2.6)
Consumption taxes	13 314		13 730	416	3.1	13 595	135	1.0
Duties and permits	1 554		1 867	313	20.1	1 714	153	8.9
Miscellaneous revenue	4 161		4 189	28	0.7	4 151	38	0.9
Revenue from government enterprises	4 759		4 878	119	2.5	4 893	(15)	(0.3)
Generations Fund revenue	715		725	10	1.4	587	138	23.5
Own-source revenue	52 174		53 039	865	1.7	53 316	(277)	(0.5)
Federal government transfers	16 405		16 881	476	2.9	15 081	1 800	11.9
Total revenue	68 579		69 920	1 341	2.0	68 397	1 523	2.2
Expenditure (excluding debt service)
Health and Social Services	27 673	(4)	28 533	860	3.1	26 718	1 815	6.8
Education and Culture	15 113	(4)	15 132	19	0.1	14 686	446	3.0
Economy and Environment	9 536		9 071	(465)	(4.9)	8 423	648	7.7
Support for Individuals and Families	5 692		5 777	85	1.5	5 538	239	4.3
Administration and Justice	6 074		6 569	495	8.1	6 152	417	6.8
	64 088		65 082	994	1.6	61 517	3 565	5.8
Debt service	8 017	(4)	7 778	(239)	(3.0)	8 131	(353)	(4.3)
Total expenditure	72 105		72 860	755	1.0	69 648	3 212	4.6
ANNUAL SURPLUS (DEFICIT)	(3 526)		(2 940)	586	n/a	(1 251)	(1 689)	n/a

(1)  These results take organizations in the health and social services and education networks into account using the modified equity method.

(2)  These results have been derived from information on the Consolidated Revenue Fund and the entities discussed in the 2009-2010 Budget Plan.

(3)  The figures have been changed to reflect accounting changes, as presented in Note 3 and Appendix 10 of the financial statements of the Gouvernement du Québec.

(4)  Forecast investment income of $735 million for Financement-Québec and the Corporation d’hébergement du Québec received from the networks and applied against “Debt service” in the Budget, has been reclassified in decrease of the expenditures of the “Health and Social Services” and “Education and Culture” missions to make the presentation consistent with that of actual results.

5.      Variance analysis (cont’d)

5.1    Comparison of actual results with the Budget

The 2009-2010 Budget Plan presents projected results on a different basis from that used for the summary of consolidated operations for analysis purposes. In this summary, the revenue and expenditure of agencies, special funds and specified purpose accounts are added line by line to those of the Consolidated Revenue Fund, while in the case of the networks, only the net results are added. In the
2009-2010 Budget Plan, the forecasts are based on the revenue and expenditure of the Consolidated Revenue Fund, plus the net results of agencies, special funds and specified purpose accounts as a whole. The tables in this section present the results on a sectoral basis and aim to facilitate comparison of the data in the summary of consolidated operations with those in the Budget.

Consolidated revenue (1)

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	Budget	Actual results for analysis purposes as at March 31, 2010	Change compared with Budget		Actual results as at March 31, 2009 (restated) (2)	Change compared with actual results for the previous fiscal year
			$	%		$	%
Own-source revenue
Consolidated Revenue Fund	42 612	43 116	504	1.2	43 880	(764)	(1.7)
Agencies, special funds and specified purpose accounts	4 088	4 320	232	5.7	3 956	364	9.2
	46 700	47 436	736	1.6	47 836	(400)	(0.8)
Government enterprises
Société des alcools du Québec	800	867	67	8.4	808	59	7.3
Loto-Québec	1 295	1 252	(43)	(3.3)	1 375	(123)	(8.9)
Hydro-Québec	2 700	2 943	243	9.0	2 978	(35)	(1.2)
Other	(36)	(216)	(180)	n/a	(258)	42	n/a
Consolidation adjustments	—	32	32	n/a	(10)	42	n/a
	4 759	4 878	119	2.5	4 893	(15)	(0.3)
Generations Fund	715	725	10	1.4	587	138	23.5
Federal goverment transfers
Consolidated Revenue Fund	14 841	15 161	320	2.2	14 023	1 138	8.1
Agencies, special funds and specified purpose accounts	1 564	1 720	156	n/a	1 058	662	n/a
	16 405	16 881	476	2.9	15 081	1 800	11.9
	68 579	69 920	1 341	2.0	68 397	1 523	2.2

(1)  These results take organizations in the health and social services and education networks into account using the modified equity method.

(2)  The figures have been changed to reflect accounting changes, as presented in Note 3 and Appendix 10 of the financial statements of the Gouvernement du Québec.

5.      Variance analysis (cont’d)

5.1    Comparison of actual results with the Budget (cont’d)

Consolidated revenue (cont’d)

Own-source revenue — Consolidated Revenue Fund

The 2009-2010 Budget forecast a downturn in own-source revenue of the Consolidated Revenue Fund, excluding revenue from government enterprises and Generations Fund revenue. However, the downturn was weaker than anticipated, with own-source revenue exceeding the March 2009 forecast by $504 million. This favourable variance can be explained notably by the fact that the Budget expected a 17.8% decrease in corporate tax whereas the actual result was 7.1%, and by the 0.9% increase in consumption taxes, compared with the anticipated drop of 2.3%. These changes reflect the increase in household consumption and the higher number of housing starts.

Consolidated own-source revenue

Consolidated own-source revenue was $736 million higher than anticipated in the 2009-2010 Budget. This increase takes into account the aforementioned growth in own-source revenue of the Consolidated Revenue Fund and the $232-million rise in own-source revenue of agencies, special funds and specified purpose accounts. This increase stems from the results of Immobilière SHQ, which were presented on a net basis in the 2009-2010 Budget, but consolidated line by line in results as at March 31, 2010.

Revenue from government enterprises

Although the 2009-2010 Budget forecast a decline in Hydro-Québec’s earnings, revenue from government enterprises was supposed to be relatively stable, with growth of 0.5%. In the end, growth of 2.5% was observed for government enterprises, since Hydro-Québec’s earnings were higher than anticipated.

Generations Fund revenue

The 2009-2010 Budget forecast that the revenue of the Generations Fund would reach $715 million, without any additional payments from the stabilization reserve. In the end, such revenue reached $725 million, or $10 million more than expected.

5.      Variance analysis (cont’d)

5.1    Comparison of actual results with the Budget (cont’d)

Consolidated revenue (cont’d)

Consolidated federal government transfers

Federal government transfers were $476 million higher than forecast in the 2009-2010 Budget. In regard to the Consolidated Revenue Fund, this increase can be explained in particular by the signing of new agreements between the federal and the Québec government, including the Canada-Québec Labour Market Agreement, announced on April 30, 2009, which raised annual revenue by $116 million for a six-year period, and the Canada-Québec Labour Marker Agreement for Persons with Disabilities, which generated additional revenue of $46 million in 2009-2010.

The increase in federal transfers related to agencies, special funds and specified purpose accounts can be explained essentially by the increase in the revenue of the Labor Market Development Fund following the signing, in 2009, of the Agreement to Amend the Canada-Québec Labour Market Agreement and the Canada-Québec Labour Market Agreement in Principle for $52 million and $131 million respectively.

5.      Variance analysis (cont’d)

5.1    Comparison of actual results with the Budget (cont’d)

Consolidated expenditure (excluding debt service) (1)

FISCAL YEAR ENDED MARCH 31, 2010

(In millions of dollars)

	Budget		Actual results for analysis purposes as at March 31, 2010 (2)	Change compared with Budget		Actual results as at March 31, 2009 (restated) (3)	Change compared with actual results for the previous fiscal year
				$	%		$	%

Consolidated Revenue Fund
Program spending
Ministère de la Santé et des Services sociaux	26 872		27 467	595	2.2	25 621	1 846	7.2
Ministère de l’Éducation, du Loisir et du Sport	14 431		14 653	222	1.5	14 321	332	2.3
Other departments	18 686		19 459	773	4.1	18 608	851	4.6
	59 989		61 579	1 590	2.7	58 550	3 029	5.2
Expenditures of agencies, special funds and specified purpose accounts	3 979	(4)	3 662	(317)	(8.0)	2 998	664	22.1
Annual deficit (surplus) of the health and social services and education networks	120		(159)	(279)	n/a	(31)	(128)	n/a
	64 088		65 082	994	1.6	61 517	3 565	5.8

(1)     These results take network organizations into account using the modified equity method.

(2)     To facilitate comparability with the Budget and the actual results as at March 31, 2009, the extraordinary expenditures of $8 376 million of the Consolidated Revenue Fund, related to the accounting reform, and the corresponding extraordinary revenue generated in organizations in the health and social services and education networks have been excluded.

(3)     The figures have been changed to reflect accounting changes, as presented in Note 3 and Appendix 10 of the financial statements of the Gouvernement du Québec.

(4)     Forecast investment income of $735 million for Financement-Québec and the Corporation d’hébergement du Québec received from the networks, applied against “Debt service” in the Budget, has been reclassified in decrease of the expenditures to make the presentation consistent with that of actual results.

Program spending

Consolidated Revenue Fund spending for the fiscal year was $1 590 million higher than forecast in the 2009-2010 Budget. The following factors in particular led to this increase:

•                      the $402-million rise in spending with respect to the allowance for doubtful accounts at Revenu Québec, which is related to the increase in taxes receivable as a result of the stepping up of tax recovery activities and the more difficult economic conditions;

5.      Variance analysis (cont’d)

5.1           Comparison of actual results with the Budget (cont’d)

Consolidated expenditure (cont’d)

Program spending (cont’d)

•                      the $513-million climb in expenditures of the Ministère de la Santé et des Services sociaux, of which $130 million can be attributed to spending in respect of the potential A (H1N1) flu pandemic;

•                      the $380-million increase in the Government’s contribution to La Financière agricole du Québec, stemming from the recovery plan announced on November 19, 2009;

•                      the enhancement of the Renfort program from $1.2 billion to $2.0 billion to assist Québec businesses facing liquidity problems, which had a $150-million impact on spending in 2009-2010;

•                      the $70-million increase in the allowance for losses on financial initiatives guaranteed by the Ministère du Développement économique, de l’Innovation et de l’Exportation;

•                      the $179-million impact of harmonizing the accounting policies of the health and social services and education networks with those of the Government;

•                      the $203-million reduction in the amortization expense, which can be attributed to changes to the component-based method for depreciating road infrastructure of the Road Network Preservation and Improvement Fund.

Consolidated expenditure

Total consolidated expenditure excluding debt service exceeded the Budget forecast by $994 million. However, the increase in the aforementioned program spending was offset by the fact that expenditures of agencies, special funds and specified purpose accounts were $317 million less than anticipated in the Budget.

•                      To eliminate the transfer expense of the Consolidated Revenue Fund, the additional contribution of $380 million paid to La Financière agricole du Québec in 2009-2010 has been applied against its expenditures. The difference observed can thus be attributed essentially to the elimination of the transfer expense when the contribution was consolidated.

•                      As in the case of its own-source revenue of Immobilière SHQ, expenditures of $101 million by this entity were accounted for in actual results as at March 31, 2010 using the line-by-line consolidation method.

In addition, the net results of the health and social services network showed an improvement of $279 million.

5.      Variance analysis (cont’d)

5.1    Comparison of actual results with the Budget (cont’d)

Consolidated expenditure (cont’d)

Consolidated debt service

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	Budget		Actual results for analysis purposes as at March 31, 2010	Change compared with Budget		Actual results as at March 31, 2009	Change compared with actual results for the previous fiscal year
				$	%		$	%

Consolidated Revenue Fund
Interest on the debt	3 760		3 755	(5)	(0.1)	4 372	(617)	(14.1)
Interest on pension plans and other employee future benefits	2 344		2 362	18	0.8	2 132	230	10.8
	6 104		6 117	13	0.2	6 504	(387)	(6.0)
Agencies and special funds	1 913	(1)	1 661	(252)	(13.2)	1 627	34	2.1
	8 017		7 778	(239)	(3.0)	8 131	(353)	(4.3)

(1)     Forecast investment income of $735 million of Financement-Québec and the Corporation d’hébergement du Québec, received from the networks and applied against “Debt service” in the Budget, has been reclassified in decrease of the expenditures to make the presentation consistent with that of actual results.

Debt service

Actual results show that the debt service of the Consolidated Revenue Fund stood at $6 117 million in 2009-2010, or $13 million more than forecast in the 2009-2010 Budget Plan. The debt service of agencies and special funds stood at $1 661 million, or $252 million less than forecast. Therefore, debt service as a whole was revised downward by $239 million compared with the March 2009 Budget forecast.

5.      Variance analysis (cont’d)

5.2    Comparison of actual results with the previous fiscal year 1

Consolidated revenue

The Government’s total revenue for fiscal 2009-2010 was up $1 523 million from the previous fiscal year, posting a decrease of $277 million in own-source revenue and an increase of $1 800 million in federal government transfers.

Own-source revenue

The decline of $277 million, or 0.5%, in own-source revenue is due in particular to:

•                      a $726-million decrease in revenue from income and property taxes, caused primarily by:

•                  in the case of individuals, weak growth in taxable income due to the 2009 economic recession, the indexation of non-refundable tax credits and the raising of taxable income thresholds;

•                  in the case of corporations, the economic slowdown and the impact of the fiscal measures announced in the 2007-2008 to 2009-2010 budgets;

•                      a $135-million climb in revenue from consumption taxes, resulting mainly from:

•                  the increase in tobacco tax revenue due to the shift from consumption of tobacco products obtained through smuggling activities to consumption of tobacco products obtained through legal sales;

•                      a $153-million rise in revenue from duties and permits, attributable primarily to:

•                  an increase in the annual profits of mining companies, which led to an increase in mining duties;

•                      a $15-million drop in revenue from government enterprises;

•                      a $138-million increase in the revenue of the Generations Fund:

•                       the increase in water-power royalties can be explained by the increase in the royalty rate on energy production. It can also be explained by the increase in the investment income of the Caisse de dépôt et placement du Québec.

1 To visualize the differences commented on, see the summary of consolidated operations for analysis purposes on p. 29.

5.      Variance analysis (cont’d)

5.2    Comparison of actual results with the previous fiscal year (cont’d)

Consolidated revenue (cont’d)

Federal government transfers

The increase of $1 800 million, or 11.9%, in federal government transfers can be attributed mainly to:

•                      an $871-million climb in revenue for programs such as the drinking water, wastewater and local road network infrastructure program and the 2006-2012 Climate Change Action Plan;

•                      a $327-million rise in equalization revenue;

•                      a $408-million increase in health transfers.

5.      Variance analysis (cont’d)

5.2    Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure

The increase of $3 565 million, or 5.8%, in expenditure excluding debt service can be attributed primarily to the following changes:

•                      a rise of $1 815 million, or 6.8%, in the “Health and Social Services” mission. This increase results notably from:

•                  a $453-million increase in the cost of medical services offered, mainly because of respective increases in the number of medical procedures performed and their average cost;

•                  growth of $416 million in labour and other operating costs;

•                  a $180-million rise in the operating costs of public institutions and private institutions under agreement, including expenses related to new facilities and equipment;

•                  the $130-million impact of additional costs relating to the potential A (H1N1) flu pandemic;

•                  a $102-million increase in the cost of certain surgeries required to reduce waiting lists;

•                  a $88-million climb in the cost of medication and medical supplies;

•                      an increase of $446 million, or 3.0%, in the “Education and Culture” mission. This growth stems in particular from:

•                  a $212-million rise in system costs, resulting mainly from wage indexation and certain other growth factors;

•                  growth of $82 million in costs relating to additional commitments, including injection of more resources to support students with disabilities or learning difficulties, preparation of a new secondary-level teaching program, additional investment in the technical and vocational training and adult education sector, and improvement of French;

•                  a $68-million increase related to university education and the maintenance of teaching quality at the college level.

5.      Variance analysis (cont’d)

5.2    Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

•                      an increase of $648 million, or 7.7%, in the “Economy and Environment” mission. This increase is due notably to:

•                       a $194-million rise in employment assistance measures resulting from the implementation of the Pacte pour l’emploi Plus;

•                       a $117-million climb in grants paid by the Green Fund under the 2006-2012 Climate Change Action Plan;

•                       a $59-million increase in silvicultural work following the signing of Canada-Québec agreements to create and maintain 1 300 forest sector jobs;

•                       a $52-million increase resulting from changes to the component-based method for depreciating road infrastructure of the Road Network Preservation and Improvement Fund;

•                      a rise of $239 million, or 4.3%, in the “Support for Individuals and Families” mission. This growth stems notably from:

•                  a $93-million rise in individual and family assistance, resulting from the raising of benefits under the Social Assistance Program and the Social Solidarity Program and the increase in the number of households benefiting from these programs;

•                  a $78-million climb in the cost of family assistance measures due to the development of 4 284 new spaces in childcare centres, private day care centres and family-based childcare services at a cost of $42 million and to the implementation of the 2009-2010 budget rules concerning labour costs at a cost of $36 million;

•                      an increase of $417 million, or 6.8%, in the “Administration and Justice” mission. This growth stems in particular from:

•                  a $350-million rise in financial assistance paid by the Société de financement des infrastructures locales du Québec, primarily for public transit infrastructure and the drinking water, wastewater and local road network infrastructure program;

•                  growth of $103 million in the doubtful accounts expenditure at Revenu Québec, associated with the increase in taxes receivable following, in particular, the stepping up of tax recovery activities;

•                  reduction of the $63-million in costs associated with the general election held in December 2008.

5.      Variance analysis (cont’d)

5.2    Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

Lastly, debt service was down $353 million from 2008-2009, posting a decrease of $387 million in the debt service of the Consolidated Revenue Fund and an increase of $34 million in that of agencies and special funds. This overall decline is due essentially to the drop in interest rates in 2009-2010 compared with 2008-2009.

6.      Analysis of main trends

This main trends analysis uses data from the consolidated financial statements of the Gouvernement du Québec. In 2009-2010, organizations in the health and social services and education networks were consolidated line by line in the Québec government’s financial statements, while since 2006-2007 they were accounted for using the modified equity method. This accounting policy change had major impacts on the data used to determine the trends presented in this section.

Budget balance within the meaning of the Balanced Budget Act

Change in budget balance

(in millions of dollars)

(1)   Budget balance within the meaning of the Balanced Budget Act, in effect on March 31 of the fiscal year concerned.

6.      Analysis of main trends (cont’d)

Budget balance within the meaning of the Balanced Budget Act (cont’d)

In fiscal 2006-2007 and 2007-2008, the Government achieved substantial surpluses thanks to robust tax receipts related to sustained economic growth, additional profits by Hydro-Québec and the thorough reform of the equalization program. The impact of this reform affected the results for fiscal 2007-2008.

As a result of these surpluses, the Government was able to accumulate $2.4 billion1 in the stabilization reserve. The difference between the consolidated surplus (deficit) in the Public Accounts and that within the meaning of the Balanced Budget Act, depends on the amounts allocated to (or used from) the reserve.

However, this trend was reversed during the past fiscal years because of the financial crisis that dragged the global economy into recession. The recent economic downturn led to a substantial deterioration in the Government’s financial balances. In addition, the Government implemented an economic action plan to offset the recession’s impact on the economy. Québec incurred a consolidated deficit in 2008-2009 and 2009-2010. Following the use of $433 million from the stabilization reserve, the budget balance within the meaning of the Balanced Budget Act was in deficit by $3 174 million as at March 31, 2010. According to the Government’s plan, budget balance should be restored by 2013-2014.

1              Including $109 million from the surplus balance recognized for fiscal 2006-2007 that had not been allocated to the reserve.

6.      Analysis of main trends (cont’d)

Revenue

Change in consolidated revenue

REVENUE BY SOURCE

(in millions of dollars)

(1)  Include revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government’s consolidated revenue rose from $50.6 to $73.6 billion from fiscal 2000-2001 to 2009-2010. During that period, the average annualized growth of this revenue was 4.2% while that of GDP was 3.4%. Note that part of the growth in 2009-2010 can be attributed to line-by-line consolidation of organizations in the health and social services and education networks for a total of $3.7 billion, representing primarily the institutions’ own-source revenue.

Total revenue grew constantly, except in 2001-2002 and 2008-2009, when decreases were recorded for income and property tax revenue.

Income and property taxes

Revenue from income and property taxes fell in fiscal 2001-2002 and 2002-2003. This decrease can be attributed to the fiscal measures adopted at the time, particularly the general reduction in personal income tax rates and the automatic indexation of the tax system as of 2003, and it became more pronounced owing to the impact of the economic slowdown that followed the events of September 11, 2001. Subsequently, tax revenue began to climb again, but then fell once more in 2008-2009 and 2009-2010 due notably to the home renovation tax credit and the other fiscal measures implemented under the

6.      Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Incomes and property taxes (cont’d)

economic action plan in order to support the economy during the recession, to the raising of taxable income thresholds and the indexation of non-refundable income tax credits, associated with the reduction of personal income tax, and to the impact of the fiscal measures announced in the 2007-2008 to 2009-2010 budgets in regard to corporate taxes.

Consumption taxes

Revenue from consumption taxes has risen continually since the 1999-2000 fiscal year. Its average annual growth rate has been 3.9% as a result of sustained growth in retail sales.

Federal government transfers

Revenue from federal government transfers has increased substantially in recent years on account of changes to health transfers and the equalization program.

Government enterprises

As for revenue from government enterprises, it peaked at $6 216 million in fiscal 2006-2007, before sums were allocated to the Generations Fund. It is worth recalling that Hydro-Québec realized exceptional earnings in the course of that fiscal year on account of the profits it reaped on the sale of its interest in certain foreign enterprises. A payment of $500 million, out of these surplus earnings, was made to the Generations Fund.

Other revenue

Lastly, other revenue grew substantially from 2005-2006 to 2009-2010 owing to, among other things:

•                      penalties and interest charged by Revenu Québec, given the considerable increase in assessments made in recent years as a result of efforts to combat tax evasion;

•                      the addition of new line-by-line consolidated entities following the change in status of certain organizations during the 2006-2007 accounting reform, and of user contributions and tuition fees from organizations in the health and social services and education networks in 2009-2010;

•                      revenue from blood products sold to Québec hospital centres by Héma-Québec from 2005-2006 to 2008-2009 (such products used to be subsidized);

•                      the exceptional non-recurring gain realized in 2008 by the Société immobilière du Québec on the sale of three of its buildings;

•                      the addition of Generations Fund revenue as of January 1, 2007.

6.      Analysis of main trends (cont’d)

Expenditure

Change in consolidated expenditure

EXPENDITURE BY MISSION

(in millions of dollars)

(1)  Include the “Economy and Environment”, “Support for Individuals and Families”, and “Administration and Justice” missions.

Between 2000-2001 and 2009-2010, the Government’s consolidated expenditure increased by $27.3 billion, from $49.3 billion to $76.6 billion. The average annual growth of this spending was 5.0%, while that of GDP was 3.4%. In 2009-2010, expenditures grew by $6.9 billion compared with the previous year, including $3.7 billion for consolidating the health and social services and education networks. The impact of this spending on the annual deficit was offset by including the networks’ own-source revenue in consolidated revenue.

Spending by all missions has grown in recent years. In particular, the Québec government maintained spending growth in 2009-2010 in order to support the economy during the economic slowdown.

Health and Social Services and Éducation and Culture missions

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2010, these expenditures accounted for 61.8% of consolidated expenditure and, of that share, 38.7% was for the “Health and Social Services” mission and 23.1% for the “Education and Culture” mission.

6.      Analysis of main trends (cont’d)

Expenditure (cont’d)

Change in consolidated expenditure (cont’d)

Other missions

The expenditures of all the other missions have also grown substantially in recent years. This increase is due to many factors, but some of the most important are:

•                      the growth in financial support for childcare centres and other day care services;

•                      the creation of new government agencies, notably La Financière agricole du Québec, to support and promote the development of the agricultural and agrifood sector, the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects, and the Green Fund, to support the implementation of measures fostering sustainable development and offer financial support to organizations active in the environment field;

•                      the rise in the allowance for doubtful accounts, owing to the increase in assessments made by Revenu Québec;

•                      the growth in spending on municipal affairs and the regions, particularly to facilitate access to adequate housing conditions for all Quebecers and to provide the necessary funding for building water supply and sewer systems and for treating municipal wastewater in all Québec regions;

•                      the increase in the budgets allocated to public safety, notably to cover the costs related to the Sûreté du Québec, correctional services and policing affairs;

•                      the addition of line-by-line consolidated entities following the change in status of certain organizations, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec, as well as the health and social services and education networks in 2009-2010;

•                      the increase in funds invested in the construction and maintenance of the road network, as well as in transportation systems.

Debt service

As for spending on debt service, it increased only slightly despite the growth in the debt. This can be explained in particular by favourable fluctuations in interest rates and in the value of the Canadian dollar.

6.      Analysis of main trends (cont’d)

Fixed assets

Change in the net book value of fixed assets

(in millions of dollars)

The net book value of fixed assets, excluding that of network organizations, has more than tripled in recent years, rising from $7.2 billion as at March 31, 2001 to $25.0 billion as at March 31, 2010, or by $17.8 billion. This shows that annual investments in fixed assets have outstripped the depreciation of these assets. The remaining useful life of fixed assets is thus better today than it was several years ago.

Line-by-line consolidation of organizations in the health and social services and education networks has raised the net value of fixed assets by $16.8 billion. As at March 31, 2010, the net value of the Québec government’s fixed assets stood at $41.8 billion.

The considerable growth in the net value of fixed assets in 2006-2007 stems essentially from organizations whose status was changed, following the accounting reform, from that of a government enterprise to that of a line-by-line consolidated, non-budget-funded body. This added $3.8 billion to the value of fixed assets.

Complex networks consist mainly of net investments in road infrastructure by the Road Network Preservation and Improvement Fund. They increased from 51.5% to 58.6% of the total net book value of fixed assets from 2000-2001 to 2009-2010, prior to the line-by-line consolidation of the health and social services and education networks. The ever-more-substantial increase in the value of complex networks clearly reflects the Government’s will to improve road network infrastructure and accelerate its upgrading. As at March 31, 2010, complex networks represented 35.3% of the total net book value of fixed assets owing to the addition of the fixed assets of organizations in the health and social services and education networks, which consist primarily of buildings.

6.      Analysis of main trends (cont’d)

Gross debt

Government’s gross debt

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	Actual results as at March 31, 2010 (1)	Actual results as at March 31, 2009

Debts before deferred foreign exchange gain (loss)	141 054	133 224
Less
Debt contracted by the Financing Fund to finance government entreprises and entities not included in the Government’s reporting entity	(697)	(434)
	140 357	132 790
Plus
Pension plans and other employee future benefits	29 921	29 837
Less
Generations Fund	(2 677)	(1 952)
Gross debt including advance borrowings	167 601	160 675

Less
Advance borrowings	(4 283)	(8 161)
Gross debt	163 318	152 514

As a % of GDP	53.8%	50.4%

(1)   The gross debt as at March 31, 2010 takes into account the debt of organizations in the health and social services and education networks contracted in their own name, whereas the gross debt as at March 31, 2009 did not take this debt into account. This is due to the line-by-line consolidation of these organizations in 2009-2010.

Change in government’s gross debt (1) (2)

(in millions of dollars)

(1)   The gross debt data for 2000-2001 to 2005-2006 have been restated to take into account the impact of the 2006-2007 accounting reform.

(2)   The gross debt data have been modified to take into account the accounting policy change regarding interest on the pension plans, as mentioned in Note 3 of the financial statements.

6.      Analysis of main trends (cont’d)

Gross debt (cont’d)

The gross debt stood at $120.6 billion as at March 31, 2001 and reached $152.5 billion as at March 31, 2009. This represents an increase of $31.9 billion, resulting mainly from:

•       a $13.2-billion rise in investments, loans and advances to government enterprises;

•       an $11.4-billion increase in the Government’s investments in its fixed assets;

•       a $6.7-billion increase in the Government’s investments in the health and social services and education networks.

In addition, the Generations Fund reduced the growth of the gross debt by nearly $2 billion.

Factors responsible for growth in the gross debt from 2001 to 2009 (1)

(in millions of dollars)

(1)   The data for 2009-2010 are not included in this chart because, following the line-by-line consolidation of the health and social services and education networks, they were not comparable with those for 2001 to 2009.

(2)   Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

6.      Analysis of main trends (cont’d)

Gross debt (cont’d)

After taking into account the line-by-line consolidation of organizations in the health and social services and education networks, the gross debt stood at $163.3 billion as at March 31, 2010.

As at March 31, 2009, the gross debt stood at $152.5 billion. This amount does not include the debt that organizations in the health and social services and education networks have contracted in their own name as a result of the organizations’ line-by-line consolidation in 2009-2010. To make the gross debt as at March 31, 2009 comparable with that as at March 31, 2010, the gross debt as at March 31, 2009 must be restated by $5.1 billion to reflect the debt of network organizations contracted in their own name.

Therefore, the Government’s gross debt on a comparable basis rose by $5.7 billion in 2009-2010. This increase can be attributed mainly to:

•       Government investments of $4.2 billion in fixed assets;

•       the budgetary deficit of $3.2 billion;

•       investments, loans and advances totalling $2.0 billion;

•       other factors (e.g. foreign exchange gains resulting from the improvement in the Canadian dollar in relation to foreign currencies in which the Government holds part of its debt), which reduced the gross debt by $3.0 billion.

Lastly, payments to the Generations Fund lowered the gross debt by $725 million.

Factors responsible for growth in the gross debt in 2009-2010

(in millions of dollars)

(1)   Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

7.      Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the financial statements, by measuring the state of the Québec government’s finances not only in terms of the Government’s financial position and the change in its financial position, but also against the backdrop of its global economic and financial environment.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those published by the Public Sector Accounting Board of the Canadian Institute of Chartered Accountants (CICA) in statements of recommended practices.

Several indicators have been affected by the impact of the 2006-2007 accounting reform. In particular, this reform made it possible to incorporate organizations in the health and social services and education networks into the Government’s reporting entity and bring the Government’s accounting policies into conformity with generally accepted public sector accounting principles.

In 2009-2010, organizations in the health and social services and education networks were consolidated line by line, whereas previously they were accounted for using the modified equity method. This accounting policy change had an impact on several of the indicators presented in this section.

7.      Results of the indicator analysis (cont’d)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government’s financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government’s financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

FINANCIAL AND NON-FINANCIAL ASSETS

(as a % of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 36.1% in 2000-2001. After the 2006-2007 accounting reform and line-by-line consolidation of organizations in the health and social services and education networks, it stood at 46.0% as at March 31, 2010. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. However, an improvement in the ratio has been observed, showing that assets had a tendency to climb at the same rate as liabilities. Over the past four years, borrowings have been used mainly to finance asset acquisitions.

7.      Results of the indicator analysis (cont’d)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government’s gross debt into perspective by comparing it with the Government’s revenue. A declining ratio indicates a decrease of the gross debt materiality.

GROSS DEBT (1) (2)

(as a % of total revenue)

(1)   The gross debt data for 2000-2001 to 2005-2006 have been restated to take into account the impact of the 2006-2007 accounting reform.

(2)   The gross debt data have been modified to take into account the accounting policy change regarding interest on the pension plans, as mentioned in Note 3 of the financial statements.

The ratio improved from 2000-2001 to 2005-2006, falling from 238.1% to 232.8%. It increased slightly to 223.0% between 2006-2007 and 2008-2009. In 2009-2010, it dropped to 221.8%. These improvements show that the size of the debt has decreased in comparison to revenue.

7.      Results of the indicator analysis (cont’d)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend of Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for that mission must not be substantially higher than that of total spending.

EXPENDITURES BY MISSION

(as a % of total expenditure)

While the expenses of the “Health and Social Services” mission grew at an average annual rate of 6.6% from 2000-2001 to 2009-2010, compared with 5.0% for total consolidated expenditure, the proportion of the mission’s expenses in expenditures as a whole rose from 34.0% to 38.7%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission and the Québec government’s will to continue including this mission among its top priorities. It also demonstrates the Government’s concern with regard to the increasingly important challenges posed by the aging of the population and by certain prevalent social problems.

This indicator demonstrates that the proportion of expenditures devoted to the “Education and Culture” mission and “Other missions” has remained fairly stable.

The share of total spending devoted to “Debt service” has fallen year after year, going from 15.4% in 2000-2001 to 10.2% in 2009-2010. The average annual growth in “Debt service” over the same period was only 0.3% despite the rise in the debt. This can be attributed to favourable fluctuations in interest rates and in the value of the Canadian dollar.

7.      Results of the indicator analysis (cont’d)

Indicator 4: Gross debt to GDP

This indicator puts the Government’s gross debt into perspective with the Government’s ability to pay, as measured by gross domestic product. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative importance of the gross debt.

GROSS DEBT (1) (2)

(as a % of GDP)

(1)   The gross debt data for 2000-2001 to 2005-2006 have been restated to take into account the impact of the 2006-2007 accounting reform.

(2)   The gross debt data have been modified to take into account the accounting policy change regarding interest on the pension plans, as mentioned in Note 3 of the financial statements.

This ratio improved from 2001 to 2009, going from 53.6% to 50.4% as at March 31, 2009. In fiscal 2009-2010, the gross debt to GDP ratio was 53.8%. This ratio takes into account the debt of health and social services and education organizations contracted in their own name; these organizations were consolidated line by line in 2009-2010.

7.      Results of the indicator analysis (cont’d)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government’s ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative importance of the debt representing accumulated deficits is on the decline.

DEBT REPRESENTING ACCUMULATED DEFICITS (1)

(as a % of GDP)

(1)          Before taking into account the stabilization reserve.

From 2000-2001 to 2005-2006, the ratio of the debt representing accumulated deficits to GDP improved, falling from 36.0% as at March 31, 2001 to 33.7% as at March 31, 2006. As at March 31, 2009, following the accounting reform, the ratio stood at 34.0%. As at March 31, 2010, the ratio of the debt representing accumulated deficits to GDP was 35.4%. The ratio takes into account the annual deficit for 2009-2010 and the restatement designed to reflect the accounting policy change made by Hydro-Québec in 2010 in order to comply with International Financial Reporting Standards (IFRS).

7.      Results of the indicator analysis (cont’d)

Indicator 6: Program spending of the Consolidated Revenue Fund to GDP

This indicator makes it possible to compare the growth rate of Government spending over time with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy. Therefore, this indicator reveals the relative importance of the cost of public services in the economy.

PROGRAM SPENDING OF THE CONSOLIDATED REVENUE FUND

(as a % of GDP)

Program spending as a percentage of GDP remained relatively stable between 2000-2001 and 2007-2008, going from 17.9% to 18.5%, which represents an average rate of 18.2%. In 2008-2009, the rate reached 19.3% because of increased program spending and weak GDP growth. . Spending growth was maintained in fiscal 2009-2010 in order to continue supporting the economy and sustain public services during the recession. As a result, it reached 20.3%.

7.      Results of the indicator analysis (cont’d)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of Government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

DEBT SERVICE

(as a % of total revenue)

From 2000-2001 to 2005-2006, the debt service to total revenue indicator declined considerably, from 15.0% to 12.6%. Since the reform of Government accounting in 2006-2007, this indicator has continued to fall, to 11.9% in 2008-2009. It stood at 10.7% in 2009-2010 taking into account the line-by-line consolidation of organizations in the health and social services and education networks. The share of budgetary revenue devoted to debt service thus decreased over this period.

7.      Results of the indicator analysis (cont’d)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

NET BOOK VALUE OF FIXED ASSETS

(as a % of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past ten years, from 39.4% as at March 31, 2001 to 53.6% as at March 31, 2010. Although the improvement was constant over that period, it has been more pronounced in the past four years. This shows that annual investments in fixed assets have outstripped the depreciation of these assets. The remaining useful life of fixed assets is thus better today than it was several years ago, making it easier for the Government to deliver services.

7.      Results of the indicator analysis (cont’d)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government’s own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government’s revenue, apart from transfers received from the federal government. Stability or a decline in this ratio over time tends to indicate a favourable situation.

OWN-SOURCE REVENUE

(as a % of GDP)

For 2000-2001 and 2001-2002, this ratio fell from 18.8% to 17.5%. It then remained fairly stable until 2005-2006. The increase in the ratio to 18.9% in 2006-2007 was due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 17.6% in 2008-2009, a level similar to that from 2001-2002 to 2005-2006, thus providing the Government with more leeway. The ratio reached 18.6% in 2009-2010, owing to the increase in own-source revenue caused by line-by-line consolidation of organizations in the health and social services and education networks.

7.      Results of the indicator analysis (cont’d)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various cost-sharing agreements. This indicator measures the portion of the Québec government’s revenue that is received from the federal government.

FEDERAL GOVERNMENT TRANSFERS

(as a % of total revenue)

In 2000-2001, the proportion of federal transfers in total revenue grew substantially to 16.4%, compared with the historic low of 13.9% observed in 1999-2000. The following year, i.e. in 2001-2002, the proportion of federal transfers increased at roughly the same rate as the previous year, to 18.9%. It then remained fairly stable until 2006-2007. In 2007-2008, the proportion of federal transfers in total revenue rose to 21.4% owing notably to a thorough reform of the equalization program. In 2009-2010, the proportion increased to 23.2%.

7.      Results of the indicator analysis (cont’d)

Indicator 11: Debt in foreign currency

This indicator illustrates the degree to which the Government may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the Government’s vulnerability is on the decline.

DEBT IN FOREIGN CURRENCY (1) (2) (3)

(as a % of gross debt)

(1)          The gross debt data for 2000-2001 to 2005-2006 have been restated to take into account the impact of the 2006-2007 accounting reform.

(2)          The gross debt data have been modified to take into account the accounting policy change regarding interest on the pension plans, as mentioned in Note 3 of the financial statements.

(3)          Gross debt including advance borrowings.

Since 2001, the proportion of the debt denominated in foreign currencies has fallen sharply, from 16.4% as at March 31, 2001 to 6.7% as at March 31, 2009. As at March 31, 2010, it stood at 3.3%. These decreases make the Government less vulnerable to fluctuations in the Canadian dollar in relation to other currencies.

APPENDIX A

Summary of actual results for analysis purposes

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	Actual results for analysis purposes as at March 31, 2010	Net impact of line-by-line consolidation of the networks	Consolidated actual results as at March 31, 2010

Own-source revenue
Income and propety taxes	27 650	654	28 304
Consumption taxes	13 730	(264)	13 466
Duties and permits	1 867	11	1 878
Miscellaneous	4 189	3 076	7 265
Revenue from government enterprises	4 878	—	4 878
Revenue of the Generations Fund	725	—	725
Own-source revenue	53 039	3 477	56 516
Federal government transfers	16 881	229	17 110
Total revenue	69 920	3 706	73 626

Expenditure (excluding debt service)
Health and Social Services	28 533	1 133	29 666
Education and Culture	15 132	2 593	17 725
Economy and Environment	9 071	(124)	8 947
Support for Individuals and Families	5 777	(4)	5 773
Administration and Justice	6 569	42	6 611
	65 082	3 640	68 722
Debt service	7 778	66	7 844
Total expenditure	72 860	3 706	76 566
ANNUAL SURPLUS (DEFICIT)	(2 940)	—	(2 940)

APPENDIX B

Financial statistics

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

These tables present the trends observed over the past thirteen years for several financial statement items. The historical data of the financial statement items are those established at the date they were published, without restatement. In addition, tables B.1 and B.2 and the explanatory notes identify the changes made to previous financial statements. However, some reclassifications were made to revenue and expenditure items to bring them in conformity with the historical data as presented in the budget plan.

Caution must be exercised in comparing the data for 2009-2010 with those for prior years because of the impact of the line-by-line consolidation of the organizations in the health and social services and education networks.

Historical data for financial statement items

Fiscal year	Revenue	Expenditure	(Deficit) or surplus		Financial assets	Liabilities	Net debt (1)	Non- financial assets (2)	Accumulated deficits (3)
2009-2010	73 626	76 566	(2 940	)(4)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations
2008-2009	68 541	69 799	(1 258	)(5)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	68 744	67 094	1 650	(6)	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	65 361	63 368	1 993	(7)	47 732	(169 323)	(122 191)	26 432	(95 759)
Before the reform of Government accounting (8)
2005-2006	60 017	59 980	37		40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	56 885	57 549	(664)		39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	54 530	54 888	(358)		35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	52 225	52 919	(694)		37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	50 011	50 939	(928	)(9)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	50 628	49 251	1 377	(9)	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	46 844	46 814	30		35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	46 034	45 908	126		34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	41 548	43 740	(2 192)		27 016	(115 420)	(88 404)	5 980	(82 424)

(1)          Net debt represents total liabilities minus financial assets, presented in the consolidated statement of financial position.

(2)          See Table B.1 (p. 65) for a breakdown of the annual change.

(3)          See Table B.2 (p. 66, 67) for explanations of the change in accumulated deficit based on factors other than the fiscal year surplus (deficit).

(4)          Does not take into account the $725 M allocated to the Generations Fund and the $433 M used from the stabilization reserve.

(5)          Does not take into account the $587 M allocated to the Generations Fund and the $1 845 M used from the stabilization reserve.

(6)          Does not take into account the $449 M allocated to the Generations Fund and the $1 201 M allocated to the budgetary reserve.

(7)          Does not take into account the $584 M allocated to the Generations Fund and the $1 300 M allocated to the budgetary reserve.

(8)          Caution must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

(9)          Does not take the budgetary reserve of $950 M into account.

APPENDIX B

Financial statistics (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Table B.1 — Breakdown of the annual change in non-financial assets

	Current year change			Restatements of the balance of non-financial assets
Fiscal year	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks		Total change for fiscal year
2009-2010	4 226	83		16 112	(a) (b)	334		(9 039	)(b)	11 716
2008-2009	2 297	46	622	(290	)(c)			(2 055	)(d)	620
2007-2008	1 457	30	487	1 639	(e)			102	(e)	3 715
2006-2007	1 219	10	1 002	2 184	(f)	152	(g)	8 881	(h)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(i)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(j)					460
1998-1999	217			36	(k)					253
1997-1998	199			5 781	(l)					5 980

(a)          Adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets. Increase of $470 M in net value.

(b)         Incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method rather than the modified equity method. The net book value of fixed assets as at April 1, 2009 thus incorporated into the financial statements was $15 642 M. The net investment has been eliminated and replaced by fixed assets and various other asset and liability items.

(c)          Harmonization of the accounting policies of Immobilière SHQ with those of the Government concerning recognition of the cost of fixed assets under results is now done using the straight-line method, whereas previously it was done using the compound interest method.

(d)         Harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, in particular, the implementation of a fixed asset capitalization and depreciation policy and the adoption of accrual accounting for all the revenue and expenditure of these organizations.

(e)          Change in the status of Immobilière SHQ, which is now consolidated line by line, whereas it used to be considered a government enterprise.

(f)            $2 240 M arising mainly from the change in status of certain organizations that are now consolidated line by line, whereas they used to be considered government enterprises, and ($56 M) in depreciation recapture at the Agence métropolitaine de transport.

(g)         Change in the accounting policy for recording these items.

(h)         Inclusion in the Government’s reporting entity of the vast majority of organizations in the health and social services and education networks.

(i)             $57 M for capitalizing the cost of improvements to the premises of the Société Immobilière du Québec and $16 M for the change in the status of a government enterprise.

(j)             Reassessment of fixed assets following the 1997-1998 accounting reform.

(k)          Capitalization of cadastral plan expenses.

(l)             Recording of the opening balance for fixed assets during the 1997-1998 accounting reform.

APPENDIX B

Financial statistics (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Table B.2 — Other factors affecting the balance of accumulated deficits

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other (1)	Government enterprises	Departments and agencies	Total for other factors	Restatement details

2009-2010	(452)	(3 749)	(2 450)	(6 651)

Government enterprises: ($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.

Departments and agencies: ($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government’s financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.

2008-2009	111	—	(2 708)	(2 597)

Departments and agencies: ($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.

2007-2008	303	(20)	(345)	(62)

Government enterprises: ($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.

Departments and agencies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

2006-2007	11	830	(6 894)	(6 053)

Government enterprises: Change to the accounting policy for recording financial instruments.

Departments and agencies: ($6 426 M) for the accounting reform, i.e. ($3  220 M) for including in the Government’s reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant advantageous conditions awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.

2005-2006	24	(25)	(4 511)	(4 512)

Government enterprises: ($25 M) for various items.

Departments and agencies: ($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.

(1)          As of fiscal 2006-2007, corresponds to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, corresponded to foreign exchange gains or losses, and for 1997-1998 to 1999-2000, corresponded to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

APPENDIX B

Financial statistics (cont’d)

FISCAL YEAR ENDED MARCH 31

(in millions of dollars)

Table B.2 — Other factors affecting the balance of accumulated deficits (cont’d)

	Enterprises	Restatements of accumulated deficits
Fiscal year	comprehensive income and other (1)	Government enterprises	Departments and agencies	Total for other factors	Restatement details

2004-2005	3	—	(273)	(270)	Departments and agencies: ($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.

2003-2004	(40)	(4)	(147)	(191)

Government enterprises:($4 M) for various items.

Departments and agencies: ($96 M) for the change in the application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated agency.

2002-2003	(122)	(419)	(406)	(947)

Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($56 M) for other items.

Departments and agencies: ($215 M) for correcting the error made by the Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; and ($14 M) for other items.

2001-2002	88	(2 218)	—	(2 130)	Government enterprises: ($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

2000-2001	—	(173)	(53)	(226)

Government enterprises: ($235 M) following the adoption of generally accepted accounting principles and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.

Departments and agencies: ($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.

1999-2000	26	—	(21)	5	Departments and agencies: $101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items.

1998-1999	7	—	63	70	Departments and agencies: $27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.

1997-1998	24	—	(15 421)	(15 397)

Departments and agencies: ($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, agencies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)          As of fiscal 2006-2007, corresponds to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, corresponded to foreign exchange gains or losses, and for 1997-1998 to 1999-2000, corresponded to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

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CONSOLIDATED FINANCIAL

STATEMENTS

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CONSOLIDATED FINANCIAL STATEMENTS

2009-2010

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance under the Financial Administration Act (R.S.Q., c. A-6.001, s. 86), and in accordance with the accounting policies disclosed in Note 1. The analysis of the financial statements contained in Volume 1 is also prepared by the Québec government.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of Government accounting and obtains all the information needed to meet its accounting requirements from Government departments, agencies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General who, in his report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The financial statements are part of the Public Accounts tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Gilles Paquin	Simon-Pierre Falardeau, CA
Deputy Minister of Finance	Comptroller of Finance

Québec, November 12, 2010

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Auditor General’s report

To the National Assembly,

I have audited the consolidated statement of financial position of the Government of Québec as at March 31, 2010 as well as the consolidated statements of operations, accumulated deficit, change in net debt and cash flow of the fiscal year ended on that date. The Minister of Finance is responsible for the preparation of these financial statements. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the government, as well as evaluating the overall financial statement presentation.

In my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2010 as well as the results of its activities, the changes in its accumulated deficits, its net debt and its cash flow for the fiscal year then ended in accordance with Canadian generally accepted accounting principles.

In other respects, as required by the Auditor General Act (R.S.Q., chapter V-5.01), I express the opinion that these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2010 and the results of its activities, the changes in its accumulated deficits, its net debt and its cash flow for the fiscal year then ended in accordance with the accounting policies of the Government of Québec set out in note 1 of the consolidated financial statements. Moreover, in accordance with that Act, I report that, in my opinion, except for the retroactive application of the changes to the accounting policies explained in note 3, these accounting policies have been applied on a basis consistent with that of the preceding fiscal year.

Renaud Lachance, FCA auditor
Auditor General of Québec

Québec, November 12, 2010

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Consolidated statement of operations

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

		2010			2009
Appendix		Budget (1)		Actual results	Actual results
restated
(Note 3 and Appendix 10)
6	REVENUE
	Income and property taxes (Note 4)	27 671		28 304	28 376
	Consumption taxes	13 314		13 466	13 595
	Duties and permits (Note 5)	1 554		1 878	1 714
	Miscellaneous revenue	4 161		7 265	4 151
10	Revenue from government enterprises	4 759		4 878	4 893
12	Revenue of the Generations Fund	715		725	587
	Own-source revenue	52 174		56 516	53 316
	Federal government transfers	16 405		17 110	15 081
	Total revenue	68 579		73 626	68 397

7	EXPENDITURE
	Health and Social Services	27 673	(2)	29 666	26 718
	Education and Culture	15 113	(2)	17 725	14 686
	Economy and Environment	9 536		8 947	8 423
	Support for Individuals and Families	5 692		5 773	5 538
	Administration and Justice	6 074		6 611	6 152
	Sub-total	64 088		68 722	61 517
	Debt service	8 017	(2)	7 844	8 131
	Total expenditure	72 105		76 566	69 648
	ANNUAL SURPLUS (DEFICIT)	(3 526)		(2 940)	(1 251)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

Source: 2009-2010 Budget of the Ministère des Finances du Québec, dated March 19, 2009. The budgetary forecasts and actual results of the health and social services and education networks are presented on different bases because of an accounting policy change made in 2009-2010. The budgetary forecasts for the networks were made using the modified equity method whereas the actual data for the networks are now presented using the line-by-line consolidation method. This change in accounting policy is explained more fully in Note 3, “Accounting changes”.

(2)

Forecast investment income of $735 million for Financement-Québec and the Corporation d’hébergement du Québec received from the networks, applied against “Debt service” in the Budget, has been reclassified in decrease of the expenditures of the “Health and Social Services” and “Education and Culture” missions to make the presentation consistent with that of actual results.

PUBLIC ACCOUNTS 2009-2010 – VOLUME 1

Consolidated statement of accumulated deficit

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

Appendix		2010	2009
restated
(Note 3 and Appendix 10)
	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(98 026)	(96 879)
	Accounting changes with restatement of previous years (Note 3)	(1 216)	(1 343)
10	Share in restatements made by government enterprises	(3 758)	(3 638)
		(103 000)	(101 860)
	Accounting changes without restatement of previous years (Note 3)	(1 234)	—
10	Share in restatements made by governement enterprises as at April 1, 2009	9	—
	Restated balance	(104 225)	(101 860)
10	Share of other comprehensive income items of government enterprises	(452)	111
	Annual surplus (deficit)	(2 940)	(1 251)
	ACCUMULATED DEFICIT, END OF YEAR	(107 617)	(103 000)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

Consolidated statement of financial position

AS AT MARCH 31, 2010

(in millions of dollars)

Appendix		2010		2009
restated
(Note 3 and Appendix 10)
FINANCIAL ASSETS
13	Cash		1 113		—
8	Short-term investments		3 929		7 872
9	Accounts receivable		12 561		12 605
	Inventories intended for sale		42		11
10	Investment in government enterprises		22 704		22 109
11	Long-term investments		5 869		5 063
12	Generations Fund		2 677		1 952
	Deferred expenses related to debts		340		327
	TOTAL FINANCIAL ASSETS		49 235		49 939
LIABILITIES
13	Bank overdraft		—		327
14	Accounts payable and accrued expenses		18 157		14 122
15	Deferred revenue		4 928		3 071
16	Other liabilities		2 648		2 493
	Federal government transfers to be repaid (Note 6)		1 500		1 673
	Pension plans and other employee future benefits (Note 7)		29 921		29 837
17	Debts before deferred foreign exchange gain (loss) (Notes 8 and 9)	141 054		133 224
	Deferred foreign exchange gain (loss)	1 127	142 181	(571)	132 653
	TOTAL LIABILITIES		199 335		184 176
	NET DEBT		(150 100)		(134 237)
NON-FINANCIAL ASSETS
	Net investment in the health and social services and education networks		—		9 039
18	Fixed assets (Note 10)		41 828		21 960
	Inventories		422		169
	Prepaid expenses		233		69
	TOTAL NON-FINANCIAL ASSETS		42 483		31 237
	ACCUMULATED DEFICIT		(107 617)		(103 000)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

19	Contractual obligations (Note 11)
20	Contingencies (Note 12)

Consolidated statement of change in net debt

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

		2010		2009
Appendix		Budget (1)	Actual results	Actual results
restated
(Note 3 and Appendix 10)
	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(129 032)	(128 793)	(124 681)
	Accounting changes with restatement of previous years (Note 3)		(1 686)	(1 662)
10	Share in restatements made by governement enterprises		(3 758)	(3 638)
		(129 032)	(134 237)	(129 981)
	Accounting changes without restatement of previous years (Note 3)		(8 171)	—
10	Share in restatements made by governement enterprises as at April 1, 2009		9	—
	Restated balance	(129 032)	(142 399)	(129 981)
Change due to fixed assets
18	Acquisition	(4 898)	(6 937)	(3 839)
18	Depreciation	1 594	2 663	1 306
	Disposal and reductions in value		48	85
	Total change due to fixed assets	(3 304)	(4 226)	(2 448)
	Change in the net investment in the health and social services and education networks	(1 124)	—	(622)
	Change due to inventories and prepaid expenses		(83)	(46)
10	Share of other comprehensive income items of government enterprises		(452)	111
	Annual surplus (deficit)	(3 526)	(2 940)	(1 251)
	Net increase in net debt	(7 954)	(7 701)	(4 256)
	NET DEBT, END OF YEAR	(136 986)	(150 100)	(134 237)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)

Source: 2009-2010 Budget of the Ministère des Finances du Québec, dated March 19, 2009. The budgetary forecasts and actual results of the health and social services and education networks are presented on different bases because of an accounting policy change made in 2009-2010. The budgetary forecasts for the networks were made using the modified equity method whereas the actual data for the networks are now presented using the line-by-line consolidation method. This change in accounting policy is explained more fully in Note 3, “Accounting changes”.

Consolidated statement of cash flow

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
				restated
				(Note 3 and Appendix 10)
OPERATING ACTIVITIES
Annual surplus (deficit)		(2 940)		(1 251)
Items not affecting liquid assets
Doubtful accounts	948		822
Allowances related to investments and loan guarantees	382		420
Inventories and prepaid expenses	(83)		(46)
(Gain) loss on the disposal of fixed assets	4		—
Depreciation of fixed assets	2 663		1 306
Amortization of deferred expenses related to debts	92		96
Amortization of deferred foreign exchange (gain) loss	1		(8)
Amortization of discounts and premiums	142	4 149	182	2 772
		1 209		1 521
Change in financial assets and liabilities related to operations (Note 13)		363		1 017
		1 572		2 538
Activities related to pension plans and other employee future benefits
Costs	2 208		2 107
Interest	4 793	7 001	4 383	6 490
Benefits		(4 389)		(4 216)
		2 612		2 274
Liquid assets provided by operating activities		4 184		4 812

INVESTMENT ACTIVITIES
Change in investment in government enterprises
Investments made	(454)		(564)
Investments realized and other	7		(4)
Share in the results of enterprises entered as revenue less declared dividends	(591)	(1 038)	(460)	(1 028)

Change in the net investment in the health and social services and education networks		—		(622)

Change in long-term investments
Investments made	(1 843)		(1 263)
Investments realized	872	(971)	1 325	62
Liquid assets used for investment activities		(2 009)		(1 588)

Consolidated statement of cash flow (cont’d)

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
restated
(Note 3 and Appendix 10)
FIXED ASSET INVESTMENT ACTIVITIES
Acquisitions	(6 937)		(3 839)
Disposals	44	(6 893)	85	(3 754)
Liquid assets used for fixed asset investment activities		(6 893)		(3 754)

FINANCING ACTIVITIES
Change in debts
Borrowings made	14 664		17 351
Borrowings repaid	(10 329)	4 335	(6 545)	10 806
Activities related to pension plans and other employee future benefits
Change in funds related to pension plans and other employee future benefits
Payments and benefits	(108)		(2 678)
Reinvestment of funds’ investment income	(2 486)	(2 594)	(2 240)	(4 918)
Activities related to the Generations Fund
Change in the Generations Fund		(725)		(719)
Liquid assets provided by financing activities		1 016		5 169
Increase (decrease) in liquid assets during the year		(3 702)		4 639
LIQUID ASSETS, BEGINNING OF YEAR (Note 13)		9 436		3 531
LIQUID ASSETS, END OF YEAR (1)		5 734		8 170

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)  Liquid assets include cash in bank (Appendix 13) and short-term investments (Appendix 8).

Notes to financial statements

(in millions of dollars)

1.      Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and disclosed below. The primary source of reference for establishing these policies are accounting principles generally accepted in Canada for the public sector. When necessary, the information presented in these consolidated financial statements is based on best estimates and judgments.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons designated by the National Assembly, departments as well as the agencies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities of the Government’s reporting entity are listed in appendices 1 to 4 of the consolidated financial statements

Fiduciary transactions carried out by the entities mentioned in Appendix 5 are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund and the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the consolidated financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are recorded at cost, which is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government. A Government enterprise has all of the following characteristics:

1.      Significant accounting policies (cont’d)

(in millions of dollars)

a)         it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

b)        it is vested with the financial and administrative power to carry out commercial activities;

c)         its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

d)        it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

•                  Revenue from personal income tax and contributions to the Health Services Fund is recognized when the taxpayer earned the income subject to tax.

•                  Revenue from school property taxes is deferred and recognized over the reference period for such taxes.

•                  Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns means that information cannot be obtained in time to make adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

•                  Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

•                  Tax revenue does not take into account estimates concerning taxes due on unreported revenue. These amounts are recorded when assessments are issued following audits or filing returns by taxpayers.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

•                  Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is deferred and recognized over the reference period of such duty or permit.

•                  Revenue from user contributions is deferred and recognized when products are sold or services delivered.

•                  Revenue from tuition fees is deferred and recognized over the duration of the training concerned.

•                  Transfers from the federal government are recorded as revenue in the fiscal year during which the events giving rise to them occur, provided the transfers were authorized, the eligibility criteria were met and it is possible to make a reasonable estimate of the amounts involved.

•                  Interest income ceases to be recorded when there is no assurance that the principal or interest will be recovered.

Expenditure

Expenditure includes the cost of goods consumed and services obtained during the fiscal year, including annual depreciation of the cost of fixed assets.

Transfers, whether they are entitlement transfers, transfers relating to shared-cost programs, or grants, are recorded in the fiscal year during which the events that give rise to them occur, insofar as the transfers have been authorized and once the beneficiaries have met the eligibility criteria. The determining factor for recognizing an entitlement transfer is the beneficiary’s satisfaction of the eligibility criteria stipulated in a law or a regulation; for a transfer relating to a shared-cost program, it is the incurring of eligible costs by the beneficiary; and for a grant, it is the latter’s authorization by the Government.

Debt service interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

Financial assets

Short-term investments are recorded at the lesser of cost or market value. Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories intended for sale are evaluated at the lesser of cost or net realizable value.

Investment in government enterprises is recorded using the modified equity method.

Long-term investments are recorded at cost.

For loans and other investments with concessionary terms, their face value is discounted at the average rate of Government borrowings to determine the value of the grant component, which is recognized as a transfer expense at the time the investments are made. The discount on loans and other investments is amortized over their lifetime using the real interest method, and recognized as interest income.

Long-term investments are reduced using valuation allowances. An allowance is recorded for loans and advances where the facts or circumstances point to a future loss. For other long-term investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any investment reduces the cost of investments as well as the valuation allowance relating to such investment. The residual balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to operations. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline. The reduction is taken into account in the determination of the results for the fiscal year.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

Liabilities

Other liabilities

Allowance for losses on guaranteed financial initiatives

Obligations resulting from borrowings and other financial initiatives guaranteed by the Government are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as contamination occurs or as soon as the Government is informed. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Given the difficulties inherent in evaluating this liability, the Government’s obligations, which are recognized until March 31, 2011 for contaminated land existing as at March 31, 2006, are applied against the accumulated deficit.

Pension plans and other employee future benefits

Pension plans

Government pension plans are defined benefit pension plans. Within the context of preparing the Government’s financial statements, obligations relating to vested benefits are evaluated using the actuarial projected benefit method prorated on service, according to the most probable assumptions set by the Government with regard, notably, to inflation, interest and employee remuneration. This method has been adjusted, however, to reflect the way in which benefits payables by the Government are vested by employees.

1.                   Significant accounting policies (cont’d)

(in millions of dollars)

Total cost of plans

The annual cost of vested benefits for all pension plans, including the cost of changes to the plans, and the amortization of adjustments to estimates based on actuarial gains or losses, is charged to expenditure, with an offsetting entry in the retirement plans account, which represents pension plans liability. Changes to actuarial assumptions are included in the adjustments to estimates based on actuarial gains or losses.

In the case of the Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP), the Pension Plan of Certain Teachers (PPCT) and transfers from the TPP and the CSSP to RREGOP, adjustments to estimates based on actuarial gains or losses are amortized using the straight-line method over a period corresponding to the estimated average remaining years of service of participants in these plans as a whole. However, adjustments to estimates based on actuarial gains or losses for the other pension plans are amortized over a period corresponding to the estimated average remaining years of service of participants in each plan.

The total cost of the pension plans also includes interest charges on obligations relating to vested benefits, with an offsetting entry to liabilities in the pension plans account.

Retirement Plans Sinking Fund (RPSF) and other pension plan assets

Investments of the Retirement Plans Sinking Fund are valued at an adjusted market value, where the difference between the real return based on market value and the forecast return is amortized over five years.

The annual income of the sinking fund is obtained by applying the rate of return stipulated in the actuarial valuations of the retirement plans to the fund balance. The adjustments recognized annually, arising from actuarial gains and losses attributable to the use of the stipulated rate of return, are amortized using the straight-line method over the estimated average length of the remaining active career of pension plan participants. The amortization of these adjustments is recorded as investment income of the fund.

The RPSF’s investment income is subtracted in calculating interest charges on obligations relating to vested benefits.

1.                   Significant accounting policies (cont’d)

(in millions of dollars)

The assets of the pension plan of the Université du Québec and other pension plan assets, as well as the revenue arising from them, are accounted for on the basis of the same accounting policies as those used for the RPSF. However, adjustments are made with regard to the amortization period of the adjustments recognized annually in order to amortize them over the same period as the adjustments to the obligation relating to the vested benefits of the pension plan concerned.

When the adjusted market value of a pension plan’s assets is higher than that of its obligations relating to vested benefits, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus. The change in this allowance is recorded as investment income from the assets of the plan concerned.

Other employee future benefits

The long-term obligations arising from other benefits granted to employees are valued using actuarial methods, according to the most likely assumptions determined by the Government. The resulting obligations and corresponding expenditures are recorded on the basis of the method through which employees acquire these benefits, i.e. through services provided or through the occurrence of an event giving rise to employment-related benefits.

The cost of these employee benefits acquired during the year, the cost of changes to the provisions of these benefits, the amortization of adjustments relating to estimates arising from actuarial gains and losses and the interest charges on these obligations are charged to expenditure of the fiscal year with an offsetting entry to the “Other employee future benefits” account.

Any fund set up to provide for the payment of obligations relating to these other employee future benefits and the revenue arising from it are accounted for on the basis of the same accounting policies as those used for the RPSF. However, adjustments are made with regard to the amortization period of the adjustments recognized annually in order to amortize them over a period suited to the employee future benefit concerned.

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31. The components of these instruments, namely, financial assets and liabilities, are offset against one another and shown as “Debts” items.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the security underlying these instruments.

Sinking Fund

Securities held by the sinking fund are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

Non-financial assets

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated — except for land, which is not depreciated - using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development. The cost of fixed assets held under capital leases is equal to the present value of minimum payments due. Fixed assets under construction or being developed or improved are not depreciated until they are put into service.

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, realizing and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset’s fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, its cost is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement’s specifications.

Works of art and historic properties are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

1.      Significant accounting policies (cont’d)

(in millions of dollars)

Fixed assets acquired through donation or for a nominal fee are recorded at their fair value at the time of acquisition with an offsetting entry to deferred revenue, except for land where the offsetting entry is recognized in revenue in the year of acquisition. Contributions for the acquisition of fixed assets, received from organizations outside the reporting entity, are recorded in deferred revenue, with the exception of those intended for the purchase of land, which are recognized in revenue in the year of acquisition. Deferred revenue is amortized in revenue at the same rate as the depreciation of the cost of the corresponding fixed assets.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal year(s). These expenses are charged to expenditure when the Government receives the services acquired.

2.      Measurement uncertainty

(in millions of dollars)

The preparation of financial statements requires the Government to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve the Government’s best judgments. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government’s best forecasts.

Major estimates are made for certain financial statement items, particularly sums receivable or repayable in regard to federal government transfers, obligations relating to pension plans and other employee future benefits, the book value of fixed assets, environmental liabilities and certain allowances:

•      Federal government transfers can vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

•      Obligations relating to pension plans and other employee future benefits can vary because of differences between the most probable economic and demographic assumptions made for actuarial valuation purposes and the actual results.

•      The book value of fixed assets can vary because of differences between their estimated useful life and their actual useful life.

•      Environmental liabilities related to contaminated land can vary because of differences between estimated management and remediation costs and the costs eventually incurred.

•      The value of certain allowances can vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

3.      Accounting changes

(in millions of dollars)

Accounting changes without restatement of previous years

Consolidation of organizations in the health and social services and education networks

Since 2006-2007, the Government has incorporated the vast majority of organizations in the health and social services and education networks into its reporting entity. Before 2009-2010, their accounts were integrated using the modified equity method on the basis of their financial statements, after making adjustments to eliminate certain material differences between their accounting policies and those of the Government, particularly with regard to the recording of fixed assets and employee benefits. In addition, where the fiscal year-end of an organization differed from that of the Government, the organization’s financial results were adjusted only if the financial transactions carried out during the interval materially affected the Government’s financial position or results.

The Public Sector Accounting Board has recommended that the line-by-line consolidation method be the only method that may be used as of the 2009-2010 fiscal year to consolidate the accounts of organizations in the health and social services and education networks, which are included in the Government’s reporting entity.

To comply with this recommendation, the network organizations began to harmonize their accounting policies with those of the Government in 2008-2009. Therefore, the accounting policies used by organizations in the health and social services network and by school boards were revised in 2008-2009 to bring them into conformity with those of the Government. This resulted in the application of a fixed assets capitalization and depreciation policy and the adoption of accrual accounting for the revenue and expenditure of these bodies as a whole. In addition, school boards produced interim financial information based on the Government’s fiscal year-end, i.e. as at March 31, 2009.

In 2009-2010, so as to complete their integration into the Government’s financial statements based on the line-by-line consolidation method, these organizations changed other accounting policies, including those pertaining to the environmental liability and the definition of their reporting entity. For the same purpose, CEGEPs and the Université du Québec and its branches harmonized their accounting policies with those of the Government during the fiscal year.

All of this work complies with the recommendations set forth in this regard in the November 2007 Report of the Task Force on Government Accounting, to which the Government subscribed in December 2007.

3.      Accounting changes (cont’d)

(in millions of dollars)

This work by organizations in the health and social services and education networks made it easier to incorporate them into the Government’s consolidated financial statements as at March 31, 2010 using the line-by-line consolidation method.

The impact of the line-by-line consolidation of these organizations in the Government’s consolidated financial statements was accounted for retroactively to previous years, without restatement of comparative data for the fiscal year ended March 31, 2009. The financial information needed to restate the data for previous years could not be established with reasonable effort.

This increased (decreased) the following items:

2010

Revenue
Income and property taxes	654
Consumption taxes	(264)
Duties and permits	11
Miscellaneous revenue	3 076
Federal government transfers	229
Expenditure
Health and Social Services	1 133
Education and Culture	2 593
Economy and Environment	(124)
Support for Individuals and Families	(4)
Administration and Justice	42
Debt service	66
Annual deficit	—

Financial assets
Cash	1 049
Short-term investments	314
Accounts receivable	634
Inventories intended for sale	29
Long-term investments	215
Deferred expenses related to debts	46

3.      Accounting changes (cont’d)

(in millions of dollars)

2010

Liabilities
Accounts payable and accrued expenses	3 141
Deferred revenue	1 897
Other liabilities	185
Pension plans and other employee future benefits	(18)
Debt before deferred foreign exchange gain (loss)	4 713
Net debt, beginning of year	8 171
Net debt, end of year	7 631

Non-financial assets
Net investment in the health and social services and education networks	(10 882)
Fixed assets	16 859
Inventories	270
Prepaid expenses	150

Accumulated deficit, beginning of year	1 234
Accumulated deficit, end of year	1 234

3.      Accounting changes (cont’d)

(in millions of dollars)

Accounting changes with restatement of previous years

Fixed assets

Further to a recommendation of the Report of the Task Force on Government Accounting of November 29, 2007, the Government conducted a review of the way it accounts for its road infrastructure fixed assets. Following this study, the Government adopted a component-based approach for capitalizing and amortizing the cost of these fixed assets as an expense.

This approach consists in separating the main components of a road infrastructure based on their respective useful lives and accounting for each one separately. The cost of an infrastructure is thus broken down between the land and the various components related to roadways and structures, such as earthworks, tunnels, culverts, structural foundation units, road beds, road surfaces, lighting systems, etc. Previously, road infrastructure cost was capitalized and amortized globally according to the type of work carried out: conservation of roadways or structures, improvement or development of the road network.

The impact of this accounting change was accounted for retroactively to previous years with restatement.

This increased (decreased) the following items:

	2010	2009

Revenue
Miscellaneous revenue	(10)	(24)
Expenditure
Economy and Environment	(203)	(151)
Annual deficit	(193)	(127)
Deferred revenue	49	39
Net debt, beginning of year	39	15
Net debt, end of year	49	39
Fixed assets	673	470
Accumulated deficit, beginning of year	(431)	(304)
Accumulated deficit, end of year	(624)	(431)

3.      Accounting changes (cont’d)

(in millions of dollars)

Environmental liability

The updating of obligations stemming from the remediation of contaminated land existing as at March 31, 2006, under the Government’s responsibility or probably under its responsibility, resulted in the recognition of an additional $683 million in environmental liabilities.

The impact of this accounting change was recorded retroactively to previous years, with restatement, by adjusting accumulated deficits as at April 1, 2008, in accordance with the Government’s accounting policy for environmental liability.

This increased the following items:

	2010	2009

Other liabilities	683	683
Accumulated deficit and net debt, beginning of year	683	683
Accumulated deficit and net debt, end of year	683	683

Pension plans

Interest on the pension plans, which is included in “Debt service”, is now calculated according to the value of obligations relating to vested benefits, determined on the basis of the Government’s fiscal year. Previously, these obligations were evaluated on the basis of the calendar year.

The impact of this accounting change was recorded retroactively to previous years, with restatement of the statement of financial position for the previous fiscal year. However, since the impact on the results for 2008-2009 was not material, expenditures for that fiscal year were not restated.

This increased the following items:

	2010	2009

Expenditure
Debt service	35	—
Annual deficit	35	—
Pension plans and other employee future benefits	1 164	1 129
Accumulated deficit and net debt, beginning of year	1 129	1 129
Accumulated deficit and net debt, end of year	1 164	1 129

3.      Accounting changes (cont’d)

(in millions of dollars)

Personal income tax

Personal income tax has been adjusted by the amounts owed at the end of the fiscal year by the federal government once its tax processing activities were completed. Previously, these amounts were accounted for upon receipt.

The impact of this change was accounted for retroactively to previous years with restatement of the statement of financial position for the previous fiscal year. However, since the impact on the 2008-2009 results was not material, the revenue for that fiscal year was not restated.

This increased (decreased) the following items:

	2010	2009

Accounts receivable	165	165
Accumulated deficit and net debt, beginnig of year	(165)	(165)
Accumulated deficit and net debt, end of year	(165)	(165)

4.      Income and property taxes

(in millions of dollars)

According to applicable legislation, revenue from income and property taxes is recorded after deducting the following amounts:

	2010	2009

Personal income tax
Refundable tax credits
Child Support Program	2 130	2 113
Sales tax	519	521
Day care expenses	271	195
Home-support services for seniors	232	214
Informal caregivers	45	43
Education savings	57	55
Work premium	377	365
Home renovation and improvement	171
Medical expenses	43	39
Other	53	51
Property tax refunds	317	296
	4 215	3 892
Corporate tax
Refundable tax credits
Scientific research and experimental development	583	709
Job creation in a designated region	105	124
Construction of public access roads and bridges	156	108
Cinematographic productions	87	68
Resources	128	129
Reporting of tips	54	51
Salaries paid by a corporation carrying out an activity in a designated site	50	40
Salaries paid to employees working in the Cité du commerce électronique	12	45
Multimedia titles	75	65
Salaries paid by a corporation - Cité du multimédia	21	39
E-business	122	14
Other	224	238
	1 617	1 630
	5 832	5 522

5.      Duties and permits

(in millions of dollars)

According to applicable legislation, revenue from duties and permits is recorded after deducting the following amounts:

	2010	2009

Gross revenue	2 026	1 894
Deductions
Silvicultural work and other forest management activities	103	142
Other	45	38
	148	180
Net revenue	1 878	1 714

6.      Federal government transfers to be repaid

(in millions of dollars)

	2010	2009
Federal government transfers
Equalization and Canada Health and Social Transfer (1)	1 481	1 664
Other programs	19	9
	1 500	1 673

(1)

Includes the balance of $1 426 million ($1 664 million as at March 31, 2009) of an original amount of $2 377 million to be repaid over 10 years as of 2006-2007 in regard to the measures adopted by the federal government to mitigate the decrease in transfers in 2003-2004 and 2004-2005.

7.      Pension plans and other employee future benefits

(in millions of dollars)

Liability regarding pension plans and other employee future benefits

	Value before unamortized actuarial gains and losses	Unamortized actuarial gains (losses)	2010	2009
				restated (Note 3)
Pension plans
Obligations relating to vested benefits	76 922	(5 552)	71 370	66 632
Assets related to pension plans	(38 353)	(3 228)	(41 581)	(36 854)
	38 569	(8 780)	29 789	29 778
Other employee future benefits
Obligations relating to vested rights and benefits	1 338	(100)	1 238	1 114
Funds related to other employee future benefits	(1 074)	(32)	(1 106)	(1 055)
	264	(132)	132	59
	38 833	(8 912)	29 921	29 837

Pension plans

The Gouvernement du Québec contributes to several pension plans for its employees. Employees of the public and parapublic sectors, the Members of the National Assembly and the judges of the Court of Québec participate in these plans.

	Estimated number of participants as at December 31, 2009		Number of beneficiaries as at December 31, 2009
Government and Public Employees Retirement Plan (RREGOP)	510 000		185 854
Pension Plan of Management Personnel (PPMP)	28 000		21 846
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)	240	(1)	47 604	(1)
Civil Service Superannuation Plan (CSSP)	100	(1)	22 724	(1)
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 375		4 651
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 250		1 504
Pension Plan of the Judges of the Court of Québec (PPJCQ)	270		329
Pension Plan for Federal Employees Transferred to Employment with the Gouvernement du Québec (PPFEQ)	225	(2)	117	(2)
Pension Plan of the Members of the National Assembly (PPMNA)	123		332
Pension plan of the Université du Québec (PPUQ)	8 200		2 675
	555 783		287 636

(1)	These plans have not admitted any new participants since July 1, 1973.
(2)	This plan has not admitted any new participants since it came into effect on January 1, 1992.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

These plans are “defined benefit” pension plans, which means that they guarantee participants a set income upon retirement, calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued prior to July 1, 1982 or, in the case of the PPUQ, prior to January 1, 2005, is usually indexed to the cost of living; the portion of benefits accrued after those dates is partially indexed.

There are two types of pension plans:  —   cost-sharing pension plans;
—   cost-balance pension plans.

Cost-sharing pension plans

In the case of regular service under RREGOP and the PPMP, the Government covers costs at a rate of 50% for years of service since July 1, 1982 and 58.33% (7/12) for years of service prior to July 1, 1982. The contributions of participants and independent employers1 are remitted to the Caisse de dépôt et placement du Québec.

In the case of the PPPOCS, the Government covers 46% of costs, while employees cover 54%. Employee contributions are paid into the Consolidated Revenue Fund.

In the case of the SPMSQ, the Government covers 2/3 of the cost of the plan for years of service since January 1, 2007. Prior to this date, the plan was a cost-balance plan. Since January 1, 2007, the contributions of participants and employers for these years of service have been paid into two separate funds with the Caisse de dépôt et placement du Québec. The Government is not obliged to contribute on a monthly basis. Based on the actuarial valuations required by the Minister of Finance, the latter determines the contributions which might, from year to year but no later than every three years, be capitalized to reflect the Government’s commitments to this plan for years of service after December 31, 2006.

Cost-balance pension plans

Cost-balance pension plans are plans for which employers cover the difference between the cost of plans and the contributions paid by participants. This is the case of the TPP, the PPCT, the CSSP, the SPMSQ for years of service prior to January 1, 2007, the PPJCQ, the PPFEQ, the PPMNA, the PPUQ and the cost of service transferred from the CSSP and the TPP to RREGOP and the PPMP.

1 Employers who are required to pay contributions under the provisions of the statutes that set up the pension plans.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

The contributions of participants and independent employers to all of these plans, except the PPUQ and the PPFEQ, are paid into the Consolidated Revenue Fund. The Government covers the difference between the cost of each plan and the amounts paid by participants and independent employers.

Pension plans liability

The pension plans liability is recorded by the Government in conformity with the recommendations of the Canadian Institute of Chartered Accountants for public sector pension plans.

The pension plans liability is established on the basis of the value of actuarial obligations relating to vested benefits for the pension plans as a whole, taking into account certain adjustments stemming from actuarial gains or losses noted during the actuarial valuations prepared every three years and the extrapolations made between two valuations. These gains and losses are amortized over the estimated average remaining active career of participants, which varies from 9 to 16 years for the main plans.

As shown in the following table on the main pension plans, the value of obligations relating to vested benefits, net of unamortized actuarial gains and losses, is estimated at $71 370 million as at March 31, 2010 for the pension plans as a whole, including $47 219 million for RREGOP and the PPMP.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Breakdown of the pension plans liability

	Obligations according to actuarial valuations(1)	Change in obligations between January 1, 2010 and March 31, 2010	Value before unamortized actuarial gains and losses	Unamortized actuarial gains (losses)	2010	2009
						restated (Note 3)
Obligations relating to vested benefits
RREGOP
- regular service	38 249	546	38 795	(3 066)	35 729	33 271
- transferred service	3 126	(21)	3 105	(154)	2 951	2 980
PPMP
- regular service	8 263	101	8 364	(949)	7 415	6 918
- transferred service	1 190	(7)	1 183	(59)	1 124	1 144
TPP and PPCT	13 759	(123)	13 636	(1 036)	12 600	12 963
CSSP	4 533	(45)	4 488	(171)	4 317	4 473
SPMSQ	3 510	26	3 536	(102)	3 434	3 359
PPUQ	2 229		2 229	(3)	2 226
Other	1 572	14	1 586	(12)	1 574	1 524
	76 431	491	76 922	(5 552)	71 370	66 632
Assets related to pension plans
Sinking fund			(35 191)	(3 009)	(38 200)	(36 025)
PPUQ assets			(2 406)	(191)	(2 597)
Other pension plan assets			(944)	(28)	(972)	(829)
Valuation allowance - PPUQ			188		188
			(38 353)	(3 228)	(41 581)	(36 854)
			38 569	(8 780)	29 789	29 778

(1)	Data based on actuarial valuations and extrapolations as at December 31, 2009, except in the case of the PPUQ, where the data are based on actuarial valuations and extrapolations as at March 31, 2010.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Change in obligations relating to vested benefits

	2010	2009

Obligations, beginning of year (1)	71 557	67 815
Cost of vested benefits	1 669	1 536
Interest on pension plans	4 714	4 312
Benefits paid	(4 194)	(4 059)
Transfers from other plans		23
Actuarial losses (gains) for the year	3 161	(69)
Change in obligations relating to certain pension credits (2)	15	(74)
Obligations, end of year	76 922	69 484

(1)

Owing to line-by-line consolidation of the Université du Québec and its branches in the Government’s consolidated financial statements in 2009-2010, the opening obligation balance increased by $2 073 million. The comparative data for 2008-2009 have not been restated to take this change into account (see Note 3).

(2)

The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the assets of the fund created to provide for their payment, whichever is higher.

Value of obligations relating to vested benefits for the pension plans as a whole

The value of obligations relating to vested benefits for the pension plans as a whole for service rendered as at a given date is determined using the actuarial projected benefit method prorated on service, taking into account, among other things, the most probable long-term economic assumptions. The evaluation is done by actuaries of the Commission administrative des régimes de retraite et d’assurances (CARRA), except in the case of the PPUQ, where it is carried out by a firm of actuaries from the private sector.

Main economic assumptions used

	Pension plans other than the PPUQ		PPUQ
	2010-2020	2021 and thereafter	Long-term assumptions
- Yield, net of inflation	4.50%	4.50%	4.75%
- Inflation rate	2.07%	2.75%	2.75%
- Discount rate for obligations relating to vested benefits	6.57%	7.25%	7.50%
- Salary escalation rate, net of inflation	0.10%	0.50%	0.50%

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Changes in these assumptions may lead to a material increase or decrease in the value of obligations relating to vested benefits. The following table shows, for the main assumptions, the potential impact of a difference of 0.25% in the value of obligations for the four main pension plans (RREGOP — regular service, PPMP — regular service, TPP, CSSP). The table also shows the impact of a one-year difference in life expectancy. According to current assumptions, the life expectancy of beneficiaries aged 60 is 23.1 years for men and 26.6 years for women.

Impact of changes in the main assumptions on the value of obligations relating to vested benefits as at March 31, 2010

		Impact
Assumptions	Change	$	%

- Yield, net inflation	- Increase of 0.25%	(1 900)	- 3.0
	- Decrease of 0.25%	2 000	+ 3.2
- Inflation rate	- Increase of 0.25%	(460)	- 0.7
	- Decrease of 0.25%	480	+ 0.8
- Salary escalation rate, net of inflation	- Increase of 0.25%	430	+ 0.7
	- Decrease of 0.25%	(420)	- 0.7
- Life expectancy	- Increase of 1 year	1 220	+ 2.0
	- Decrease of 1 year	(1 360)	- 2.2

Actuarial valuations and subsequent estimates

The value of obligations relating to vested benefits, as determined by actuarial valuations, is the object of extrapolations for the years between two valuations.

The value of these obligations as at March 31 was determined using actuarial valuations:

•                  as at December 31, 2008 for regular service under RREGOP, the PPMP, the CSSP,  the TPP, the PPMNA and the PPUQ;

•                  as at December 31, 2007 for the PPJCQ, the PPFEQ and the Retirement Plan for Senior Officials included in the PPMP;

•                  as at December 31, 2006 for the PPPOCS, the PPCT, the SPMSQ and service transferred from the TPP and the CSSP to RREGOP and the PPMP.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Retirement Plans Sinking Fund (RPSF)

In accordance with the statutes setting up the various pension plans, the Government is not usually required to pay contributions into the plans1. Payment of the Government’s share of benefits paid under the plans is ensured by the Consolidated Revenue Fund.

The Financial Administration Act2 allows the Minister of Finance to make long-term deposits from the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec in order to create a sinking fund to provide for the payment of some or all of the benefits under the pension plans, up to the amount recorded in the non-budgetary pension plans account3.

In December 1999, under an agreement on the renewal of its employees’ collective agreements, the Government set the objective that, in 2020, the sums accumulated in the Retirement Plans Sinking Fund would be equal to 70% of the obligations relating to vested benefits under the pension plans, except the PPUQ.

Assets of the PPUQ and other pension plan assets

The assets of the pension plans consist of funds associated with pension credits acquired by employees following transfers of supplemental pension plans to RREGOP, as well as the fund of Government contributions to the SPMSQ, set up on January 1, 2007, and the PPUQ and PPFEQ funds. The PPFEQ fund consists of employee contributions, Government contributions and sums transferred by the federal government upon the creation of the pension plan.

All the assets of these funds, which were established pursuant to the provisions of the pension plans concerned, are deposited with the Caisse de dépôt et placement du Québec, except for those of the PPUQ, which are administered by a private trustee.

1  Some of the pension plans are covered by other types of capitalization agreements, namely, the PPUQ, the PPFEQ and the SPMSQ (for years of service after January 1, 2007).

2  R.S.Q., c. A-6.001

3  In this case, the non-budgetary account of the pension plans corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Change in the adjusted market value of assets related to the pension plans

	2010				2009
	Retirement Plans sinking Fund	PPUQ assets	Other pension plan assets	Total	Total

Adjusted market value, beginning of year	34 394	2 316 (1)	811	37 521	32 904
Forescast return on investments	2 322	157	28	2 507	2 195
Consolidated Revenue Fund payments					2 100
Contributions paid		90	130	220
Benefits paid		(63)	(33)	(96)	(29)
Actuarial gains (losses) for the year	(1 525)	(94)	(7)	(1 626)	(1 891)
Change in assets value relating to certain pension credits (2)			15	15	(74)
Adjusted market value, end of year	35 191	2 406	944	38 541	35 205

(1)         Owing to line-by-line consolidation of the Université du Québec and its branches in the Government’s consolidated financial statements in 2009-2010, the opening ajusted market value balance increased by $2 316 million. The comparative data for 2008-2009 have not been restated to take this change into account (see Note 3).

(2)         The Government’s obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the assets of the fund created to provide for their payment, whichever is higher.

As at March 31, 2010, the respective market values of the sinking fund’s assets and the other pension plan assets, deposited with the Caisse de dépôt et placement du Québec, were $29 560 million and $875 million ($25 535 million and $706 million as at March 31, 2009). The market value of PPUQ assets was $2 196 million as at March 31, 2010.

Investment policy of the Retirement Plans Sinking Fund as at March 31

This sinking fund is a major asset that is managed by the Caisse de dépôt et placement du Québec according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), market securities (e.g. shares) and investments in other investment categories (e.g. capital assets, private investments and infrastructure). The target allocation for the RPSF’s assets is as follows:

Retirement Plans Sinking Fund benchmark portfolio

	2010	2009

Fixed income	30.8%	30.0%
Equity markets	36.2	35.5
Other investments	33.0	34.5
	100.0%	100.0%

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

In 2009-2010, the forecast return on the sinking fund’s assets was 6.73% (6.57% in 2008-2009); the realized return, based on the market value of investments, was 15.78% (-25.70% in 2008-2009).

Total cost of pension plans

	2010	2009

Pension costs
Cost of vested benefits excluding interest charges	1 669	1 536
Employee contributions	(69)	(36)
Independent employer contributions	(2)
	1 598	1 500
Amortization of adjustments to estimates based on actuarial gains or losses	464	515
	2 062	2 015
Interest on pension plans	2 295 (1)	2 116	(1)
Total	4 357	4 131

(1)         After deducting investment income of $2 419 million in 2009-2010 ($2 196 million in 2008-2009) of the Retirement Plans Sinking Fund and other pension plan assets, income that takes into account the amortization of adjustments arising from actuarial gains and losses (negative adjustment of $152 million; zero adjustment in 2008-2009) and the change in the valuation allowance (positive adjustment of $64 million).

Funding of pension plans

Actuarial valuations for funding purposes for regular service under “cost-sharing” pension plans (RREGOP, PPMP AND PPPOCS)

By law, CARRA actuaries are required to prepare, every three years, an actuarial valuation for funding purposes for each of the pension plans in order to determine the rates of contribution for these plans. To that end, the actuaries take legislative provisions and collective agreements into account using the valuation method agreed upon by the parties concerned and economic assumptions that are more conservative than those used to prepare valuations for accounting purposes.

According to these valuations, the Government commitment for funding purposes is calculated as the fund that the Government would have amassed had it been required to pay contributions since 1973 on the same bases as those used to determine the rate of contribution of participants. In the case of RREGOP and the PPMP, this fund was estimated at $43 817 million at fair value and $54 920 million at cost as at December 31, 2009 ($40 128 million at fair value and $53 311 million at cost as at December 31, 2008). In the case of the PPPOCS, for which employee contributions were paid into the Consolidated Revenue Fund, the value of the fund that would have been amassed by employees and the Government was $871 million at cost as at December 31, 2009 ($863 million as at December 31, 2008).

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

The difference between these amounts and the liability recorded for these three plans represents a non-payable amount that does not have to be entered as a liability of the Government. The recorded liability corresponds to the value of obligations relating to vested benefits under the plans, net of unamortized actuarial gains and losses, as established in the present financial statements. A number of the Government’s labour-management associations submitted an application to the Québec Superior Court requesting that it recognize that this difference constitutes a Government commitment. In July 2004, the ruling handed down by the Québec Superior Court on this application concluded that:

•                  in every fiscal year since 1973, the Government has disclosed, in an appropriate manner and in accordance with the standards of the Canadian Institute of Chartered Accountants, its financial commitments regarding the sharing of the cost of the Government and Public Employees Retirement Plan (RREGOP), the Pension Plan of Management Personnel (PPMP) and the Pension Plan of Peace Officers in Correctional Services (PPPOCS), as provided in the legislation concerned;

•                  sharing the cost of financing the pension plans concerned, namely, RREGOP, the PPMP and the PPPOCS, does not commit the Government to using the same actuarial bases as those employed to constitute the pension funds of participating employees, especially since the evidence revealed no risk of a detrimental impact on the pension wealth of each covered participating employee at any time.

The Government’s labour-management associations appealed this ruling in August 2004. In January 2006, the Québec Court of Appeal suspended the appeal to allow the labour organizations of employees who participate in these plans to bring a new application before the Québec Superior Court for a declaratory judgment on this subject. An application to this effect was filed by these labour organizations in April 2006. In July 2010, the organizations abandoned the lawsuit they had instituted for the purpose of obtaining a declaratory judgment. The proceedings instituted by the labour-management associations are still pending before the Québec Court of Appeal.

Other employee future benefits

In addition to the pension plans, the Government sponsors other programs of future benefits for its employees, namely accumulated sick leave and the survivor pension plan. The Université du Québec and its branches also offers specific programs to its employees, namely, lump-sum payments upon early retirement and retiree group insurance plans. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Civil service employees can accumulate the unused sick leave days they are entitled to annually and monetize them at 50% in case of termination of employment, retirement or death, up to an amount representing the equivalent of 66 days. In addition, employees can utilize these unused days as fully paid leave days for preretirement.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the obligation relating to accumulated sick leave in order to establish an accumulated sick leave fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for unused sick leave.

The survivor pension plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors, accounting for 90% of the insured population. The Government pays amounts into a fund with the Caisse de dépôt et placement du Québec, dedicated specifically to the payment of benefits earned by plan beneficiaries.

Liability regarding other employee future benefits

Obligations relating to the different programs, except the survivor pension plan, are vested as employees provide services to the Government. The value of these obligations is established using an actuarial method that takes into account the length of the active career of employees. The method reflects the way that employees earn benefits.

For the survivor pension plan, an obligation is recognized when the death of an eligible person occurs.  The value of the obligations is established using an actuarial method that determines the present value of pensions then acquired by beneficiaries.

Adjustments arising from actuarial gains and losses, recognized at the time of the actuarial valuations of the obligations of these programs, are amortized over the estimated average remaining active career of the employees concerned, except in the case of the survivor pension plan, where they are amortized over the average remaining life expectancy of the beneficiaries.

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Breakdown of the liability regarding other employee future benefits

	Value before unamortized actuarial gains and losses (1)	Unamortized actuarial gains (losses)	2010	2009
Obligations relating to vested rights and benefits
Accumulated sick leave	783	(111)	672	717
Survivor pension plan	385	17	402	397
Université du Québec programs	170	(6)	164
	1 338	(100)	1 238	1 114
Fund related to other employee future benefits
Accumulated Sick Leave Fund	(656)	(1)	(657)	(616)
Survivor Pension Plan Fund	(418)	(31)	(449)	(439)
	(1 074)	(32)	(1 106)	(1 055)
	264	(132)	132	59

(1)         Data based on actuarial valuations and extrapolations as at March 31, 2010.

Change in obligations relating to vested rights and benefits

	2010					2009
	Accumulated sick leave	Survivor pension plan	Université du Québec programs		Total	Total

Obligations, beginning of year	717	373	168	(1)	1 258	1 140
Cost of vested rights and benefits	53	14	10		77	58
Interest on other employee future benefits	46	25	8		79	71
Benefits paid	(144)	(32)	(19)		(195)	(180)
Actuarial losses (gains) for the year	111	5	3		119	1
Obligations, end of year	783	385	170		1 338	1 090

(1)         Owing to line-by-line consolidation of the Université du Québec and its branches in the Government’s consolidated financial statements in 2009-2010, the opening obligation balance increased by $168 million. The comparative data for 2008-2009 have not been restated to take this change into account (see Note 3).

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

Actuarial valuations and subsequent estimates

The value of obligations relating to vested rights and benefits, as determined by actuarial valuations, is the object of extrapolations for the years between two valuations.

The value of these obligations as at March 31 was determined using the following actuarial valuations:

•                 as at March 31, 2010 for accumulated sick leave;

•                 as at December 31, 2009 for the survivor pension plan;

•                 as at March 31, 2009 for Université du Québec plans.

The value of obligations relating to vested rights and benefits is estimated using the most likely long-term economic assumptions, as follows:

	Accumulatedd sick leave	Survivor pension plan	Université du Québec programs
- Yield, net of inflation	4.50%	4.50%	—
- Inflation rate	2.75%	2.75%	2.75%
- Salary escalation rate, net of inflation	0.50%	—	0.50%
- Discount rate for obligations relating to vested rights and benefits	7.25%	7.25%	4.50%

Change in the adjusted market value of funds related to other employee future benefits

	2010			2009
	Accumulated Sick Leave Fund	Survivor Pension Plan Fund	Total	Total

Adjusted market value, beginning of year	611	418	1 029	428
Forecast return on investments	41	28	69	44
Consolidated Revenue Fund payments		16	16	609
Benefits paid		(32)	(32)	(31)
Actuarial gains (losses) for the year	4	(12)	(8)	(21)
Adjusted market value, end of year	656	418	1 074	1 029

As at March 31, 2010, the respective market values of the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $677 million and $346 million ($591 million and $314 million as at March 31, 2009).

7.      Pension plans and other employee future benefits (cont’d)

(in millions of dollars)

In 2009-2010, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor Pension Plan Fund both amounted to 6.75% (6.75% in 2008-2009); the respective realized returns, based on the market value of investments, were 14.63% and 15.88% (-1.32% and -25.43% in 2008-2009).

Total cost relating to other employee future benefits

	2010						2009
	Accumulated sick leave		Survivor pension plan		Université du Québec programs	Total	Total

Cost of other employee future benefits
Cost of vested rights and benefits	53		14		10	77	58
Amortization of adjustments based on actuarial gains or losses			(2)			(2)	(2)
	53		12		10	75	56
Interest on other employee future benefits	5	(1)	(1	)(2)	8	12	27
Total	58		11		18	87	83

(1)         After deducting Accumulated Sick Leave Fund investment income of $41 million ($16 million in 2008-2009).

(2)         After deducting Survivor Pension Plan Fund investment income of $26 million ($28 million in 2008-2009), income that takes into account the amortization of adjustments arising from actuarial gains and losses related to this fund (negative adjustment of $2 million; zero adjustment in 2008-2009).

8.                  Risk management and derivative instruments

(in millions of dollars)

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies by using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to repay the interest and principal on loans in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt as at March 31, 2010 was 96.7% in Canadian dollars, 1.3% in yen, 1.3% in Swiss francs and 0.7% in euros (as at March 31, 2009: 93.3% in Canadian dollars, 1.0% in U.S. dollars, 1.4% in yen, 2.0% in Swiss francs and 2.3% in euros). These rates are calculated on the basis of the Government’s gross debt1. A change of 1.0% in the Canadian dollar in relation to foreign currencies would lead to a change of $55 million in the gross debt1 and $9 million in annual debt service.

For the 2009-2010 fiscal year, foreign exchange losses of $16 million were recorded under results and are included in debt service (foreign exchange gain of $36 million for fiscal 2008-2009).

Interest rate risk

Interest rate risk is the risk that debt service will vary unfavourably according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or short-term derivative products. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates or vice versa on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt as at March 31, 2010 was 72.1% at fixed rates and 27.9% at variable rates (as at March 31, 2009: 69.0% at fixed rates and 31.0% at variable rates). These rates are calculated on the basis of the Government’s gross debt1.

1  Gross debt including advance borrowings.

8.      Risk management and derivative instruments (cont’d)

(in millions of dollars)

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

Credit risk

Credit risk is the risk that a counterparty will default on his contractual obligations, an event that could entail financial losses for the Government. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential losses by a counterparty.

A credit limit is set for each counterparty based mainly on his credit rating. When this limit is exceeded, a process is implemented to ensure that the amounts owed by the counterparty concerned fall within the limits set.

The Government deals with major financial institutions whose credit rating is equal to or higher than its own by using as a reference the ratings granted by major rating agencies. As at March 31, 2010, 99.8% of the derivative instrument portfolio was associated with counterparties whose credit rating was equal to or higher than that of the province of Québec with at least one of these agencies.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the Consolidated Revenue Fund has obtained lines of credit totalling C$1 165 million from various Canadian banking institutions.

In addition, the Consolidated Revenue Fund has concluded credit agreements for U.S.$3 500 million with a Canadian and international banking syndicate.

As at March 31, 2010, $9.1 million was being drawn on the lines of credit with Canadian banking institutions, while no funds were being drawn on the credit agreements.

9.      Debts

(in millions of dollars)

	2010					2009
	Debt			Total after		Total after
Currency	In millions of monetary units	Total in Canadian equivalent	Derivative instruments - net	impact of derivative instruments		impact of derivative instruments

In Canadian dollars	108 802	108 802	31 522	140 324	(1)	126 600 (1)
In U.S. dollars	15 859	16 107	(15 270)	837		2 413
In yen	334 679	3 638	(1 455)	2 183		2 350
In euros	8 474	11 641	(10 499)	1 142		3 639
In Swiss francs	2 246	2 166	(4)	2 162		3 197
Other currencies (2)	3 908	1 256	(1 256)	—		(1)
		143 610	3 038	146 648		138 198
Less
Derivative instruments - net		(3 038)	3 038	—		—
Sinking fund (1) (3) (4)		5 594		5 594		4 974
Debts before deferred foreign exchange gain (loss)		141 054	—	141 054		133 224
Deferred foreign exchange gain (loss)		1 127		1 127		(571)
		142 181	—	142 181		132 653

(1)         The Government held $3 399 million worth of its securities as at March 31, 2010 ($3 309 million as at March 31, 2009), i.e. $1 975 million ($2 692 million as at March 31, 2009) held by the Sinking Fund, $1 221 million ($535 million as at March 31, 2009) included in short-term investments, $83 million ($51 million as at March 31, 2009) included in long-term investments, $40 million (no amount as at March 31, 2009) included in investments in government enterprises and $80 million ($31 million as at March 31, 2009) held by the sinking funds relating to borrowings by the health and social services and education networks

(2)         In 2009 and 2010, other currencies included the pound sterling, the Mexican peso, the Australian dollar, the New Zealand dollar and the Hong Kong dollar. A detailed table by type of currency and debt is presented in Appendix 17.

(3)         The payments to the sinking fund arise from commitments made by the Government in contracts prepared when the borrowings were issued. This sinking fund was associated with $13 068 million in debt as at March 31, 2010 ($14 648 million as at March 31, 2009).

(4)         Including $4 723 million ($4 168 million as at March 31, 2009) for repaying the debt in Canadian dollars and $871 million ($806 million as at March 31, 2009) for repaying the debt in U.S. dollars.

9.      Debts (cont’d)

(in millions of dollars)

Weighted average interest rate (1)

Currency	2010	2009

In Canadian dollars	3.90%	4.20%
In U.S. dollars	3.95	4.55
In yen	4.06	6.00
In euros	6.16	2.86
In Swiss francs	1.61	1.49
Weighted average rate	3.90%	4.16%

(1)         The weighted average interest rate corresponds to the effective rate of borrowings in effect on March 31, after the impact of derivative instruments.

Debt schedules after impact of derivative instruments

(in millions of dollars)

Maturing on March 31 (1)	In Canadian dollars (2)	In U.S. dollars (2)	In yen	In euros	In Swiss francs	Other currencies	Total

2011	20 507	(137)	41				20 411
2012	9 530	(72)	179	(1)			9 636
2013	8 302	(6)		(3)			8 293
2014	10 048	20	108				10 176
2015	12 539	(331)	391	(7)	237		12 829
	60 926	(526)	719	(11)	237	—	61 345
2016-2020	36 648	961	1 290	1 050	1 731		41 680
2021-2025	6 118	(692)			194		5 620
2026-2030	7 077	223	174	103			7 577
2031-2035	6 958						6 958
2036 and thereafter	17 874						17 874
	135 601	(34)	2 183	1 142	2 162	—	141 054

(1)         This schedule takes into account $3 322 million for Treasury bills and $6 675 million for short-term borrowings in 2011 and was drawn up considering projected repayments of $1 428 million in 2011, $713 million in 2012, $750 million in 2013, $765 million in 2014, $515 million in 2015, $2 293 million in 2016-2020 and $9 million in 2021-2025 for savings products redeemable on demand.

(2)         These schedules take into account the sinking fund of $4 723 million for debts in Canadian dollars and $871 million for debts in U.S. dollars.

9.      Debts (cont’d)

(in millions of dollars)

Repayment of debts by the sinking fund relating to borrowings

Maturing on March 31	In Canadian dollars	In U.S. dollars	Total

2011	558		558
2012	490		490
2013	81		81
2014	46		46
2015	91		91
	1 266	—	1 266
2016-2020	68		68
2021-2025	990	490	1 480
2026-2030	2 399	381	2 780
	4 723	871	5 594

10.    Fixed assets

(in millions of dollars)

Fixed assets are recorded at cost. They are depreciated on straight-line basis over their useful life:

Category	Useful life

Buildings (1) (institutional and operations buildings, leasehold improvements)	10 to 50 years
Facilities (1) (organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years
Complex networks (2) (road, maritime and air transportation infrastructures, natural resource development networks, dams and other large structures, etc.)	10 to 60 years
Equipment (1) (transport vehicles, machinery, furniture, data processing and office automation equipment, specialized medical and educational equipment, etc.)	3 to 30 years
Development of data processing systems (design, production and implementation of data processing systems, including the cost of equipment and software acquired specifically for this purpose)	5 to 10 years

(1)         These categories include fixed assets rented under capital leases.

(2)         Except for certain Laval metro infrastructures that are depreciated on a straight-line basis over a period of 100 years.

Works of art and historic properties consist mainly of paintings, sculptures, drawings, prints, photographs, films and videos and their cost is charged to expenditures for the fiscal year in which they are acquired.

Fixed assets

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2010 Total	2009 Total
								restated (Note 3)
Cost	1 786	33 500	572	25 943	12 556	3 612	77 969	40 116
Accumulated depreciation		(14 803)	(265)	(11 178)	(8 009)	(1 886)	(36 141)	(18 156)
Net book value	1 786	18 697	307	14 765	4 547	1 726	41 828	21 960

Fixed assets are broken down in Appendix 18.

11.    Contractual obligations

(in millions of dollars)

As part of its operations, the Government concluded various long-term agreements, the most important of which gave rise to the following contractual obligations:

	2010		2009

Transfers
Funding for the acquisition of fixed assets (1)	10 649		9 017
Agreements (2)	9 633		9 606
	20 282		18 623
Minimum undiscounted payments under operating leases	3 089		2 212
Acquisition of fixed assets (3)	5 204		4 180
Supply of goods and services (3)	4 856		2 296
Pledged loans and investments	912		494
Other	327
	34 670	(4)	27 805	(4)

(1)         In addition to this amount, the Government covers, through the payment of transfers to these beneficiaries, interest related to the funding of these fixed asset acquisitions.

(2)         In addition to this amount, the Government covers, through the payment of transfers, interest related to the funding of certain agreements totalling $149 million ($179 million as at March 31, 2009).

(3)         The contractual obligations related to the acquisition of fixed assets and supply of goods and services include an amount of $3 538 million ($2 975 million as at March 31, 2009) arising from private-public partnership agreements. Under these agreements, the Government also covers financing costs related to these fixed assets.

(4)         Contractual obligations in foreign currency are indicated in Canadian equivalent at the rates in effect on March 31 and take foreign exchange forward contracts into account.

Schedule

Maturing on March 31	Transfers - Funding for the acquisition of fixed assets	Transfers - Agreements	Operating leases	Acquisition of fixed assets	Supply of goods and services	Pledge loans and investments	Other	Total

2011	1 951	2 211	465	2 921	1 223	408	132	9 311
2012	1 245	1 056	395	1 010	850	180	60	4 796
2013	1 037	735	339	589	418	161	27	3 306
2014	1 152	663	303	44	255	94	19	2 530
2015	932	259	255	13	198	42	14	1 713
	6 317	4 924	1 757	4 577	2 944	885	252	21 656
2016-2020	2 983	1 178	812	28	294	27	51	5 373
2021-2025	440	1 000	302		268		19	2 029
2026-2030	176	694	170		336		4	1 380
2031-2035	87	430	17		381			915
2036 and thereafter	13	1 399	26		541			1 979
	10 016	9 625	3 084	4 605	4 764	912	326	33 332
No fixed maturity date	633	8	5	599	92		1	1 338
	10 649	9 633	3 089	5 204	4 856	912	327	34 670

Contractual obligations with regard to transfers are broken down in Appendix 19.

12.    Contingencies

(in millions of dollars)

A)               Under its various financial assistance programs, the Government guarantees borrowings and other financial initiatives by third parties for an amount of $10 581 million as at March 31, 2010 ($10 706 million as at March 31, 2009). These net guaranteed financial initiatives are summarized in Appendix 20.

B)               A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract, damages suffered by individuals or property, and related elements. In some cases, the amounts claimed are mentioned; in others, no mention is made of them. The cases for which claim amounts have been established represent $1 749 million. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records a provision to this effect under “Accounts payable and accrued expenses” only once it appears likely that these cases will give rise to disbursements and the amount can be reasonably estimated.

C)               Some of Québec’s Aboriginal communities have instituted legal proceedings involving $6 055 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings are currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

D)               Since 2006-2007, the Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

A survey of contaminated lands was conducted for this purpose. As at March 31, 2010, $1 776 million was recorded to “Other liabilities” for approximately 1 744 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file is increased to take into account the degree of precision of the method used. For example, the environmental liability recorded as at March 31, 2010 takes into account an increase of $532 million in costs ($483 million as at March 31, 2009).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated. Given the difficulties inherent in evaluating this liability, the Government’s obligations, which will be recognized until March 31, 2011 for contaminated land existing as at March 31, 2006, will be posted to accumulated deficits, in accordance with the accounting policy.

13.    Cash flow information

(in millions of dollars)

Change in financial assets and liabilities related to operations

	2010	2009
Financial assets
Cash and notes on hand and outstanding deposits	(31)	279
Accounts receivable	(274)	1 122
Accrued interest on investments		4
Inventories intended for sale	3	(2)
Deferred expenses related to debts	(68)	(209)
	(370)	1 194
Liabilities
Outstanding cheques	(96)	(6)
Accounts payable and accrued expenses	344	(138)
Federal government transfers to be repaid	(174)	(229)
Other liabilities	(87)	(38)
Deferred revenue	746	234
	733	(177)
	363	1 017

Liquid assets, beginning of year

	2010	2009

Already established liquid assets, beginning of year	8 170	3 531

Beginning-of-year liquid assets from institutions in the health and social services and education networks following their line-by-line consolidation	1 266

Liquid assets, beginning of year	9 436	3 531

13.    Cash flow information (cont’d)

(in millions of dollars)

Net financial requirements and financing transactions

	2010	2009

Liquid assets provided by operating activities	4 184	4 812
Liquid assets used for investment activities	(2 009)	(1 588)
Liquid assets used for fixed asset investment activities	(6 893)	(3 754)
Net financial requirements	(4 718)	(530)

Liquid assets provided by financing activities	1 016	5 169
Change in liquid assets during the year	3 702	(4 639)
Financing transactions	4 718	530

14.    Asset-backed term notes (ABTNs)

(in millions of dollars)

On January 21, 2009, an agreement was concluded on the restructuring of asset-backed commercial paper (ABCP) issued by third parties. This ABCP was replaced by longer term notes whose maturities better match those of the underlying assets. These new securities are called asset-backed term notes (ABTNs).

As at March 31, 2010, ABTNs were held by certain line-by-line consolidated agencies ($192 million; $211 million as at March 31, 2009), health and social services and education network organizations ($64 million; $75 million as at March 31, 2009) and government enterprises ($141 million; $168 million as at March 31, 2009).

ABTNs were also held through participation deposits in funds entrusted to the Caisse de dépôt and placement du Québec (CDPQ). The units in question were held by the Retirement Plans Sinking Fund ($2 624 million; $2 728 million as at March 31, 2009), the Survivor Pension Plan Fund ($34 million; $35 million as at March 31, 2009), other pension plan assets ($34 million; $35 million as at March 31, 2009), the Generations Fund ($57 million; $59 million as at March 31, 2009) and other consolidated agencies ($43 million; $45 million as at March 31, 2009).

Restructuring of third-party ABCP

ABCP is a short-term financial instrument issued by trusts, also called “conduits”, on a discount or interest-bearing basis, generally for a term of 30, 60 or 90 days. The assets, such as commercial or residential mortgage debts, or the exposure to risk, such as credit default swaps, which support the commercial paper, are acquired by a conduit through various types of transactions including, in particular, the issue of commercial paper or term notes.

Financial instruments serving as assets for a conduit that issues ABCP generally have maturities that are longer than the maturity of the ABCP issued. Therefore, the conduit must typically have liquidity backstop facilities with a financial institution that it can avail itself of on certain conditions, in the event that it is not able to issue new ABCP securities in order to redeem those that mature or to meet the need for additional liquid assets.

The subprime mortgage crisis in the United States caused disruption on international markets, which resulted in a liquidity crisis on the Canadian third-party ABCP market in August 2007. Consequently, neither the ABCP-holding entities of the Government’s reporting entity nor the CDPQ were able to obtain payment of the sums owed to them under their third-party ABCP holdings when the latter matured.

14.    Asset-backed term notes (ABTNs) (cont’d)

(in millions of dollars)

Pan-Canadian Investors Committee restructuring plan

Third-party ABCP restructuring efforts, which began in August 2007 and in which the Québec government played an active role, led to the conclusion of an agreement on December 24, 2008 between the Pan-Canadian Investors Committee and banks that had purchased protection. The agreement was then subject to approval by the decision-making authorities of the institutions concerned, as well as to the adoption of orders-in-council. The agreement was subsequently confirmed in its proposed form and gave rise to an exchange of securities on January 21, 2009.

Under the agreement, third-party ABCP was restructured, leading to the creation of three new trusts called “master asset vehicles” (“MAV 1”, “MAV 2” and “MAV 3”). The ABCP was converted into new securities with maturities that better matched those of the underlying assets, namely, third-party ABTNs. The new securities bear interest at rates that will ultimately reflect the cash flows available within the vehicles, including the cost inherent in the funding facilities included in the restructuring plan.

The first two “MAVs” consist of the transactions of ABTN conduits constituted solely of synthetic assets or of hybrid assets, which are a combination of synthetic and traditional assets. They also include the high-risk assets associated with these transactions. The main difference between “MAV 1” and “MAV 2” is that the margin funding facility is self-funded for “MAV 1” participants, whereas it is provided by third-party lenders in the case of “MAV 2”. As a result of this distinction, the interest paid to holders of notes issued by “MAV 2” is less than that paid to holders of notes issued by “MAV 1”.

The margin funding facilities in “MAV 1” and “MAV 2” are provided by various lenders. In particular, the Government of Canada, the governments of Québec, Ontario and Alberta and the CDPQ are taking part in the final agreement, as senior lenders, by establishing an additional margin funding facility. These funding facilities are designed to reduce the risk that the new vehicles will not be able to meet margin calls in the event that such calls are warranted by future circumstances. An initial 18-month standstill period on margin calls, ending July 16, 2010, has been established to allow a market for these new securities to be created.

“VAC 3” consists of the transactions of ABTN conduits constituted exclusively of high-risk assets and traditional assets. All notes in this category are tied to the net return and maturities of their respective underlying assets.

14.    Asset-backed term notes (ABTNs) (cont’d)

(in millions of dollars)

Restructuring plans for the Government

As at March 31, 2010, in the wake of the restructuring agreements, the entities in the Government’s reporting entity held ABTN securities with a face value of $397 million and a net value of $276 million ($332 million as at March 31, 2009).

Face value

Pan-Canadian Investors Committee restructuring plan
MAV 2
Class A-1	161
Class A-2	112
Class B	20
Class C	9
Tracking notes for high-risk assets	33
335
MAV 3
Tracking notes for traditional assets	13
Tracking notes for high-risk assets	34
47
Total	382
Other restructured ABTN (1)	15
397

(1)         Certain entities in the Government’s reporting entity hold bank-sponsored ABTNs that were issued by financial-institution-sponsored trusts. These ABTNs were also restructured in 2008, outside the Pan-Canadian Investors Committee restructuring plan.

In the case of ABTNs held through participation units in funds entrusted to the CDPQ, the impact of restructuring ABCP into ABTNs is reflected in the valuation of these units, carried out in conformity with the Government’s accounting policies. Entities in the Government’s reporting entity do not hold these ABTNs per se.

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2010 for ABTN securities issued in the wake of the restructuring efforts, entities in the Government’s reporting entity that held such securities established fair values for the various types of securities using, in conformity with CICA guidelines, a financial instrument whose assumptions are subject to uncertainties regarding cash flow amounts, returns and maturities, the occurrence of margin calls, the nature and credit risk of the debt and underlying financial assets, and the credit spreads reflecting market conditions as at March 31, 2010. These valuations take

14.    Asset-backed term notes (ABTNs) (cont’d)

(in millions of dollars)

into account specific aspects of the restructuring plan and use, as much as possible, observable marker data such as interest rates and credit quality and price as at March 31, 2010. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market.

More precisely, the valuations are carried out using a discounted cash flow model that takes into consideration the priority of payments waterfall, the anticipated return on underlying assets and the scheduled maturities of these assets. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, ABTN returns and discounted cash flow rates. The default rates correspond to the average rates observed per credit rating and type of asset, and include a prudence factor, justified by the difficult economic and financial context that currently prevails. The discount rates used reflect the levels of certain credit spreads observed on the market as at March 31, 2010, increased by an illiquidity premium.

The CDPQ used a similar method to evaluate its ABTN holdings.

Impact on the Government’s results as at March 31, 2010

ABTNs of entities in the Government’s reporting entity

Following the evaluation, the Government recognized, in its results for the year ending March 31, 2010, additional valuation losses of $6 million, broken down as follows:

—           a valuation loss of $5 million ($5 million in 2008-2009) in regard to investments made by certain line-by-line consolidated agencies;

—           a valuation loss of $1 million ($32 million in 2008-2009) related to investments made by government enterprises and reflected in the Government’s revenue from these enterprises.

Taking the impact of the write-offs into account, accumulated total valuation losses recorded as at March 31, 2010 amount to $121 million.

14.    Asset-backed term notes (ABTNs) (cont’d)

(in millions of dollars)

CDPQ participation units

As for the ABTNs included in the investment portfolios of participation deposit units with the CDPQ held by entities in the Government’s reporting entity, the CDPQ recognized, in 2009-2010, unrealized valuation gains of $243 million (unrealized valuation losses of $941 million in 2008-2009) related to these ABTNs, bringing the cumulative amount of recognized unrealized valuation losses to $1 120 million as at March 31, 2010 ($1 363 million as at March 31, 2009). The amount of realized valuation losses recognized by the CDPQ in 2009-2010 was $55 million ($45 million in 2008-2009), bringing the cumulative amount of realized valuation losses recognized by the CDPQ to $100 million as at March 31, 2010.

In addition to the amounts invested in ABTNs, the CDPQ said in its financial statements that it is subject to contingencies stemming from the guarantees it issued as part of the efforts to restructure ABCP into ABTNs. The share of these CDPQ guarantees allocated to participation units held by entities in the Government’s reporting entity amounted to $1 468 million as at March 31, 2010 ($1 533 million as at March 31, 2009). The allowance for unrealized losses on ABTNs relating to these units includes an amount of $134 million in respect of the guarantees issued by the CDPQ ($143 million as at March 31, 2009).

The valuation losses will be recognized in the Government’s results, where applicable, in conformity with the Government’s accounting policies. Accordingly, an amount of $26 million related to these losses was recorded in the Government’s results in 2009-2010 ($6 million in 2008-2009).

•                  In the case of units held by the Retirement Plans Sinking Fund, other pension plan assets and the Survivor Pension Plan Fund, valuation losses are taken into account in calculating the adjusted market value of these investments, where the difference between the real return based on market value and the forecast return is amortized over five years. In addition, actuarial gains and losses that arise from using the forecast rate of return to determine annual income are amortized on a straight-line basis over several years, in accordance with the periods set out in Note 7. Therefore, the valuation losses incurred by the CDPQ will affect, if applicable, the adjusted market value of investments and the Government’s results for subsequent years. Accordingly, an amount of $26 million for valuation losses was recorded in the Government’s results in 2009-2010 ($6 million in 2008-2009).

•                  The other participation deposit units held by entities in the Government’s reporting entity are evaluated at cost. These units did not sustain a loss in value because the entities consider that the decline in market value of the participation units to an amount below their recorded value is not permanent, even though their market value takes into account the valuation losses incurred by the CDPQ.

14.    Asset-backed term notes (ABTNs) (cont’d)

(in millions of dollars)

Measurement uncertainty

The estimated fair value of ABTN investments as at March 31, 2010, as determined by ABTN-holding entities in the Government’s reporting entity and by the CDPQ, is surrounded by uncertainty and is not likely to be indicative of the definitive value or the future fair value of these investments. Although the management of these entities believes that their valuation technique is appropriate in the circumstances, changes to the main assumptions, particularly those used to determine discount rates, credit spreads, anticipated returns, the credit risk of the underlying assets and the value of various commitments and guarantees, could have a material impact on the fair value of new notes and on the determination of the fair value of these ABTN securities in the coming fiscal years. Accordingly, resolution of these uncertainties could mean that the definitive value of these investments in subsequent periods differs considerably from the current best estimates of these entities’ management. Revising this fair value could thus affect the determination of valuation losses and of the book value of the ABTN-related investments presented in the Government’s consolidated financial statements.

Government guarantee associated with ABTNs

The maximum contribution of the Government, as a senior lender of the additional margin funding facility introduced under the Pan-Canadian Investors Committee restructuring plan, is $1 300 million. As at March 31, 2010, no amounts had been paid and no allowance for losses was recorded in connection with this guarantee, which matured in August 2010.

When the financial statements were signed, the guarantee had matured and was not subject to any claims.

15.    Comparative figures

(in millions of dollars)

Certain comparative figures for 2009 were reclassified for consistency with the presentation adopted in 2010.

The following table presents the main reclassifications to the financial statements, notes and appendices:

Missions
Economy and Environment	49
Administration and Justice	(49)

Expenditure (Appendix 7)
Remuneration	5 395
Operating	135
Transfer
Remuneration	(4 706)
Operating	(201)
Support	(623)

Long-term investments (Appendix 11)
Individuals, organizations, enterprises and other
Non-profit and fiduciary organizations	145
Other	(145)
Universities excluded from the reporting entity
Bonds and notes	(1 774)
Loans and advances	1 774

Account payable and accrued expenses (Appendix 14)
Suppliers	40
Transfers	(40)

Segment disclosures (Appendix 22)
Expenditures by supercategory
Transfer	(5 530)
Remuneration	5 395
Operating	135

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APPENDIX 1

National Assembly, designated persons, Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (1)

Affaires municipales, Régions et Occupation du territoire

Commission municipale du Québec

Régie du logement

Agriculture, Pêcheries et Alimentation

Commission de protection du territoire agricole du Québec

Régie des marchés agricoles et alimentaires du Québec

Assemblée nationale

Conseil du trésor

Commission de la fonction publique

Conseil exécutif

Commission d’accès à l’information

Culture, Communications et Condition féminine

Commission des biens culturels du Québec

Conseil du statut de la femme

Conseil supérieur de la langue française

Office québécois de la langue française

Développement durable, Environnement et Parcs

Bureau d’audiences publiques sur l’environnement

Développement économique, Innovation et Exportation

Éducation, Loisir et Sport

Commission consultative de l’enseignement privé

Conseil supérieur de l’éducation

Emploi et Solidarité sociale

Famille et Aînés

Curateur public (2)

Finances

Immigration et Communautés culturelles

Conseil des relations interculturelles

APPENDIX 1

National Assembly, designated persons, Government departments and agencies whose financial transactions were conducted within the Consolidated Revenue Fund (1) (cont’d)

Justice

Comité de la rémunération des juges

Commission des droits de la personne et des droits de la jeunesse

Conseil de la magistrature

Directeur des poursuites criminelles et pénales

Office de la protection du consommateur

Tribunal des droits de la personne

Tribunal des professions

Personnes désignées par l’Assemblée nationale

Commissaire au lobbyisme

Directeur général des élections — Commission de la représentation

Protecteur du citoyen

Vérificateur général

Relations internationales

Ressources naturelles et Faune

Revenu

Santé et Services sociaux

Commissaire à la santé et au bien-être

Office des personnes handicapées du Québec

Sécurité publique

Bureau du coroner

Régie des alcools, des courses et des jeux

Services gouvernementaux

Tourisme

Transports

Commission des transports du Québec

Travail

Commission de l’équité salariale

Conseil consultatif du travail et de la main-d’œuvre

Conseil des services essentiels

(1)  These entities have a fiscal year that ends on March 31.

(2)  This entity also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 2

Government agencies, special funds, sinking funds and other fund

Agencies (1)

Agence de l’efficacité énergétique

Agence métropolitaine de transport (December 31)

Autorité des marchés financiers

Bibliothèque et Archives nationales du Québec

Bureau de décision et de révision

Centre de la francophonie des Amériques

Centre de recherche industrielle du Québec

Centre de services partagés du Québec

Commission de la capitale nationale du Québec

Commission des lésions professionnelles

Commission des normes du travail

Commission des relations du travail

Commission des services juridiques

Conseil des arts et des lettres du Québec

Conservatoire de musique et d’art dramatique du Québec (June 30)

Corporation d’hébergement du Québec

Corporation d’urgences-santé

École nationale de police du Québec (2) (June 30)

École nationale des pompiers du Québec (2) (June 30)

Financement-Québec

Fondation de la faune du Québec

Fonds d’aide aux recours collectifs

Fonds d’assurance-prêts agricoles et forestiers

Fonds de la recherche en santé du Québec

Fonds québécois de la recherche sur la nature et les technologies

Fonds québécois de la recherche sur la société et la culture

Héma-Québec

Immobilière SHQ (December 31)

Infrastructure Québec

Institut de la statistique du Québec

Institut de tourisme et d’hôtellerie du Québec (2) (June 30)

Institut national de santé publique du Québec

Investissement Québec

La Financière agricole du Québec

Musée d’art contemporain de Montréal

Musée de la civilisation

Musée national des beaux-arts du Québec

Office de la sécurité du revenu des chasseurs et piégeurs cris (June 30)

Office des professions du Québec

Office Québec-Amériques pour la jeunesse

Office Québec-Monde pour la jeunesse

APPENDIX 2

Government agencies, special funds, sinking funds and other fund (cont’d)

Agencies (1) (cont’d)

Régie de l’assurance maladie du Québec

Régie de l’énergie

Régie des installations olympiques (October 31)

Régie du bâtiment du Québec

Régie du cinéma

Services Québec

Société de développement de la Baie James (December 31)

Société de développement des entreprises culturelles

Société de financement des infrastructures locales du Québec

Société de la Place des Arts de Montréal (August 31)

Société de l’assurance automobile du Québec (December 31)

Société de télédiffusion du Québec (Télé-Québec) (August 31)

Société des établissements de plein air du Québec

Société des parcs de sciences naturelles du Québec

Société des Traversiers du Québec

Société d’habitation du Québec

Société du Centre des congrès de Québec

Société du Grand Théâtre de Québec (August 31)

Société du Palais des congrès de Montréal

Société du parc industriel et portuaire de Bécancour

Société immobilière du Québec

Société nationale de l’amiante

Société québécoise d’assainissement des eaux

Société québécoise de récupération et de recyclage

Société québécoise d’information juridique

Tribunal administratif du Québec

Special funds (1)

Assistance Fund for Independent Community Action

Assistance Fund for Victims of Crime

Collection Fund

Early Childhood Development Fund

Financial Assistance Fund for Certain Disaster Areas

Financing Fund

Fonds de fourniture de biens ou de services du ministère de l’Emploi et de la Solidarité sociale

Fonds de fourniture de biens ou de services du ministère du Revenu

Fonds de la sécurité routière

Fonds de soutien aux proches aidants

Fonds du centre financier de Montréal

Fonds du patrimoine culturel québécois

APPENDIX 2

Government agencies, special funds, sinking funds and other fund (cont’d)

Special funds (1) (cont’d)

Fonds du patrimoine minier

Fonds québécois d’initiatives sociales

Forestry Fund

Fund for the Contributions of Motorists to Public Transit

Fund for the Promotion of a Healthy Lifestyle

Fund for the Sale of Goods and Services of the Ministère des Transports

Geographic Information Fund

Government Air Service Fund

Green Fund

Health Services Fund

Horse-Racing Industry Fund

Ice Storm Fund

Information Technology Fund of the Conseil du trésor

Information Technology Fund of the Ministère de l’Emploi et de la Solidarité sociale

Information Technology Fund of the Ministère du Revenu

Labour Market Development Fund

Land Information Fund

Police Services Fund

Prescription Drug Insurance Fund

Regional Development Fund

Register Fund of the Ministère de la Justice

Road Network Preservation and Improvement Fund

Rolling Stock Management Fund

Sports and Physical Activity Development Fund

Support Payments Fund (3)

Tourism Partnership Fund

Sinking funds

Accumulated Sick Leave Fund

Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec

Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies

Sinking Fund relating to Borrowings by Québec School Boards

Sinking Fund relating to Borrowings by Québec University Establishments

Sinking Fund of Société québécoise d’assainissement des eaux

Sinking Fund relating to Government Borrowings

Sinking Fund for Government Borrowings contracted to finance the health and social services and education networks and government enterprises

Retirement Plans Sinking Fund

Survivor Pension Plan Fund

APPENDIX 2

Government agencies, special funds, sinking funds and other fund (cont’d)

Other fund

Generations Fund

(1)

In general, these agencies and special funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses and unaudited interim data are used for the period between the end of their fiscal year and March 31.

(2)	No data are available for the period between the end of their fiscal year and March 31.
(3)	This fund also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities (1)

Agence de la santé et des services sociaux de Chaudière-Appalaches

Agence de la santé et des services sociaux de la Capitale-Nationale

Agence de la santé et des services sociaux de la Côte-Nord

Agence de la santé et des services sociaux de la Gaspésie—Îles-de-la-Madeleine

Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec

Agence de la santé et des services sociaux de la Montérégie

Agence de la santé et des services sociaux de l’Abitibi-Témiscamingue

Agence de la santé et des services sociaux de Lanaudière

Agence de la santé et des services sociaux de Laval

Agence de la santé et des services sociaux de l’Estrie

Agence de la santé et des services sociaux de l’Outaouais

Agence de la santé et des services sociaux de Montréal

Agence de la santé et des services sociaux des Laurentides

Agence de la santé et des services sociaux du Bas-Saint-Laurent

Agence de la santé et des services sociaux du Saguenay—Lac-St-Jean

Centre régional de santé et de services sociaux de la Baie-James (2)

Conseil Cri de la santé et des services sociaux de la Baie James (2)

Régie régionale de la santé et des services sociaux du Nunavik

Public institutions (1)

Centre André-Boudreau

Centre d’accueil Dixville inc.

Centre de protection et de réadaptation de la Côte-Nord

Centre de réadaptation Constance-Lethbridge

Centre de réadaptation de la Gaspésie (Le)

Centre de réadaptation de l’Ouest de Montréal

Centre de réadaptation en alcoolisme et toxicomanie de Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle (CRDI) Chaudière-Appalaches

Centre de réadaptation en déficience intellectuelle de la Mauricie et du Centre-du-Québec

Centre de réadaptation en déficience intellectuelle de Québec

Centre de réadaptation en déficience intellectuelle du Bas-Saint-Laurent

Centre de réadaptation en déficience intellectuelle du Saguenay—Lac-Saint-Jean

Centre de réadaptation en déficience intellectuelle Gabrielle-Major

Centre de réadaptation en déficience intellectuelle Montérégie-Est

Centre de réadaptation en déficience physique Chaudière-Appalaches

Centre de réadaptation en déficience physique le Bouclier

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Centre de réadaptation Estrie inc.

Centre de réadaptation Interval

Centre de réadaptation La Maison

Centre de réadaptation la Myriade

Centre de réadaptation Lisette-Dupras

Centre de réadaptation Ubald-Villeneuve

Centre de santé et de services sociaux Cavendish

Centre de santé et de services sociaux Champlain

Centre de santé et de services sociaux Cléophas-Claveau

Centre de santé et de services sociaux d’Ahuntsic et Montréal-Nord

Centre de santé et de services sociaux d’Antoine-Labelle

Centre de santé et de services sociaux d’Argenteuil

Centre de santé et de services sociaux d’Arthabaska-et-de-l’Érable

Centre de santé et de services sociaux de Beauce

Centre de santé et de services sociaux de Bécancour–Nicolet-Yamaska

Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent

Centre de santé et de services sociaux de Charlevoix

Centre de santé et de services sociaux de Chicoutimi

Centre de santé et de services sociaux de Dorval-Lachine-Lasalle

Centre de santé et de services sociaux de Gatineau

Centre de santé et de services sociaux de Jonquière

Centre de santé et de services sociaux de Kamouraska

Centre de santé et de services sociaux de la Baie-des-Chaleurs

Centre de santé et de services sociaux de la Basse-Côte-Nord

Centre de santé et de services sociaux de la Côte-de-Gaspé

Centre de santé et de services sociaux de la Haute-Côte-Nord

Centre de santé et de services sociaux de la Haute-Gaspésie

Centre de santé et de services sociaux de la Haute-Yamaska

Centre de santé et de services sociaux de la Matapédia

Centre de santé et de services sociaux de la Minganie

Centre de santé et de services sociaux de la Mitis

Centre de santé et de services sociaux de la Montagne

Centre de santé et de services sociaux de la MRC-de-Coaticook

Centre de santé et de services sociaux de la Pointe-de-l’Île

Centre de santé et de services sociaux de la région de Thetford

Centre de santé et de services sociaux de la Vallée-de-la-Batiscan

Centre de santé et de services sociaux de la Vallée-de-la-Gatineau

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Centre de santé et de services sociaux de la Vallée-de-l’Or

Centre de santé et de services sociaux de la Vieille-Capitale

Centre de santé et de services sociaux de Lac-Saint-Jean-Est

Centre de santé et de services sociaux de Laval

Centre de santé et de services sociaux de l’Énergie

Centre de santé et de services sociaux de l’Hématite

Centre de santé et de services sociaux de l’Ouest-de-l’Île

Centre de santé et de services sociaux de Manicouagan

Centre de santé et de services sociaux de Maskinongé

Centre de santé et de services sociaux de Matane

Centre de santé et de services sociaux de Memphrémagog

Centre de santé et de services sociaux de Montmagny-L’Islet

Centre de santé et de services sociaux de Papineau

Centre de santé et de services sociaux de Port-Cartier

Centre de santé et de services sociaux de Portneuf

Centre de santé et de services sociaux de Québec-Nord

Centre de santé et de services sociaux de Rimouski-Neigette

Centre de santé et de services sociaux de Rivière-du-Loup

Centre de santé et de services sociaux de Rouyn-Noranda

Centre de santé et de services sociaux de Saint-Jérôme

Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel

Centre de santé et de services sociaux de Sept-Îles

Centre de santé et de services sociaux de Témiscaming-et-de-Kipawa

Centre de santé et de services sociaux de Témiscouata

Centre de santé et de services sociaux de Thérèse De Blainville

Centre de santé et de services sociaux de Trois-Rivières

Centre de santé et de services sociaux de Vaudreuil-Soulanges

Centre de santé et de services sociaux des Aurores-Boréales

Centre de santé et de services sociaux des Basques

Centre de santé et de services sociaux des Collines

Centre de santé et de services sociaux des Etchemins

Centre de santé et de services sociaux des ÎIes

Centre de santé et de services sociaux des Pays-d’en-Haut

Centre de santé et de services sociaux des Sommets

Centre de santé et de services sociaux des Sources

Centre de santé et de services sociaux Domaine-du-Roy

Centre de santé et de services sociaux Drummond

Centre de santé et de services sociaux du Coeur-de-l’Île

Centre de santé et de services sociaux du Grand Littoral

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Centre de santé et de services sociaux du Granit

Centre de santé et de services sociaux du Haut-Saint-François

Centre de santé et de services sociaux du Haut-Saint-Laurent

Centre de santé et de services sociaux du Haut-Saint-Maurice

Centre de santé et de services sociaux du Lac-des-Deux-Montagnes

Centre de santé et de services sociaux du Lac-Témiscamingue

Centre de santé et de services sociaux du Nord de Lanaudière

Centre de santé et de services sociaux du Pontiac

Centre de santé et de services sociaux du Rocher-Percé

Centre de santé et de services sociaux du Sud de Lanaudière

Centre de santé et de services sociaux du Sud-Ouest-Verdun

Centre de santé et de services sociaux du Suroît

Centre de santé et de services sociaux du Val-Saint-François

Centre de santé et de services sociaux Haut-Richelieu-Rouville

Centre de santé et de services sociaux - Institut Universitaire de gériatrie de Sherbrooke

Centre de santé et de services sociaux Jardins-Roussillon

Centre de santé et de services sociaux Jeanne-Mance

Centre de santé et de services sociaux la Pommeraie

Centre de santé et de services sociaux les Eskers de l’Abitibi

Centre de santé et de services sociaux Lucille-Teasdale

Centre de santé et de services sociaux Maria-Chapdelaine

Centre de santé et de services sociaux Pierre-Boucher

Centre de santé et de services sociaux Pierre-De Saurel

Centre de santé et de services sociaux Richelieu-Yamaska

Centre de santé Inuulitsivik

Centre de santé Tulattavik de l’Ungava

Centre de soins prolongés Grace Dart / Grace Dart Extended Care Centre

Centre d’hébergement et de soins de longue durée de St-Andrew-de-Father-Dowd-et-de-St-Margaret

Centre Dollard-Cormier (Le)

Centre du Florès

Centre hospitalier affilié universitaire de Québec

Centre hospitalier de l’Université de Montréal

Centre hospitalier de St. Mary

Centre hospitalier régional de Trois-Rivières

Centre hospitalier universitaire de Québec

Centre hospitalier universitaire de Sherbrooke

Centre hospitalier universitaire Sainte-Justine

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Centre Jean-Patrice-Chiasson/Maison Saint-Georges (Le)

Centre Jellinek

Centre jeunesse Chaudière-Appalaches

Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)

Centre jeunesse de la Montérégie

Centre jeunesse de l’Abitibi-Témiscamingue (C.J.A.T.)

Centre jeunesse de Laval

Centre jeunesse de l’Estrie

Centre jeunesse de Montréal (Le)

Centre jeunesse de Québec

Centre jeunesse des Laurentides

Centre jeunesse du Bas-St-Laurent

Centre jeunesse du Saguenay—Lac-Saint-Jean (Le)

Centre jeunesse Gaspésie/Les Îles

Centre Miriam

Centre Montérégien de réadaptation

Centre Normand

Centre Notre-Dame de l’Enfant (Sherbrooke) Inc.

Centre régional de réadaptation La Ressourse

Centre régional de santé et de services sociaux de la Baie-James (2)

Centre universitaire de santé McGill

Centres de la jeunesse et de la famille Batshaw (Les)

Centres jeunesse de Lanaudière (Les)

Centres jeunesses de l’Outaouais (Les)

CHSLD Juif de Montréal

Clair Foyer Inc.

CLSC Naskapi

Conseil Cri de la santé et des services sociaux de la Baie James (2)

Corporation du Centre de réadaptation Lucie-Bruneau (La)

Corporation du Centre hospitalier gériatrique Maimonides (La)

Corporation du Centre hospitalier Pierre-Janet (La)

CRDI Normand-Laramée

Domrémy Mauricie/Centre-du-Québec

Hôpital Catherine Booth de l’Armée du Salut

Hôpital Charles Lemoyne

Hôpital Chinois de Montréal (1963) (L’)

Hôpital Douglas

Hôpital du Sacré-Coeur de Montréal

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (1) (cont’d)

Hôpital Général Juif Sir Mortimer B. Davis (L’)

Hôpital Jeffery Hale - Saint Brigid’s

Hôpital Juif de réadaptation

Hôpital Louis-H. Lafontaine

Hôpital Maisonneuve-Rosemont

Hôpital Mont-Sinaï

Hôpital Rivière-des-Prairies

Hôpital Santa Cabrini

Hôtel-Dieu de Lévis

Institut Canadien-Polonais du Bien-être Inc.

Institut de cardiologie de Montréal

Institut de réadaptation en déficience physique de Québec

Institut de réadaptation Gingras-Lyndsay-de-Montréal

Institut Nazareth et Louis-Braille

Institut Philippe-Pinel de Montréal

Institut Raymond-Dewar

Institut universitaire de cardiologie et de pneumologie de Québec

Institut universitaire de gériatrie de Montréal

Institut universitaire en santé mentale de Québec

La Résidence de Lachute

Pavillon du Parc Inc.

Services de réadaptation du Sud-Ouest et du Renfort

Services de réadaptation L’Intégrale

Virage, Réadaptation en alcoolisme et toxicomanie (Le)

Education networks

School boards (3)

Commission scolaire au Coeur-des-Vallées

Commission scolaire Central Québec

Commission scolaire Crie

Commission scolaire de Charlevoix

Commission scolaire de Kamouraska—Rivière-du-Loup

Commission scolaire de l’Énergie

Commission scolaire de l’Estuaire

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (3) (cont’d)

Commission scolaire de l’Or-et-des-Bois

Commission scolaire de la Baie-James

Commission scolaire de la Beauce-Etchemin

Commission scolaire de la Capitale

Commission scolaire de la Côte-du-Sud

Commission scolaire De La Jonquière

Commission scolaire de la Moyenne-Côte-Nord

Commission scolaire de la Pointe-de-l’Île

Commission scolaire de la Région-de-Sherbrooke

Commission scolaire de la Riveraine

Commission scolaire de la Rivière-du-Nord

Commission scolaire de la Seigneurie-des-Mille-Îles

Commission scolaire de la Vallée-des-Tisserands

Commission scolaire de Laval

Commission scolaire de Montréal

Commission scolaire de Portneuf

Commission scolaire de Rouyn-Noranda

Commission scolaire de Saint-Hyacinthe

Commission scolaire de Sorel-Tracy

Commission scolaire des Affluents

Commission scolaire des Appalaches

Commission scolaire des Bois-Francs

Commission scolaire des Chênes

Commission scolaire des Chic-Chocs

Commission scolaire des Découvreurs

Commission scolaire des Draveurs

Commission scolaire des Grandes-Seigneuries

Commission scolaire des Hautes-Rivières

Commission scolaire des Hauts-Bois-de-l’Outaouais

Commission scolaire des Hauts-Cantons

Commission scolaire des Îles

Commission scolaire des Laurentides

Commission scolaire des Monts-et-Marées

Commission scolaire des Navigateurs

Commission scolaire des Patriotes

Commission scolaire des Phares

Commission scolaire des Portages-de-l’Outaouais

Commission scolaire des Premières-Seigneuries

Commission scolaire des Rives-du-Saguenay

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (3) (cont’d)

Commission scolaire des Samares

Commission scolaire des Sommets

Commission scolaire des Trois-Lacs

Commission scolaire du Chemin-du-Roy

Commission scolaire du Fer

Commission scolaire du Fleuve-et-des-Lacs

Commission scolaire du Lac-Abitibi

Commission scolaire du Lac-Saint-Jean

Commission scolaire du Lac-Témiscamingue

Commission scolaire du Littoral

Commission scolaire du Pays-des-Bleuets

Commission scolaire du Val-des-Cerfs

Commission scolaire Eastern Shores

Commission scolaire Eastern Townships

Commission scolaire English-Montréal

Commission scolaire Harricana

Commission scolaire Kativik

Commission scolaire Lester-B.-Pearson

Commission scolaire Marguerite-Bourgeoys

Commission scolaire Marie-Victorin

Commission scolaire New Frontiers

Commission scolaire Pierre-Neveu

Commission scolaire René-Lévesque

Commission scolaire Riverside

Commission scolaire Sir-Wilfrid-Laurier

Commission scolaire Western Québec

Comité de gestion de la taxe scolaire de l’Île de Montréal

General and vocational colleges (CEGEPs) (3)

Cégep André-Laurendeau

Cégep Beauce-Appalaches

Cégep d’Ahuntsic

Cégep de Baie-Comeau

Cégep de Bois-de-Boulogne

Cégep de Chicoutimi

Cégep de Drummondville

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (3) (cont’d)

Cégep de Granby — Haute-Yamaska

Cégep de Jonquière

Cégep de la Gaspésie et des Îles

Cégep de La Pocatière

Cégep de l’Abitibi-Témiscamingue

Cégep de Lévis-Lauzon

Cégep de Limoilou

Cégep de l’Outaouais

Cégep de Maisonneuve

Cégep de Matane

Cégep de Rimouski

Cégep de Rivière-du-Loup

Cégep de Rosemont

Cégep de Sainte-Foy

Cégep de Saint-Jérôme

Cégep de Saint-Laurent

Cégep de Sept-Îles

Cégep de Sherbrooke

Cégep de Sorel-Tracy

Cégep de St-Félicien

Cégep de St-Hyacinthe

Cégep de Thetford

Cégep de Trois-Rivières

Cégep de Valleyfield

Cégep de Victoriaville

Cégep du Vieux Montréal

Cégep Édouard Montpetit

Cégep François-Xavier Garneau

Cégep Gérald-Godin

Cégep John Abbott

Cégep Lionel Groulx

Cégep Marie-Victorin

Cégep Montmorency

Cégep régional de Lanaudière

Cégep Saint-Jean-sur-Richelieu

Champlain Regional College of General and Vocational Education

Collège d’Alma

Collège Dawson

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (3) (cont’d)

Collège Héritage

Collège Shawinigan

Vanier College of General and Vocational Education

Université du Québec and its branches (3)

École de technologie supérieure

École nationale d’administration publique

Institut national de la recherche scientifique

Université du Québec

Université du Québec à Chicoutimi

Université du Québec à Montréal

Université du Québec à Rimouski

Université du Québec à Trois-Rivières

Université du Québec en Abitibi-Témiscamingue

Université du Québec en Outaouais

Trust to ensure that the Université du Québec à Montréal (UQAM) is not affected by the financial impact of the Îlot Voyageur

(1)	Entities in the health and social services network have a fiscal year that ends on March 31.
(2)	These entities act as agencies and public institutions.
(3)

School boards and colleges have a fiscal year that ends on June 30 and the Université du Québec and its branches, a fiscal year that ends on May 31. Interim data are used for the period between the end of their fiscal year and March 31.

APPENDIX 4

Government enterprises (1)

Capital Financière agricole inc.

Fonds d’indemnisation du courtage immobilier (December 31)

Hydro-Québec (2) (December 31)

IQ FIER inc.

IQ Immigrants Investisseurs inc.

Loto-Québec

Société des alcools du Québec

Société générale de financement du Québec (December 31)

Société Innovatech du Grand Montréal

Société Innovatech du Sud du Québec

Société Innovatech Québec et Chaudière-Appalaches

Société Innovatech Régions ressources

(1)

In general, government enterprises have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses and unaudited interim data are used for the period between the end of their fiscal year and March 31.

(2)	This enterprise also conducts fiduciary transactions that are not included in the Government’s reporting entity.

APPENDIX 5

Government department, agencies and funds which conduct fiduciary transactions that are not included in the Government’s reporting entity (1)

Caisse de dépôt et placement du Québec (December 31)

Cautionnements individuels des agents de voyages

Comité Entraide — public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Conseil de gestion de l’assurance parentale (December 31)

Curateur public (fiduciary section) (December 31)

Fonds central de soutien à la réinsertion sociale (December 31)

Fonds d’assurance parentale (December 31)

Fonds d’assurance-récolte

Fonds d’assurance-stabilisation des revenus agricoles

Fonds de développement et de reconnaissance des compétences de la main-d’oeuvre

Fonds d’indemnisation des clients des agents de voyages

Fonds d’indemnisation des services financiers

Fonds du compte de stabilisation du revenu agricole

Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec

Hydro-Québec — pension plan (December 31)

Ministère du Revenu— Property under administration (December 31)

Régie des rentes du Québec

Support Payments Fund (fiduciary section)

Trust funds

Trust funds — Goods and Services Tax

(1)	In general, these organizations and funds have a fiscal year that ends on March 31. If not, their year-end date is indicated in parentheses.

APPENDIX 6

Breakdown of revenue

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
	Budget (1)	Actual results	Actual results
			restated
			(Note 3 and Appendix 10)
Income and property taxes
Personal income tax		17 352	17 949
Contributions to the Health Services Fund		5 605	6 251
Corporate tax		3 878	4 176
School property tax		1 469
	27 671	28 304	28 376
Consumption taxes
Sales		10 576	10 809
Fuel		1 698	1 692
Tobacco		754	654
Alcoholic beverages		433	430
Pari-mutuel		5	10
	13 314	13 466	13 595
Duties and permits
Motor vehicles		1 094	1 054
Natural resources		125	9
Other		659	651
	1 554	1 878	1 714
Miscellaneous revenue
Sales of goods and services		4 219	2 676
User contributions		1 372
Tuition fees		248
Interest		670	783
Fines, forfeitures and recoveries		756	692
	4 161	7 265	4 151
Revenue from government enterprises
Société des alcools du Québec		867	808
Loto-Québec		1 252	1 375
Hydro-Québec		2 943	2 978
Other		(216)	(258)
Consolidation adjustments		32	(10)
	4 759	4 878	4 893
Generations Fund revenue	715	725	587
Total own-source revenue	52 174	56 516	53 316
Federal government transfers
Equalization		8 355	8 028
Health transfers		4 148	3 740
Transfers for post-secondary education and other social programs		1 461	1 267
Other programs		3 146	2 046
Total federal government transfers	16 405	17 110	15 081
Total revenue	68 579	73 626	68 397

(1)	Based on the revenue and expenditure forecasts presented in the 2009-2010 Budget of March 19, 2009.

APPENDIX 7

Breakdown of expenditure

FISCAL YEAR ENDED MARCH 31, 2010

(in millions of dollars)

	2010		2009
	Budget (1)	Actual results	Actual results
restated
(Note 3)
BY SUPERCATEGORY AND CATEGORY
Transfer
Remuneration		3 675	22 521
Operating		977	5 960
Capital		1 585	2 357
Interest		385	491
Support		13 273	13 851
		19 895	45 180
Remuneration		32 484	10 551
Operating (2)		14 970	4 620
Doubtful accounts and other allowances		1 373	1 197
Sub-total	63 968	68 722	61 548

Debt service
Interest on debt (3)		5 826	6 422
Less
Investment income of the sinking fund relating to borrowings		267	292
Short-term investment income		22	142
		5 537	5 988
Interest on pension plans and other employee future benefits		4 793	4 383
Less
Investment income of the Retirement Plans Sinking Fund and other pension plan assets		2 419	2 196
Investment income of funds related to other employee future benefits		67	44
		2 307	2 143
Sub-total	8 017	7 844	8 131
Annual (surplus) deficit of the health and social services and education networks	120		(31)
Total expenditure	72 105	76 566	69 648

(1)	Based on the revenue and expenditure forecasts presented in the 2009-2010 Budget of March 19, 2009.
(2)	Including $2 663 million ($1 306 million in 2009) for the depreciation of fixed assets.
(3)	Including $1 million for amortization of the deferred foreign exchange loss ($8 million as at March 31, 2009 for amortization of the deferred foreign exchange gain).

APPENDIX 8

Short-term investments (1)

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009

Treasury bills	89	1 141

Notes	219	441

Deposit certificates	162	2 209

Banker’s acceptances	613	1 836

Bonds	2 384	1 683

Commercial paper	33	348

Other	429	214

	3 929	7 872

(1)

The weighted average rate for short-term investments is 0.63%. This rate corresponds to the effective rate of the short-term investments as at March 31, 2010. These investments will mature over the coming fiscal year, except for an amount of $207 million in bonds, whose maturity dates range from April 2011 to January 2012.

APPENDIX 9

Accounts receivable

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009
		restated (Note 3)
Agents and assignees
Income and property taxes	1 002	882
Consumption taxes	1 890	1 786
	2 892	2 668
Accounts receivable
Income and property taxes	3 773	3 463
Consumption taxes	1 040	1 130
Duties and permits	351	305
Miscellaneous revenue	2 875	2 258
Recoveries of expenditures and other	218	134
	8 257	7 290
Allowance for doubtful accounts	(2 110)	(1 561)
	6 147	5 729

Estimated accounts receivable - accrual basis	1 750	1 844
Revenue from government enterprises - dividends	405	439
Federal government transfers	1 071	1 520
Specified purpose accounts	251	208
Accrued interest on investments	45	197
	12 561	12 605

APPENDIX 10

Investment in government enterprises

AS AT MARCH 31, 2010

(in millions of dollars)

Investment in government enterprises

	2010			2009
	Loans and advances	Equity value	Total	Total
				restated (5)
Capital Financière agricole inc. (1) (3)	6	12	18	18
Fonds d’indemnisation du courtage immobilier (2)		2	2	2
Hydro-Québec (2) (3)	150	19 814	19 964	19 666
IQ FIER inc. (1) (3)	229	(26)	203	183
IQ Immigrants Investisseurs inc. (1)		78	78	39
Loto-Québec (1) (3)	302	134	436	404
Société des alcools du Québec (1)		45	45	45
Société générale de financement du Québec (2)		1 848	1 848	1 675
Société Innovatech du Grand Montréal (1)		5	5	6
Société Innovatech du Sud du Québec (1)		13	13	14
Société Innovatech Québec et Chaudière - Appalaches (1)		42	42	37
Société Innovatech Régions ressources (1)		24	24	26
Consolidation adjustments (4)		26	26	(6)
Total	687	22 017	22 704	22 109

(1)	Equity value was determined on the basis of audited financial statements as at March 31, 2010.
(2)	Equity value was determined on the basis of audited financial statements as at December 31, 2009 and adjusted according to unaudited interim results as at March 31, 2010.
(3)

Loans and advances to Hydro-Québec bear interest at rates of 0.23% to 0.24% and mature in April 2010, those to IQ FIER inc. do not bear interest and mature between June 2020 and January 2025, those to Loto-Québec bear interest at rates of 0.85% to 4.1% and mature between February 2011 and December 2015 and those to Capital Financière agricole inc. bear interest at rates of 0.45% to 0.46% and mature in April 2010.

2011	333
2012-2014	—
2015	50
2016-2020	75
2021 and thereafter	229
687

(4)	Adjustments to equity value stem from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity.
(5)	The various restatements are presented in the section “Share in restatements made by government enterprises” in this appendix.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Summary of the financial statements of government enterprises

	2010
	Results
	Revenue	Expenditure	Surplus (deficit)		Other comprehensive income items

Capital Financière agricole inc. (1) (3)		1	(1)
Fonds d’indemnisation du courtage immobilier (2)			—
Hydro-Québec (2)	12 334	9 299	3 035		(534)
IQ FIER inc. (1)	(5)	1	(6)
IQ Immigrants Investisseurs inc. (1)	221	208	13		26
Loto-Québec (1)	3 810	2 469	1 341
Société des alcools du Québec (1)	2 592	1 725	867
Société générale de financement du Québec (2)	698	943	(245)		115
Société Innovatech du Grand Montréal (1)		1	(1)
Société Innovatech du Sud du Québec (1)		1	(1)
Société Innovatech Québec et Chaudière-Appalaches (1)	6	1	5
Société Innovatech Régions ressources (1)		2	(2)
	19 656	14 651	5 005		(393)

Restatement (4)
Consolidation adjustments (5)			(127	)(5)	(59	)(6)
			4 878		(452)

(1)   On the basis of audited financial statements as at March 31, 2010.

(2)   On the basis of audited financial statements as at December 31, 2009.

(3)   The percentage of the Government’s investment in this enterprise is 90.10%.

(4)   This restatement by Hydro-Québec is presented in the section “Share in restatements made by government enterprises” in this appendix.

(5)   The adjustment in the enterprises’ surplus stems from taking into account the unaudited interim results as at March 31, 2010 of enterprises whose fiscal year-end differs from that of the Government (decrease of $70 million), contributions by Loto-Québec to entities in the Government’s reporting entity and charged to its shareholders’ equity (decrease of $89 million) and the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity (increase of $32 million).

(6)   The adjustment in the enterprises’ other comprehensive income items stems from the unaudited interim results as at March 31, 2010 of enterprises whose fiscal year-end differs from that of the Government.

2010											2009
Assets			Liabilities					Net equity			Net equity
Financial assets	Non- financial assets	Total	Debts		Other liabilies and debts with the Government		Total	Cumulative total of other comprehensive income items	Other net equity items	Total	Total
											restated (4)
19		19			6		6		13	13	14
3		3			1		1		2	2	2
8 624	60 354	68 978	38 002	(8)	8 581		46 583	709	21 686	22 395	22 062
204		204			230		230		(26)	(26)	(25)
3 174		3 174	2 843	(11)	253		3 096	8	70	78	39
278	858	1 136			1 002		1 002		134	134	134
392	236	628	4		579		583		45	45	45
1 546	759	2 305	104	(9)	357	(9)	461	(107)	1 951	1 844	1 470
14		14	9				9		5	5	6
13		13							13	13	14
42		42							42	42	37
24		24							24	24	26
14 333	62 207	76 540	40 962		11 009	(10)	51 971	610	23 959	24 569	23 824

										(3 758)	(3 758)
										1 206 (7)	1 553 (7)
										22 017	21 619

(7)   The adjustment in the enterprises’ net equity stems from the unaudited interim results as at March 31, 2010 of enterprises whose fiscal year-end differs from that of the Government, which led to an increase of $1 180 million (increase of $1 309 million in 2009), from the elimination of unrealized gains and losses on transactions with entities in the Government’s reporting entity, which led to an increase of $26 million (decrease of $6 million in 2009). In addition, $250 million in share capital was issued in 2009.

(8)   The Government guarantees the corporation’s borrowings contracted in various currencies. The net value of these borrowings stands at $37 289 million ($36 386 million as at March 31, 2009). The Government has granted a financial guarantee for Gentilly-2 of $685 million ($685 million in 2009), for which Hydro-Québec has set up a trust of $60 million ($50 million in 2009).

(9)   As at December 31, 2009, debts in the amount of $82 million ($206 million in 2008) and other liabilities of $8 million ($10 million in 2008) were guaranteed by various types of security on accounts receivable, inventories and other tangible and intangible assets and by hypothecs on the universality of property, whose book value totalled $420 million at that date ($647 million in 2008).

(10) Debts with the Québec government total $537 million. This amount excludes a short-term borrowing of $150 million contracted by Hydro-Québec with the Government after the end of its fiscal year.

(11) The Government guarantees payment of the principal on these debts.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Debt schedule

	Repayment of long-term debts over the coming fiscal years
	2011	2012	2013	2014	2015	2016 and thereafter	Total

Hydro-Québec (1) (3)	586	2 167	1 086	953	2 089	31 121	38 002
IQ Immigrants Investisseurs inc.	506	529	680	547	867		3 129	(2)
Société des alcools du Québec	2	2					4
Société générale de financement du Québec (3)	13	26	12	10	10	72	143	(2)
Société Innovatech du Grand Montréal					9		9
	1 107	2 724	1 778	1 510	2 975	31 193	41 287

(1)   The amounts correspond to amortized cost as determined using the effective interest rate method.

(2)   The schedule for these enterprises is based on the contractual amount of principal payable, whereas these enterprises evaluate their debts (presented on the previous page) at amortized cost in their financial statements using the effective interest rate method.

(3)   The amount for fiscal 2010-2011 was determined on the basis of debt repayments by these enterprises during their fiscal year ending December 31, 2010. The same method was used for subsequent years.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Government’s share in restatements made by government enterprises

Hydro-Québec

On January 1, 2011, the generally accepted accounting principles currently in effect in Canada will be replaced by International Financial Reporting Standards (IFRS). However, enterprises with rate-regulated activities can postpone for one year the date on which they are required to adopt IFRS, i.e. January 1, 2012. To prepare for this compulsory change in 2012, Hydro-Québec modified, on January 1, 2010, its accounting policy for the depreciation of tangible fixed assets in order to adopt the straight-line method of depreciation. Previously, the corporation depreciated such assets using the compound interest method of depreciation at a rate of 3%, which is not a recognized method under IFRS. In Hydro-Québec’s opinion, the straight-line method of depreciation best reflects the rate at which it expects to use the future economic benefits of these assets.

This accounting change was applied retroactively with restatement of prior fiscal years for assets related to unregulated activities. For assets related to regulated activities, the corporation applied the method prospectively in accordance with Accounting Standards Codification 980, “Regulated Operations”, of the U.S. Financial Accounting Standards Board, which is the reference accounting standard for evaluating and measuring the impact of rate regulation.

The retroactive application of this accounting change led to a decrease of $3 885 million in tangible fixed assets and retained earnings as at January 1, 2010 ($3 728 million as at January 1, 2009). For the three-month period ended March 31, 2010, this change increased the amortization expense and decreased tangible fixed assets by $113 million ($30 million as at March 31, 2009).

The Government thus reduced its investment in this enterprise by $3 758 million as at April 1, 2009, with restatement of the results for previous years.

Société générale de financement

For its fiscal year beginning on January 1, 2009, the Société généralement de financement must comply with changes to the standards in Section 3855, “Financial Instruments — Recognition and Measurement”, of the Canadian Institute of Chartered Accountants (CICA) Handbook for the private sector. These changes are aimed at adopting the definition of “loans and receivables” and the provisions pertaining to reclassification and value recovery set forth in International Accounting Standard (IAS) 39 of IFRS, “Financial Instruments: Recognition and Measurement”.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Government’s share in restatements made by government enterprises (cont’d)

The corporation applied these standards changes retroactively as at January 1, 2009, without restatement of the financial statements for previous fiscal years. This led to an increase of $4 million in investments and an equivalent decrease in the deficit at that date.

The Government thus increased its investment in this enterprise by $4 million as at April 1, 2009, without restatement of the results for previous years.

IQ Fier inc.

IQ Fier inc. corrected an error in the calculation of the fair value of its investments and restated its financial statements for the fiscal year ending March 31, 2009. This raised the value of its investments at that date by $5 million and reduced the accumulated deficit by the same amount. As for the results for the fiscal year ending on that date, they were increased by the same amount.

The Government thus increased its investment in this enterprise by $5 million as at April 1, 2009, without restatement of the results for previous years owing to the small amounts involved.

Total impact

These restatements increased (decreased) the following items:

	2010	2009
Revenue
Revenue from government enterprises	(240)	(120)
Annual deficit	240	120
Investment in government enterprises	(3 989)	(3 758)
Accumulated deficit and net debt, beginning of year	3 749	3 638
Accumulated deficit and net debt, end of year	3 989	3 758

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Main contractual obligations of enterprises

Hydro-Québec

Hydro-Québec has provided for capital and intangible investments of about 4.5 billion for the 2010 calendar year ($4.7 billion in 2009).

The corporation has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2009, the corporation was committed under 123 contracts to purchase electricity from other producers, for an installed capacity of roughly 5 430 megawatts. It plans to purchase about 20 terawatthours of energy annually over the terms of these contracts, which extend to 2045. Most of the contracts include renewal clauses.

Taking into account electricity purchase contracts as a whole, the corporation plans to make the following minimum payments over the next five years:

December 31
2010	677
2011	797
2012	1 013
2013	1 252
2014	1 435
Total	5 174

IQ Immigrants Investisseurs inc.

During the normal course of its activities, this enterprise contracted commitments representing $149 million ($154 million in 2009) for non-refundable financial contributions whose cash outflow has not been authorized. This amount does not necessarily represent future cash requirements, as some of these commitments may be cancelled before they give rise to disbursements.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Main contractual obligations of enterprises (cont’d)

IQ FIER inc.

During the normal course of its activities, this enterprise contracted various commitments totalling $102 million ($117 million in 2009). These commitments represent investment agreements authorized by the corporation. This amount does not necessarily represent future cash requirements, as some of the commitments will expire or may be cancelled before they give rise to disbursements.

Société générale de financement du Québec

As at December 31, 2009, the corporation was committed to acquiring tangible assets and purchasing services and raw materials aggregating $37 million over the next few years ($66 million in 2008). It was also committed to subscribing for long-term investments worth $51 million at that date, in addition to those recorded as short- and long-term liabilities in its balance sheet.

Various enterprises

Certain government enterprises were committed, as at March 31, 2010, to making minimum undiscounted payments totalling $488 million ($468 million in 2009) under long-term contracts and leases.

Schedule of enterprises’ contractual obligations under long-term contracts and leases

Total
2011	78
2012	69
2013	61
2014	54
2015	47
309
2016-2019	179
488

Some enterprises contracted various other commitments during the normal course of their activities. These commitments, totalling $84 million ($54 million in 2009), represent authorized commitments that had not been disbursed as at March 31, 2010. Some of them might not be paid if the events do not take place.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Main contingencies of enterprises

Hydro-Québec

As at March 31, 2010, the potential maximum amount that Hydro-Québec could have had to pay under letters of credit and guarantees totalled $390 million ($413 million in 2009). Of this amount, $286 million ($334 million in 2009) was related to the purchase of energy. Some guarantees worth a total of $149 million mature between 2010 and 2018, while others in the amount of $241 million have no fixed maturity date.

Hydro-Québec provided the purchasers of its investments with guarantees in respect to contingent tax liabilities and certain other customary representations. These guarantees, for which no liability was recognized, will be in effect until the applicable limitation periods expire, i.e. up to June 30, 2013.

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. Hydro-Québec is unable to estimate the maximum amount it could be required to pay. If such an amount became payable, the corporation would have the option of repaying most of the securities in question. As at December 31, 2009, the amortized cost of the debt concerned was $4 298 million ($4 769 million as at December 31, 2008).

Société générale de financement

During the normal course of its activities, this corporation provided significant guarantees to third parties as follows:

•      Under the terms of its credit agreements, the corporation undertook to indemnify the holders of U.S. indebtedness in the event of changes in the laws with regard to tax withholdings. These indemnification agreements will be in effect until the expiry of the loan agreements and do not contain any limits. Given the nature of these agreements, the corporation cannot determine the maximum payment it may have to make to the holders. The corporation did not recognize an amount on the consolidated balance sheet related to these indemnification agreements.

APPENDIX 10

Investment in government enterprises (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

•      When an investment is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, the corporation may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited by agreement. As a result of the nature of these indemnification agreements, the corporation cannot estimate the maximum potential amount of future payments it could be required to make to the indemnified parties. The corporation did not recognize an amount on the consolidated balance sheet for these potential indemnifications.

Material transactions and balances of enterprises with entities included in the Government’s reporting entity

	2010	2009

Inter-entity transactions
Revenue	518	192
Expenditure	1 267	1 428

Inter-entity balances
Financial assets	3 632	3 683
Non-financial assets — Deferred revenue, net of fixed assets	111	109
Other liabilities and debts with the Government	1 380	1 234
Net equity
Capital stock issued
Société générale de financement du Québec	250	250
Dividends
Hydro-Québec	2 168	2 252
Loto-Québec	1 252	1 375
Société des alcools du Québec	867	806
Contributions to the Gouvernement du Québec for specified purpose accounts	89	80

APPENDIX 11

Long-term investments

AS AT MARCH 31, 2010

(in millions of dollars)

	2010							2009
	Shares and capital investments (4)	Bonds and notes		Loans and advances (4)		Asset-backed term notes (ABTNs) (Note 14)	Total	Total

Municipalities and municipal bodies (1)
Municipalities		13					13	4
Municipal bodies (2)				223			223	234
		13		223			236	238
Individuals, organizations, enterprises and other (1)
Students				804			804	824
Enterprises	208	208		1 995	(2) (3)		2 411	1 635
Universities excluded from the reporting entity				1 930	(5)		1 930	1 780
Non-profit and fiduciary organizations				398			398	174
Other	12	240		942		256	1 450	1 162
	220	448		6 069		256	6 993	5 575
Valuation allowances	(47)			(1 375)		(51)	(1 473)	(1 192)
	173	448		4 694		205	5 520	4 383
Sinking Fund relating to Borrowings by Québec University Establishments		113	(6)				113	146
Stabilization Reserve Fund								296
	173	574		4 917		205	5 869	5 063

(1)   Investments with municipalities and municipal bodies bear interest at rates of up to 10.50%, loans to students bear interest at rates of 2.75% to 11.88%, and investments with enterprises, universities not included in the reporting entity, non-profit and fiduciary organizations and other organizations bear interest at rates of up to 10.20%, except for enterprise loans, which bear interest at rates of up to 13.75%.

(2)   Guarantees received for loans and advances amount to $393 million ($125 million as at March 31, 2009). Loans to municipal bodies are secured by real estate mortgages.

(3)   Loans and advances include, among others, loans with special repayment clauses based on royalties, for a total amount of $323 million ($199 million as at March 31, 2009).

(4)   These investments were reduced by $316 million ($328 million as at March 31, 2009) to reflect the grant portion relating to the concessionary terms.

(5)   Bonds and notes to universities excluded from the Government’s reporting entity funded investments in fixed assets and are repayable mainly through subsequent budgetary appropriations from the Government.

(6)   Under the University Investments Act (R.S.Q., c. I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university institutions in Québec.

APPENDIX 11

Long-term investments (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Maturity of investments

Total

2011	711
2012	853
2013	521
2014	689
2015	574
3 348
2016-2020	1 088
2021-2025	247
2026-2030	34
2031-2035	362
2036 and thereafter	268
5 347
No fixed maturity date	838
6 185
Amount charged to results to reflect the grant portion relating to long-term investments with significant concessionary terms	(316)
5 869

APPENDIX 12

Generations Fund

AS AT MARCH 31, 2010

(in millions of dollars)

The purpose of the Generations Fund, created on January 1, 2007 under the Act to reduce the debt and establish the Generations Fund1, is to reduce the Government’s debt. Under this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue

for the fiscal year ended March 31, 2010

	2010		2009
	Budget	Actual results	Actual results

Revenue
Water-power royalties	647	658	636
Unclaimed property		7	1
Investment income
Revenue (losses) from participation deposits	68	60	(50)
Total revenue	715	725	587

1     R.S.Q., c. R-2.2.0.1

APPENDIX 12

Generations Fund (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Change in fund balance

for the fiscal year ended March 31, 2010

	2010	2009

Opening balance	1 952	1 233
Plus
Payment from the stabilization reserve of the Consolidated Revenue Fund		132
Revenue	725	587
Closing balance	2 677	1 952

Financial position

as at March 31, 2010

	2010	2009

Deposits with the Caisse de dépôt et placement du Québec
Demand deposits	86	219
Investment income receivable	8	5
Participation deposits (1)	2 534	1 679
	2 628	1 903
Accounts receivable	49	49
Fund balance	2 677	1 952

(1)   Participation deposits in a specific fund at the Caisse de dépôt et placement du Québec are expressed in units. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s equity at the end of each month. As at March 31, 2010, the Generations Fund had 2 769 535 participation units whose fair value was $2 462 million (1 741 055 participation units whose fair value was $1 374 million as at March 31, 2009).

APPENDIX 13

Cash (Bank overdraft)

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009

Outstanding cheques	(977)	(855)
Plus
Cash in bank	1 805	298
Cash and notes on hand and outstanding deposits	285	230
	2 090	528
Cash (Bank overdraft)	1 113	(327)

APPENDIX 14

Accounts payable and accrued expenses

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009

Remuneration (1)	5 963	1 884
Income and taxes refundable
Income and property taxes	3 171	3 025
Consumption taxes	1 458	1 309
Suppliers	2 897	1 592
Advances from trust funds	291	325
Clearing accounts for collected taxes	(22)	25
Accrued interest on borrowings	2 694	2 819
Transfers (1)	1 705	3 143
	18 157	14 122

(1)   Including an allowance of $424 million ($377 million as at March 31, 2009) for pay equity divided between “Remuneration” and “Transfers”.

APPENDIX 15

Deferred revenue

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009
		restated (Note 3)
School property tax	369
Registration and drivers licence fees	596	587
Federal government transfers (1)	656	994
Deferred contributions linked to the acquisition of fixed assets	2 245	1 067
Guarantee fees for Hydro-Québec borrowings	137	131
Specified purpose accounts	285	84
Other	640	208
	4 928	3 071

(1)   These amounts are encumbered by externally-sourced allocations and must be used for the following purposes:

	2010					2009
	Opening		New	Recognition	Closing	Closing
	balance		transfers	in revenue	balance	balance

Municipal and local infrastructures	271		461	558	174	271
Société d’habitation du Québec, AccèsLogis and Affordable Housing programs	89		106	15	180	89
Public transit infrastructures	58		1	59	—	58
Maintenance of dams received from the federal government	46		2	1	47	46
Canada eco Trust	228		18	197	49	228
Wait time guarantees	43		5	48	—	43
Human papillomavirus (HPV) vaccine	24		3	27	—	24
Police officer recruitment	73			19	54	73
Community development	122		3	125	—	122
Base funding - Building Canada plan			100	32	68	—
Other	95	(2)	38	49	84	40
	1 049		737	1 130	656	994

(2)   Owing to line-by-line consolidation of the Université du Québec and its branches in the Government’s consolidated financial statements in 2009-2010, the opening balance for deferred federal government transfers increased by $55 million. The comparative data for 2008-2009 have not been restated to take this change into account (see Note 3).

APPENDIX 16

Other liabilities

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009
		restated
		(Note 3)
Allowance for losses on guaranteed financial initiatives	759	733

Environmental liability (Note 12)	1 776	1 614

Allowance to fund the fixed assets of university establishments not included in the Government’s reporting entity (1)	113	146
	2 648	2 493

(1)   A sinking fund relating to borrowings by Québec university establishments of $113 million ($146 million in 2009) has been allocated to pay for this allowance. Information in this regard is given in Appendix 11 — Long-term investments.

APPENDIX 17

Debts

AS AT MARCH 31, 2010

(in millions of dollars)

	2010		2009
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent

IN CANADIAN DOLLARS
Short-term borrowings (1)	6 675	6 675	2 400	2 400
Treasury bills	3 322	3 322	3 317	3 317
Savings products	6 473	6 473	5 895	5 895
Bonds and notes	91 203	91 203	84 610	84 610
Mortgage loans	162	162
Commitments under capital leases	120	120	54	54
Commitments under private-public partnership agreements	664	664	377	377
Obligations arising from emphyteutic leases	126	126
Other financial products	57	57
Currency swap contracts	31 522	31 522	29 947	29 947
	140 324	140 324	126 600	126 600
IN U.S. DOLLARS
Commercial paper	3 093	3 142	1 830	2 306
Bonds and notes	12 766	12 965	13 512	17 027
Currency swap contracts	(15 035)	(15 270)	(13 427)	(16 920)
	824	837	1 915	2 413
IN YEN
Bonds and notes	334 679	3 638	424 583	5 397
Currency swap contracts	(133 900)	(1 455)	(239 700)	(3 047)
	200 779	2 183	184 883	2 350
IN EUROS
Bonds and notes	8 474	11 641	7 205	12 041
Currency swap contracts	(7 643)	(10 499)	(5 028)	(8 402)
	831	1 142	2 177	3 639
IN SWISS FRANCS
Bonds and notes	2 246	2 166	2 044	2 260
Currency swap contracts	(4)	(4)	847	937
	2 242	2 162	2 891	3 197
Amounts carried forward		146 648		138 199

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

	2010		2009
Currency	In millions of monetary units	Total in Canadian equivalent	In millions of monetary units	Total in Canadian equivalent

Amounts brought forward		146 648		138 199
IN POUNDS STERLING
Bonds and notes	199	308	199	359
Currency swap contracts	(200)	(308)	(200)	(360)
	(1)	—	(1)	(1)
IN MEXICAN PESOS
Bonds and notes	1 500	124	1 500	133
Currency swap contracts	(1 500)	(124)	(1 500)	(133)
	—	—	—	—
IN AUSTRALIAN DOLLARS
Bonds and notes	448	417	448	391
Currency swap contracts	(448)	(417)	(448)	(391)
	—	—	—	—
IN NEW ZEALAND DOLLARS
Bonds and notes	299	216	299	214
Currency swap contracts	(299)	(216)	(299)	(214)
	—	—	—	—
IN HONG KONG DOLLARS
Bonds and notes	1 462	191	1 462	238
Currency swap contracts	(1 462)	(191)	(1 462)	(238)
	—	—	—	—
		146 648		138 198
Less
Sinking fund relating to borrowings (2)		5 594		4 974
Debts before deferred foreign exchange gain (loss)		141 054		133 224
Deferred foreign exchange gain (loss)		1 127		(571)
		142 181		132 653

(1)   Short-term borrowings in 2010 include $3 773 million in banker’s acceptances, bank loans and credit lines ($361 million as at March 31, 2009), no notes at par ($8 million as at March 31, 2009), $2 735 million in discounted notes ($1 983 million as at March 31, 2009), $112 million in borrowings contracted with housing bureaus ($48 million as at March 31, 2009) and $55 million in other financial products (no amount as at March 31, 2009).

(2)   Including $4 723 million ($4 168 million as at March 31, 2009) for repaying the debt in Canadian dollars and $871 million ($806 million as at March 31, 2009) for repaying the debt in U.S. dollars.

APPENDIX 17

Debts (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Sinking fund relating to borrowings

Change in fund balance

for the fiscal year ended March 31, 2010

	2010		2009
Opening balance	5 333	(1)	4 641
Plus
Consolidated Revenue Fund payments	161		141
Net revenue	283		297
	5 777		5 079
Less
Sums used to repay debts	(183)		(105)
Closing balance	5 594		4 974

Financial position

as at March 31, 2010

	2010	2009
Investments
Banker’s acceptances	321	22
Treasury bills	37	59
Deposit certificates	13	49
Bonds and notes	5 072	4 848
Commercial paper		6
	5 443	4 984
Other assets
Cash	1	10
Accounts receivable and accrued interest	81	66
Deferred foreign exchange loss (gain)	69	(86)
	151	(10)
Fund balance	5 594	4 974

(1)   Owing to line-by-line consolidation of the health and social services and education networks in the Government’s consolidated financial statements in 2009-2010, the opening sinking fund balance increased by $359 million. The comparative data for 2008-2009 have not been restated to take this change into account (see Note 3).

APPENDIX 18

Fixed assets

AS AT MARCH 31, 2010

(in millions of dollars)

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2010 Total

Cost
Opening balance:
Restated balance (Note 3)	1 162	9 761	343	23 037	3 135	2 678	40 116
Balance from the networks (Note 3)	545	21 643	163	170	8 573	472	31 566
Ajusted opening balance	1 707	31 404	506	23 207	11 708	3 150	71 682
Acquisitions	102	2 038	90	3 000	1 213	494	6 937
Impact of disposal and reductions in value	(8)	(124)	(22)	(117)	(348)	(36)	(655)
Restatements and other adjustments	(15)	182	(2)	(147)	(17)	4	5
Closing balance	1 786	33 500	572	25 943	12 556	3 612	77 969

Accumulated depreciation
Opening balance:
Restated balance (Note 3)		3 937	163	10 719	1 948	1 389	18 156
Balance from the networks (Note 3)		10 011	88	50	5 547	228	15 924
Opening balance	—	13 948	251	10 769	7 495	1 617	34 080
Depreciation expenses		810	22	667	862	302	2 663
Impact of disposal and reductions in value		(92)	(8)	(111)	(330)	(33)	(574)
Restatements and other ajustments		137		(147)	(18)		(28)
Closing balance	—	14 803	265	11 178	8 009	1 886	36 141

Net book value	1 786	18 697	307	14 765	4 547	1 726	41 828	(1) (2)

(1)    The total for fixed assets includes:

•                  fixed assets rented under capital leases for $126 million in 2010, i.e. $27 million for equipment, $96 million for buildings and $3 million for facilities. The depreciation amount related to these fixed assets is $15 million;

•                  fixed assets held under private-public partnership agreements for $692 million, including $642 million for complex networks. No depreciation amount was associated with these fixed assets in 2010;

•                  fixed assets in the form of property under construction, improvements or development totalling $4 114 million, i.e. $1 857 million for buildings, $30 million for facilities, $1 246 million for complex networks, $505 million for equipment and $476 million for the development of data processing systems. No depreciation has been taken on these fixed assets.

(2)    Financing charges of $46 million were capitalized during the year at the cost of the fixed assets. Also during the year, fixed assets totalling $100 million were acquired by donation or for a nominal fee or were financed in whole or in part by contributions from organizations outside the Government’s reporting entity.

APPENDIX 18

Fixed assets (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

	Land	Buildings	Facilities	Complex networks	Equipment	Development of data processing systems	2009 Total
							restated
							(Note 3)
Cost
Already established opening balance	743	9 351	317	21 086	3 016	2 447	36 960
Restatements (Note 3)	275			(535)			(260)
Restated balance	1 018	9 351	317	20 551	3 016	2 447	36 700
Acquisitions	147	463	26	2 639	274	290	3 839
Impact of disposal and reductions in value	(3)	(53)		(153)	(155)	(59)	(423)
Closing balance	1 162	9 761	343	23 037	3 135	2 678	40 116

Accumulated depreciation
Already established opening balance		3 650	149	10 826	1 882	1 260	17 767
Restatements (Note 3)				(579)			(579)
Restated balance	—	3 650	149	10 247	1 882	1 260	17 188
Depreciation expenses		308	14	577	189	218	1 306
Impact of disposal and reductions in value		(21)		(105)	(123)	(89)	(338)
Closing balance	—	3 937	163	10 719	1 948	1 389	18 156

Net book value	1 162	5 824	180	12 318	1 187	1 289	21 960	(1) (2)

(1)    The total for fixed assets includes:

•                  fixed assets rented under capital leases for $54 million in 2009, i.e. $6 million for equipment, $46 million for buildings and $2 million for facilities. The depreciation amount related to these fixed assets is $4 million;

•                  fixed assets held under private-public partnership agreements totalling $382 million, including $379 million for complex networks. No depreciation amount was associated with these fixed assets in 2009;

•                  fixed assets in the form of property under construction, improvements or development totalling $1 771 million, i.e. $204 million for buildings, $12 million for facilities, $948 million for complex networks, $269 million for equipment and $338 million for the development of data processing systems. No depreciation has been taken on these fixed assets.

(2)    Financing charges of $35 million were capitalized during the year at the cost of the fixed assets. Also during the year, fixed assets totalling $2 million were acquired by donation or for a nominal fee or were financed in whole or in part by contributions from organizations outside the Government’s reporting entity.

APPENDIX 19

Breakdown of contractual obligations

AS AT MARCH 31, 2010

(in millions of dollars)

Transfers — Funding for the acquisition of fixed assets (1)

	2010		2009
Repayment of principal - Projects funded by long-term borrowings
Universities not included in the Government’s reporting entity	2 297		2 206
Municipalities and municipal bodies	3 084		2 846
Other beneficiaries	1 566		1 455
	6 947	(2)	6 507	(2)
Repayment of principal - Projects awaiting funding or long-term refinancing (3)
Universities not included in the Government’s reporting entity	199		159
Municipalities and municipal bodies	2 569		1 502
Other beneficiaries	520		276
	3 288		1 937
Repayment of the cost of fixed assets	414		573
	10 649		9 017

(1)    In addition to these amounts, the Government covers, through the payment of transfers to these beneficiaries, debt service related to the funding of these fixed asset acquisitions.

(2)    Organizations that received transfers contracted borrowings with:

	2010	2009
Government agencies
Financement-Québec	1 961	1 775
Other Government entities	13	14
	1 974	1 789
Financial institutions outside the Government	5 086	4 864
Less: Sinking Fund relating to Borrowings by Québec University Establishments	(113)	(146)
	6 947	6 507

(3)    These contractual obligations represent the value of authorized amounts, part of which is already covered by funding for the acquisition of fixed assets.

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Summary schedule of transfers for repayment of the principal on borrowings for the acquisition of fixed assets (1)

Maturity	Universities not included in the Government’s reporting entity	Municipalities and municipal bodies	Other beneficiaries	Total

2011	238	385	183	806
2012	499	362	172	1 033
2013	332	371	163	866
2014	452	385	159	996
2015	281	331	155	767
	1 802	1 834	832	4 468
2016-2020	395	949	452	1 796
2021-2025	37	178	213	428
2026-2030	32	93	41	166
2031-2035	31	27	21	79
2036 and thereafter		3	7	10

	2 297	3 084	1 566	6 947

(1)    This schedule was drawn up according to the dates shown on bonds or notes at the balance sheet date. Any refinancing after that date will affect the above schedule.

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Transfers — Agreements

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve more autonomy and take charge of their development. The agreement also allows the Cree to play a greater role in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

The February 2002 agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie James under certain provisions of the JBNQA pertaining to the Cree’s economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2010 amounted to $77 million ($74 million in 2009). Considering the indexation calculated for 2011, the minimum annual payments provided for in the coming years amount to $82 million. As at March 31, 2010, the minimum balance payable was $3 447 million ($3 315 million in 2009).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice for the Cree and correctional services. The minimum annual payments provided for in the coming years amount to $15 million, subject to indexation, until 2027. As at March 31, 2010, the minimum balance payable was $250 million ($253 million in 2009).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the payment of transfers from various Québec government departments. It also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $46 million, subject to indexation, until 2028. As at March 31, 2010, the minimum balance payable was $828 million ($846 million in 2009).

APPENDIX 19

Breakdown of contractual obligations (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Transfers — Agreements (cont’d)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people of Nunavik by funding economic and community projects and providing local communities with better economic and community development prospects. It was amended on August 1, 2006 by Order-in-Council 696-2006.

The minimum annual payments provided for in the coming years amount to $29 million, subject to indexation, until 2027. As at March 31, 2010, the minimum balance payable was $489 million ($520 million in 2009).

Other agreements

Other agreements include notably agreements on new fiscal and financial partnerships with the municipalities for $1 141 million ($1 418 million as at March 31, 2009), the national policy on rural areas for $172 million ($215 million as at March 31, 2009), the subsidy agreement reached with the Ville de Montréal for $137 million ($145 million as at March 31, 2009), the agreement concerning block funding for northern villages in the Kativik region for $230 million ($237 million as at March 31, 2009) and $177 million for the Government assistance program to improve public transit services ($228 million as at March 31, 2009). They also include the agreement on the payment of $581 million in interest on a loan contracted by a company in the aluminium sector ($581 million as at March, 31, 2009), the agreement on the promotion and development of Montréal for $206 million ($252 million as at March 31, 2009), the agreement on manpower training for $273 million ($197 million as at March 31, 2009), the agreement on the promotion of a healthy lifestyle for $140 million ($160 million as at March 31, 2009), the agreement on support for local development centres for $143 million ($206 million as at March 31, 2009), the agreement on the development of young children for $143 million, the agreement on support for informal caregivers for $143 million and the agreement on other financial assistance for $1 133 million ($1 033 million as at March 31, 2009).

APPENDIX 20

Contingencies

AS AT MARCH 31, 2010

(in millions of dollars)

Guaranteed financial initiatives

	2010	2009

Government agencies
Loan guarantees granted by Investissement Québec (1)	2 385	2 634
Guarantees granted by the Société d’habitation du Québec (1)	1 267	1 174
Other guarantees	38	15
	3 690	3 823
Individuals and corporations
Farm and forest producer loan guarantees (1)	4 341	4 299
Student loan guarantees (1)	3 200	3 228
Other guarantees and loans	109	89
	7 650	7 616
Total guaranteed financial initiatives	11 340	11 439
Allowance for losses on guaranteed financial initiatives - other liabilities	(759)	(733)
	10 581	10 706

(1)    See additional information on following pages.

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Loan guarantees granted by Investissement Québec (1)

	2010	2009
	Contingent	Contingent
	liabilities	liabilities

Loan guarantees in effect (2) (3)	2 385	2 634
Allowance for losses on guaranteed financial initiatives	(333)	(337)
	2 052	2 297

(1)    The Government guarantees payment of the principal and interest on loans contracted by enterprises under the Act respecting Investissement Québec and La Financière du Québec, (R.S.Q., c. I-16.1).

(2)    This amount excludes $1 043 million in authorized loan guarantees not in effect ($632 million as at March 31, 2009).

(3)    The total value of securities received as loan guarantees is $1 582 million ($2 210 million as at March 31, 2009).

Guarantees granted by the Société d’habitation du Québec (1)

	2010	2009
	Contingent liabilities	Contingent liabilities
Loan guarantees
Achat-rénovation, AccèsLogis Québec and Affordable Housing Québec programs - social and community component (2)	959	850

Other guarantees
Assistance Program for Community Housing Organizations, and NPO - Private and Remote Housing programs (3)	308	324
	1 267	1 174

Allowance for losses on guaranteed financial initiatives	(27)	(16)

	1 240	1 158

(1)    The Société d’habitation du Québec (SHQ) grants guarantees under the Act respecting the Société d’habitation du Québec, (R.S.Q., c. S-8).

(2)    Loans from financial institutions guaranteed by the SHQ and granted to non-profit organizations or cooperatives for periods of 25 or 35 years following the approval of an extension by the SHQ. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

(3)    Loans guaranteed by the Canada Mortgage and Housing Corporation (CMHC) for which the SHQ has concluded agreements under which it is committed to buying property taken over by the CMHC when a borrower defaults on a loan, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. Guarantees granted for the above-mentioned programs cover 25-year periods, except if they are related to loans granted in urban regions for NPO-Private housing programs, in which case they cover periods of 35 years. The principal and interest associated with such loans are covered by the organizations concerned. The loans finance the cost of buildings.

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Farm and forest producer loan guarantees (1)

	2010	2009
	Contingent liabilities	Contingent liabilities

Act respecting La Financière agricole du Québec (R.S.Q., c. L-0.1) (2)	4 226	4 180
Various statutes	115	119
	4 341	4 299

Allowance for losses on guaranteed financial initiatives	(97)	(76)

	4 244	4 223

(1)    Correspond to the balances of principal and interest on loans for which the Fonds d’assurance-prêts agricoles et forestiers reimburses losses and related charges.

(2)    This amount excludes $36 million in authorized loan guarantees for which the loans were not disbursed ($40 milion as at March 31, 2009).

APPENDIX 20

Contingencies (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Student loan guarantees (1)

	2010	2009
	Contingent liabilities	Contingent liabilities

Loans for which the Government repays interest as long as the borrower is a student	1 381	1 352
Loans for which borrowers are responsible for repaying principal and interest	1 816	1 872
Loans for the purchase of a personal computer, for which borrowers are responsible for repaying interest	3	4
	3 200	3 228

Allowance for losses on guaranteed financial initiatives	(285)	(292)
	2 915	2 936

(1)    The Government guarantees the reimbursement of losses of principal and interest to lending institutions under the Act respecting financial assistance for students (R.S.Q., c. A-13.3).

APPENDIX 21

Stabilization reserve

AS AT MARCH 31, 2010

(in millions of dollars)

	2010	2009

Opening balance	433	2 301
Allocation of the balance of the surplus recognized for 2006-2007		109
Deposit in the Generations Fund		(132)
Use of the reserve to maintain a balanced budget	(433)	(1 845)

Closing balance	—	433

Under the Act to amend the Balanced Budget Act and various legislative provisions concerning the implementation of the accounting reform, 2009, c. 38, adopted in September 2009, the Government created a stabilization reserve to facilitate its multi-year planning and, subsidiarily, to make it possible to pay sums into the Generations Fund. The provisions in the Act pertaining to this reserve have been in effect since April 1, 2006.

This Act repealed the Act to establish a budgetary surplus reserve fund1. Accordingly, the transactions of the budgetary reserve carried out between April 1, 2006 and the adoption of the Act have become those of the stabilization reserve. In addition, the $109-million surplus balance recognized for fiscal 2006-2007 that had not been allocated to the budgetary reserve was allocated to the stabilization reserve pursuant to the Act.

The stabilization reserve is earmarked for maintaining a balanced budget; its balance is reduced by the amount needed to attain this objective. In addition, the Government may, on the conditions it determines, use the stabilization reserve to pay sums into the Generations Fund. The balance of the reserve is reduced by the amount paid into the fund.

The sums credited annually to the stabilization reserve correspond to the amount of the surplus recognized for each fiscal year, i.e. a budget balance above zero, established in accordance with the provisions of the Balanced Budget Act.

1  R.S.Q., c. R-25.1

APPENDIX 22

Segment disclosures

AS AT MARCH 31, 2010

(in millions of dollars)

Consolidated statements of operations by reporting sector

The consolidated financial statements take into account the Government’s management of its resources, obligations and financial activities as a whole. Grouping these elements provides a global financial portrait of the Government. The statements include financial information from a multitude of departments, agencies, funds and enterprises. All of these entities are grouped into seven main sectors, according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors. The following tables present the operations and summary financial position of each of the sectors identified.

Since it was possible to associate all revenue, expenditure, asset and liability items with specific sectors, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Consolidated statement of operations and accumulated deficits by reporting sector

	2010
	Consolidated Revenue Fund (1)	Government enterprises (2)	Agencies and special funds (3)	Organizations in the health and social services network (4)	Organizations in the education networks (4)	Specified purpose accounts (5)	Generations Fund (6)	Elimination of inter-entity transactions (7)	Consolidated results and accumulated deficits
REVENUE
Income and property taxes	27 026		817		1 475			(1 014)	28 304
Consumption taxes	13 527		116					(177)	13 466
Duties and permits	1 098		770		11			(1)	1 878
Miscellaneous revenue	1 465		4 978	2 329	1 506	295		(3 308)	7 265
Other revenue sources		4 878					725		5 603
Dividends paid by enterprises	4 287	(4 287)							—
Total own-source revenue	47 403	591	6 681	2 329	2 992	295	725	(4 500)	56 516
Transfers from the Government of Québec			13 619	17 396	10 660			(41 675)	—
Federal government transfers	15 161		863	115	114	857			17 110
Total revenue	62 564	591	21 163	19 840	13 766	1 152	725	(46 175)	73 626
EXPENDITURE
Health and Social Services	27 467		9 234	19 623		110		(26 768)	29 666
Education and Culture	15 472		529		13 141	87		(11 504)	17 725
Economy and Environment	7 731		5 913			319		(5 016)	8 947
Support for Individuals and Families	5 721		533			13		(494)	5 773
Administration and Justice	5 188		2 575			623		(1 775)	6 611
Total program spending	61 579	—	18 784	19 623	13 141	1 152	—	(45 557)	68 722
Debt service	6 117		1 662	288	395			(618)	7 844
Total expenditure	67 696	—	20 446	19 911	13 536	1 152	—	(46 175)	76 566

Annual surplus (deficit) before extraordinary revenue and expenditure related to the accounting reform	(5 132)	591	717	(71)	230	—	725	—	(2 940)
Extraordinary revenue and expenditure related to the accounting reform (8)	(8 376)			4 130	4 246				—
Annual surplus (deficit) after extraordinary revenue and expenditure related to the accounting reform	(13 508)	591	717	4 059	4 476	—	725	—	(2 940)
Accounting changes:
Line-by-line consolidation of networks organizations (Note 3)	157			(511)	(880)				(1 234)
Restatements made by government enterprises (Appendix 10)		(3 749)							(3 749)
Other (Note 3)	(1 230)		14						(1 216)
Share in other comprehensive incomes items of government enterprises (Appendix 10)		(452)							(452)
ACCUMULATED SURPLUS (DEFICIT), BEGINNING OF YEAR	(112 276)	18 082	443	(3 329)	(2 576)		1 952	(322)	(98 026)
ACCUMULATED SURPLUS (DEFICIT), END OF YEAR	(126 857)	14 472	1 174	219	1 020	—	2 677	(322)	(107 617)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Consolidated statement of operations and accumulated deficits by reporting sector (cont’d)

	2010
	Consolidated Revenue Fund (1)	Government enterprises (2)	Agencies and special funds (3)	Organizations in the health and social services network (4)	Organizations in the education networks (4)	Specified purpose accounts (5)	Generations Fund (6)	Elimination of inter-entity transactions (7)	Consolidated results
EXPENDITURE BY SUPERCATEGORY
Transfer	52 036		6 216		80	950		(39 387)	19 895
Allocation to a special fund	2 958							(2 958)	—
Remuneration	3 077		8 182	12 549	9 787	106		(1 217)	32 484
Operating	2 252		4 092	7 046	3 276	96		(1 792)	14 970
Doubtful accounts and other allowances	1 256		294	28	(2)			(203)	1 373

Total program spending	61 579	—	18 784	19 623	13 141	1 152	—	(45 557)	68 722

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Consolidated statement of operations by reporting sector

	2009
	Consolidated Revenue Fund (1)	Government enterprises (2)	Agencies and special funds (3)	Organizations in the health and social services network (4)		Organizations in the education networks (4)		Specified purpose accounts (5)	Generations Fund (6)	Elimination of inter-entity transactions (7)	Consolidated results
											restated (Note 3 and Appendix 10)
REVENUE
Income and property taxes	27 756		778							(158)	28 376
Consumption taxes	13 403		192								13 595
Duties and permits	982		732								1 714
Miscellaneous revenue	1 739		3 686					257		(1 531)	4 151
Other revenue sources		4 893							587		5 480
Dividends paid by enterprises	4 433	(4 433)									—
Total own-source revenue	48 313	460	5 388	—		—		257	587	(1 689)	53 316

Québec government transfers			12 637							(12 637)	—
Federal government transfers	14 023		349					709			15 081
Total revenue	62 336	460	18 374	—		—		966	587	(14 326)	68 397
EXPENDITURE
Health and Social Services	25 621		8 014	252	(9)			87		(7 256)	26 718
Education and Culture	15 120		154			(283	)(10)	119		(424)	14 686
Economy and Environment	7 299		5 479					355		(4 710)	8 423
Support for Individuals and Families	5 490		501					10		(463)	5 538
Administration and Justice	5 020		2 184					395		(1 447)	6 152
Total program spending	58 550	—	16 332	252		(283)		966	—	(14 300)	61 517
Debt service	6 504		1 653							(26)	8 131
Total expenditure	65 054	—	17 985	252		(283)		966	—	(14 326)	69 648
ANNUAL SURPLUS (DEFICIT)	(2 718)	460	389	(252)		283		—	587	—	(1 251)

	2009
	Consolidated Revenue Fund (1)	Government enterprises (2)	Agencies and special funds (3)	Organizations in the health and social services network (4)		Organizations in the education networks (4)		Specified purpose accounts (4)	Generations Fund (6)	Elimination of inter-entity transactions (7)	Consolidated results
											restated (Note 3 and Appendix 10)
EXPENDITURE BY SUPERCATEGORY
Transfer	49 235		4 984					783		(9 822)	45 180
Allocation to a special fund	2 948									(2 948)	—
Remuneration	3 056		7 548					110		(163)	10 551
Operating	2 157		3 371					73		(981)	4 620
Doubtful accounts and other allowances	1 154		429							(386)	1 197
Annual surplus (deficit) of the health and social services and education networks				252	(9)	(283	)(10)				(31)

Total program spending	58 550	—	16 332	252		(283)		966	—	(14 300)	61 517

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

Consolidated summary statement of financial position by reporting sector

	2010
	Consolidated Revenue Fund (1)	Government enterprises (2)	Agencies and special funds (3)	Organizations in the health and social services network (4)		Organizations in the education networks (4)		Specified purpose accounts (5)	Generations Fund (6)	Elimination of inter-entity balances (7)	Consolidated financial position
FINANCIAL ASSETS
Short-term investments	4 257		889	79		238				(1 534)	3 929
Accounts receivable	9 771		4 879	5 523		5 645				(13 257)	12 561
Investment in government enterprises	7 545	14 472	687								22 704
Long-term investments
Entities not included in the Government’s reporting entity	632		5 021	83		133			2 677		8 546
Entities in the Government’s reporting entity	22 729		16 960							(39 689)	—
Cash, inventories intended for sale and deferred expenses related to debts	(37)		384	665		460				23	1 495
TOTAL FINANCIAL ASSETS	44 897	14 472	28 820	6 350		6 476		—	2 677	(54 457)	49 235
LIABILITIES
Accounts payable and accrued expenses	21 268		4 198	3 526		2 020				(12 855)	18 157
Pension plans and other employee future benefits	29 752		187			(18)					29 921
Debts
Due to entities not included in the Government’s reporting entity	120 888		20 793	1 376	(11)	3 591	(11)				146 648
Due to entities in the Government’s reporting entity	(14)		24 062	8 662		8 010				(40 720)	—
Sinking fund and Deferred foreign exchange gain (loss)	(4 111)		(103)	(37)		(216)					(4 467)
Deferred revenue, federal government transfers to be repaid and other liabilities	5 941		1 743	905		1 053				(566)	9 076
TOTAL LIABILITIES	173 724	—	50 880	14 432		14 440		—	—	(54 141)	199 335
NET DEBT	(128 827)	14 472	(22 060)	(8 082)		(7 964)		—	2 677	(316)	(150 100)
NON-FINANCIAL ASSETS
Fixed assets	1 893		23 076	7 984	(12)	8 875	(12)				41 828
Other non-financial assets	77		158	317		109				(6)	655
TOTAL NON-FINANCIAL ASSETS	1 970	—	23 234	8 301		8 984		—	—	(6)	42 483
ACCUMULATED SURPLUS (DEFICIT)	(126 857)	14 472	1 174	219		1 020		—	2 677	(322)	(107 617)

APPENDIX 22

Segment disclosures (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

(1)

The Consolidated Revenue Fund includes money collected or received from various sources over which Parliament has the power of appropriation, as well as the expenditures of the National Assembly, the persons designated by it, and departments and agencies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. This sector also includes the activities of the Health Services Fund.

(2)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods and the delivery of their services target individuals or organizations not included in the Government’s reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the Consolidated Revenue Fund.

(3)

Agencies and special funds depend in whole or in part on departments for their funding. However, the agencies in this sector have more autonomy than those funded by budgetary appropriations. Although these agencies also answer to a minister, the legislation grants their management more extensive funding and operating powers. Special funds, for their part, are financial management tools that make it possible, in some situations, to administer allocated resources using a management method that is different from that applied in departments. Some funds obtain financing in whole or in part through the sale of goods or services. The results of this sector do not include the activities of the Health Services Fund.

(4)

The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks include the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its branches.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government’s ability to dispose of their assets is subject to major restrictions. This year, the accounts of these organizations have been consolidated line by line in the financial statements for the very first time. Since these organizations were accounted for using the modified equity method for the fiscal year ended March 31, 2009, only their net surpluses (deficits) for that fiscal year have been presented.

(5)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinc way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(6)

The Generations Fund, created on January 1, 2007, under the Act to reduce the debt and establish the Generations Fund, differs from other funds in that it is dedicated exclusively to repaying the Government’s debt.

(7)

The consolidation adjustments are based on the elimination of, when the consolidated financial statements are prepared, transactions and balances between entities in the different sectors. Indeed, the revenues, expenses, assets and liabilities of each sector are presented prior to the elimination of these elements. However, when inter-entity transactions and balances concern entities within the same sector, the eliminating entries are made before the segment amounts are determined.

(8)

Including $8 295 million pursuant to orders-in-council 257-2010 and 258-2010 adopted by the Government on March 24, 2010 to cover the expenditures of organizations in the health and social services and education networks that were recorded as net debt as at April 1, 2008 following the accounting reform. Note that the extraordinary expenditures of the Consolidated Revenue Fund are fully offset by the extraordinary revenues generated by these expenditures in organizations in the health and social services and education networks. Consequently, there is no impact on the Government’s consolidated results and financial position.

(9)	This information has been derived from audited financial statements as at March 31, 2009.
(10)

This information has been derived from unaudited interim financial statements as at March 31, 2009 for the school boards, audited financial statements as at June 30, 2008 for the colleges and audited financial statements as at May 31, 2008 for the Université du Québec and its branches. The financial statements of the colleges and the Université du Québec and its branches have been adjusted to eliminate certain material differences between the accounting policies of these organizations and those of the Government.

(11)	Some of these borrowings have financed investments in fixed assets and are repayable through subsequent budgetary appropriations from the Government.
(12)

Fixed assets by organizations in the health and social services network and the education networks were reduced by $237 million and $346 million respectively in order to eliminate the Quebec sales tax (QST), which had been capitalized to such assets by these organizations.

APPENDIX 23

Summary of fiduciary transactions conducted
by a Government department and Government agencies and funds

AS AT MARCH 31, 2010

(in millions of dollars)

	2010				2009
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity

Caisse de dépôt et placement du Québec (1)	39 048	170 636	11 500	131 588	120 088
Cautionnements individuels des agents de voyages	4	4
Comité Entraide - public and parapublic sectors (1) (2)	9	9
Commission administrative des régimes de retraite et d’assurances (1)
RREGOP	70	37 697	3 414	37 627	34 213
PPMP	8	6 587	471	6 579	6 108
Other plans	138	693	99	555	456
Commission de la construction du Québec (1)
General Fund	84	148	2	64	62
Supplemental pension plan
- general account	29	3 022	35	2 993	2 958
Supplemental pension plan
- pensioners’ account	2	4 532	162	4 530	4 368
Other	878	4 318	578	3 440	2 862
Conseil de gestion de l’assurance parentale (1)	18	18
Curateur public (1) (2)	34	335	30	301	271
Fonds central de soutien à la réinsertion sociale (1)		2		2	2
Guarantee Insurance Fund administered by the Régie des marchés agricoles et alimentaires du Québec		6		6	6
Fonds d’assurance parentale (1)	654	190	(180)	(464)	(284)
Fonds d’assurance-récolte	33	70	(38)	37	75
Fonds d’assurance-stabilisation des revenus agricoles	849	89	105	(760)	(865)
Support Payments Fund	236	236
Fonds d’indemnisation des clients des agents de voyages		52	14	52	38
Fonds d’indemnisation des services financiers	24	4	8	(20)	(28)
Amounts carried forward	42 118	228 648	16 200	186 530	170 330

APPENDIX 23

Summary of fiduciary transactions conducted
by a Government department and Government agencies and funds (cont’d)

AS AT MARCH 31, 2010

(in millions of dollars)

	2010				2009
	Liabilities	Assets	Increase (decrease) in accrued equity	Net equity	Net equity

Amounts brought forward	42 118	228 648	16 200	186 530	170 330
Trust funds (2)	111	111
Trust funds - Goods and Services Tax	186	186
Fonds de développement et de reconnaissance des compétences de la main-d’œuvre	7	86	(17)	79	96
Hydro-Québec - pension plan (1)	20	12 410	1 915	12 390	10 475
Régie des rentes du Québec
Fonds du régime de rentes du Québec	275	30 573	4 356	30 298	25 942
Other	9	20	2	11	9
Ministère du Revenu
Property under administration (1) (2)	65	132	23	67	44
	42 791	272 166	22 479	229 375	206 896
Funds entrusted to the Caisse de dépôt et placement du Québec		(85 025)	(9 015)	(85 025)	(76 010)
	42 791	187 141	13 464	144 350	130 886

(1)	Financial statements as at December 31, 2009.
(2)	According to unaudited financial statements.